Registration Statement No. 333-

Filed March 4, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRINCETON BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	6022	Applied For
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

183 Bayard Lane

Princeton, New Jersey 08540

(609) 921-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward J. Dietzler

President and Chief Executive Officer

Princeton Bancorp, Inc.

183 Bayard Lane

Princeton, New Jersey 08540

(609) 921-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Edward C. Hogan, Esq.

Stephanie Hager, Esq.

Stevens & Lee, P.C.

100 Lenox Drive

Suite 200

Lawrenceville, New Jersey 08648

(609) 243-6434

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the transaction described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, no par value	6,700,000	N/A	197,784,000	$18,334.58

(1)

Based on the approximate number of shares to be issued in the reorganization and holding company formation in exchange for the same number of outstanding shares of common stock of The Bank of Princeton (the “Bank”), plus shares issuable (i) pursuant to outstanding options to acquire such stock, (ii) pursuant to the Bank’s Director Fee Plan, (iii) pursuant to the Bank’s Dividend Reinvestment Plan, and (iv) to the Bank’s Employee Stock Ownership Plan Trust.

(2)

Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rule 457(f), on the basis of the average of the high and low prices reported on the Nasdaq Global Market of $29.52 per share as March 2. 2022.

PRINCETON BANCORP, INC.

Prospectus for 6,700,000 Shares of Common Stock

THE BANK OF PRINCETON

Proxy Statement

183 Bayard Lane

Princeton, New Jersey 08540

(609) 921-1700

Dear Fellow Stockholders:

Enclosed is a formal notice of the 2022 Annual Meeting of Stockholders of The Bank of Princeton (which we refer to as the “Bank”). The annual meeting will be held virtually over the Internet on Friday, April 29, 2022 at 10:00 a.m. (Eastern Time). The annual meeting can be accessed by visiting meetnow.global/MUYU7F6 where you will be able to listen to the meeting live, submit questions and vote online. Stockholders of record will need a control number to access the meeting. The control number can be found on the enclosed proxy card. You will not be able to attend the annual meeting in person.

In connection with the annual meeting, the Board of Directors of the Bank is submitting for your approval an Agreement and Plan of Reorganization and Merger (which we refer to as the “Plan”), pursuant to which the Bank will, subject to necessary approvals, become a wholly owned subsidiary of a newly formed corporation known as “Princeton Bancorp, Inc.” (which we refer to as “Holding Company”). The transactions contemplated by the Plan are referred to herein as the “Reorganization.” The Plan was unanimously approved by the Board of Directors and, pursuant to laws of the State of New Jersey, is required to be adopted by stockholders of the Bank entitled to cast at least two-thirds of the votes which all stockholders of the Bank are entitled to cast on such proposal. In addition, the Reorganization cannot be consummated until certain regulatory approvals have been received and become final. The Board of Directors anticipates that, if such shareholder and regulatory approvals are received and all other conditions to the consummation of the Reorganization are satisfied, the Reorganization will be completed in the third quarter of 2022.

It is also necessary at the annual meeting to (i) elect eight directors to the Bank’s board of directors, each to serve until the 2023 annual meeting of the stockholders, and until a majority of the directors elected at such meeting shall have qualified, (ii) conduct an advisory vote to approve our named executive officer compensation, (iii) ratify the appointment by the Board of Directors of Wolf & Company, P.C. as the Bank’s independent auditors for the fiscal year ending December 31, 2022, and (iv) approve a proposal to allow us to adjourn or postpone the Meeting, if necessary.

In addition to the Notice of Annual Meeting, you will find enclosed with this letter (i) a detailed Prospectus/Proxy Statement for the annual meeting describing, among other things, the terms of the Reorganization and related considerations, (ii) the Bank’s annual report for the year ended December 31, 2021 containing its audited financial statements, and (iii) a form of Proxy. Please read all of the enclosed materials carefully.

The board of directors of the Bank has unanimously determined that the Reorganization is in the best interests of shareholders and recommends that shareholders vote “FOR” the proposal to approve and adopt the Plan. The board also urges you to vote in favor of each of the board’s director nominees, and “FOR” the three other proposals.

It is important that your shares are represented at the annual meeting, whether or not you plan to virtually attend the annual meeting. Abstentions and failures to vote, including by failing to instruct your broker how to vote shares you hold in “street name,” will have the same effect as votes against the Plan and the Reorganization. Your vote is important regardless of the number of shares you own. Please complete and return your proxy card in the enclosed envelope, or follow the instructions on your proxy card to vote your shares by telephone or over the internet. You may attend the annual meeting virtually and vote your shares if you wish, even though you have previously submitted your proxy. If you are the beneficial owner of shares held in “street name” through a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf.

Sincerely,

Richard J. Gillespie

Chairman of the Board of Directors

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any prospectus or other solicitation materials.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of Holding Company common stock offered are not savings or deposit accounts or other obligations of the Holding Company or the Bank, and they are not insured by any federal or state governmental agency.

Investing in Holding Company common stock involves risks that are described in “Risk Factors” beginning on page 13.

This proxy statement/prospectus is dated [•], 2022 and is first being mailed to stockholders of the Bank on or about [•], 2022.

THE BANK OF PRINCETON

183 Bayard Lane

Princeton, New Jersey 08540

Notice of Annual Meeting of Shareholders

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (which we refer to as the “Meeting”) of The Bank of Princeton (which we refer to as the “Bank”) will be held virtually over the Internet at 10:00 a.m., local time, on April 29, 2022. The annual meeting can be accessed by visiting meetnow.global/MUYU7F6, where you will be able to listen to the meeting live, submit questions and vote online. Stockholders of record will need a control number to access the meeting. The control number can be found on your proxy card enclosed with this Notice. There is no physical location for the annual meeting.

The annual meeting is being held for the following purposes:

1.	To elect eight directors of the Bank, each to serve until the 2023 annual meeting of stockholders, and until a majority of the directors elected at such meeting shall have qualified;

2.

To vote upon a proposal to approve the formation of a bank holding company by approving and adopting an Agreement and Plan of Reorganization and Merger (which we refer to as the “Plan”) pursuant to which (a) the Bank will, subject to necessary approvals, become a wholly owned subsidiary of a newly formed corporation known as “Princeton Bancorp, Inc.” (which we refer to as the “Holding Company”), and (b) each outstanding share of common stock of the Bank will be exchanged, by operation of law, for one share of common stock of the Holding Company (collectively, we refer to this transaction as the “Reorganization”);

3.	To conduct an advisory vote to approve our named executive officer compensation;

4.	To ratify the appointment, by the audit committee of the board of directors, of Wolf & Company, P.C. as the Bank’s independent auditors for the fiscal year ending December 31, 2022;;

5.	To vote upon a proposal to adjourn or postpone the Meeting, if more time is needed, to allow the Bank to solicit additional votes in favor of the Plan; and

6.	To transact such other business as may properly come before the Meeting.

Stockholders of record of the Bank common stock at the close of business on March 11, 2022 are entitled to vote at the Meeting and any adjournment or postponement of the Meeting. If you are the beneficial owner of shares held in “street name” through a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf.

Your vote is important regardless of the number of shares you own. The Bank cannot complete the Reorganization unless the Plan is approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Bank common stock at the Meeting. If a Bank shareholder does not vote by proxy or by virtually attending the Meeting and voting, it will have the same effect as voting against the Plan.

Whether or not you plan to attend the Meeting virtually, the Bank’s board of directors urges you to submit your proxy as soon as possible, either by following the internet or telephone voting instructions included in the attached materials or by completing, signing, dating, and returning the enclosed proxy in the enclosed postage-paid envelope. Submitting your proxy will not prevent you from voting online at the Meeting, but it will assure that your vote is counted if you are unable to virtually attend.

A copy of the Bank’s annual report for the fiscal year ended December 31, 2021 accompanies this notice and proxy statement.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 29, 2022: Our proxy statement and annual report are available at www.investorvote.com/BPRN.

If you would like to receive any of the Bank’s filings with the Federal Deposit Insurance Corporation under the Securities Exchange Act of 1934 or press releases, please contact Daniel O’Donnell, Executive Vice President, General Counsel and Chief Operating Officer, The Bank of Princeton, 183 Bayard Lane, Princeton, New Jersey 08540; telephone: (609) 454-0129; email: dodonnell@thebankofprinceton.com.

By Order of the Board of Directors,

/s/ Robert N. Ridolfi

Robert N. Ridolfi
Secretary

Princeton, New Jersey

[•], 2022

i

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION AND THE ANNUAL STOCKHOLDERS MEETING

Q-1:	WHY AM I RECEIVING THIS DOCUMENT?

A:

You are receiving this proxy statement/prospectus because you are a stockholder of Bank as of March 11, 2022, the record date for Bank’s annual meeting of shareholders. This document and the accompanying materials are being sent to you in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2022 annual meeting, which will take place on Friday, April 29, 2022, at 10:00 a.m., Eastern Time. You are entitled and urged to vote your shares on the proposals described in this proxy statement/prospectus, and are invited to attend the annual meeting, which will be held online and not in person.

Q-2:	WHAT IS THE PURPOSE OF THIS DOCUMENT?

A:

This document serves as both a proxy statement of the Bank and a prospectus of the Holding Company. This document serves as a proxy statement because the Bank’s board of directors is soliciting your proxy for use at the Bank’s annual meeting of shareholders to be held on April 29, 2022. This document also serves as a prospectus for the shares of Holding Company common stock to be issued in exchange for shares of Bank common stock in the Reorganization.

Q-3:	WHAT ITEMS OF BUSINESS WILL THE BANK ASK STOCKHOLDERS TO CONSIDER AT THE ANNUAL MEETING?

A:

At the Bank’s annual meeting, shareholders are asked to vote on: (i) the election of directors, (ii) a proposal to approve the formation of a bank holding company by approving and adopting the Plan, (iii) a proposal to approve, on an advisory basis, our named executive officer compensation; (iv) a proposal to ratify the appointment, by the audit committee of the Board of Directors, of Wolf & Company, P.C. as the Bank’s independent auditors for the fiscal year ending December 31, 2022, and (v) the proposal to adjourn or postpone the annual meeting, if necessary, to solicit additional proxies if the Bank has not received sufficient votes to approve and adopt the Plan at the time of the annual meeting.

Q-4:	WHY IS MY VOTE IMPORTANT?

A:

The Plan must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Bank common stock entitled to vote at the annual meeting. Therefore, the failure of a Bank shareholder to vote, by proxy or virtually at the annual meeting, will have the same effect as a vote against the Plan. In addition, if you do not return your proxy card or vote your shares by telephone or over the internet at or before the annual meeting, it will be more difficult for the Bank to obtain approval of the Reorganization.

Q-5:	HOW DOES THE BANK BOARD OF DIRECTORS RECOMMEND I VOTE?

A:

The Bank’s board of directors has approved the Plan and the Reorganization, and believes that the Reorganization is in the best interests of Bank and its stockholders. Accordingly, the Bank’s board of directors unanimously recommends that you vote “FOR” the proposal to approve and adopt the Plan, and “FOR” the election, as directors, of the Board of Directors’ nominees for directors of the Bank, “FOR” the proposal to approve our named executive officer compensation, “FOR” the ratification of the appointed auditors, and “FOR” the approval of the proposal to adjourn or postpone the annual meeting if necessary.

Q-6:	WHY IS THE BANK REORGANIZING ITSELF INTO A HOLDING COMPANY STRUCTURE?

A:

A holding company corporate structure will enhance the Bank’s ability to compete under the laws and conditions prevailing in banking today. As a result of the proposed holding company structure, the Bank will have:

•	greater flexibility in carrying on its business activities;

•

greater ability to raise Tier 1 capital through, among other things, the ability of the Holding Company, as a “small bank holding company” under the regulations of the Federal Reserve, to issue instruments that do not qualify as Tier 1 capital under the Federal Reserve’s regulations, and to contribute the proceeds to the Bank as Tier 1 capital;

•	greater ability to respond to future needs and opportunities to expand the financial services currently offered and the market currently served;

•	greater opportunity for diversification, either through newly formed subsidiaries or the acquisition of established financial institutions or other providers of financial services;

•	greater flexibility to meet future financing needs through issuance of additional common stock or preferred stock without regulatory approval; and

•	greater authority to redeem its shares, subject to regulatory limits, without prior regulatory approval.

Q-7:	WHAT DO I NEED TO DO NOW?

A:

After you have carefully read this proxy statement/prospectus, please use one of the proxy voting methods to indicate how you want your shares of Bank common stock voted with respect to each proposal as soon as possible so that your shares will be represented and voted at the annual meeting. If you are a shareholder of record, you may complete, sign, date and mail the proxy card in the enclosed postage-paid return envelope. You may also vote your shares by telephone or over the internet. Instructions for voting by returning a signed proxy card and for voting by telephone or over the internet are on the proxy card enclosed with this proxy statement/prospectus.

Q-8:	WILL I NOTICE ANY CHANGE IN THE BUSINESS, OPERATIONS OR MANAGEMENT OF THE BANK?

A:

No. After the consummation of the transaction, the Bank will continue to operate as before and there will be no change in its business or operations. Additionally, the Board of Directors and management of the Bank after the transaction will be the same as prior to the Reorganization.

Q-9:	IS THE BANK BEING SOLD?

A:

No. The Bank is not being sold. The Bank is simply reorganizing into a holding company structure, with the end result being that the operating bank will be a wholly owned subsidiary of a new holding company, Princeton Bancorp, Inc. All of the stockholders of the Bank will become shareholders of Princeton Bancorp, Inc., which, in turn, will own the Bank.

Q-10:	WHEN IS THE REORGANIZATION EXPECTED TO BE COMPLETED?

A:

The Bank expects to complete the Reorganization shortly after all of the conditions to the Reorganization are fulfilled, including obtaining the approval of the Bank’s stockholders at the annual meeting, and the approval of the applicable regulatory agencies. The Bank anticipates this will occur in the third quarter of 2022. The Bank cannot assure you that they will obtain the necessary stockholder approval and regulatory approvals or that the other conditions precedent to the Reorganization can or will be satisfied.

Q-11:	ARE THERE REGULATORY OR OTHER CONDITIONS TO THE REORGANIZATION OCCURRING?

A:

Yes. The Reorganization must be approved by the Federal Deposit Insurance Corporation (the “FDIC”), the New Jersey Department of Banking and Insurance (the “NJDOBI”), and the Federal Reserve Bank of Philadelphia (the “FRB”). As of the date of this proxy statement/prospectus, appropriate applications have not yet been filed with these regulatory authorities.

The Reorganization also is subject to the condition that the Bank receive a tax opinion from its tax counsel that the Reorganization will be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 (the “Code”). See “Matter 2— Proposal to Approve and Adopt the Plan—Federal Income Tax Consequences of the Reorganization,” beginning at page 26.

Q-12:	WHAT VOTE IS REQUIRED TO APPROVE THE REORGANIZATION?

A:	The Plan must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Bank common stock entitled to vote at the annual meeting.

Q-13:	AM I ENTITLED TO DISSENTERS’ RIGHTS?

A:

Yes. Under New Jersey law, the Bank’s stockholders have the right to dissent from the Plan and the Reorganization and be eligible to receive, upon consummation of the Reorganization, a payment in cash for the value of their shares of Bank common stock. The value to which a dissenting stockholder would be entitled to receive is the amount which would be paid upon such shares if the business and assets of the Bank were liquidated on the effective date of the Reorganization. However, if you or any other stockholder exercises his or her dissenters’ rights and does not withdraw such exercise, the Bank has the right under the Plan to terminate the Plan. If the Bank terminates the Plan, the Bank will not consummate the Reorganization, and you will not receive any payment for your shares. See “Matter No. 2— Proposal to Approve and Adopt the Plan —Bank Shareholders Have Dissenters’ Rights in the Reorganization,” on page [•] and the information at Exhibit D.

Q-14:	WHAT IF I ABSTAIN FROM VOTING?

A:

An abstention will count as present and entitled to vote for purposes of determining a quorum. If a Bank shareholder abstains from voting on the Plan, it will have the same effect as a vote against the Plan.

Q-15:	CAN I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY?

A:	Yes. There are three ways for you to revoke your proxy and change your vote:

1.	You may submit a later dated proxy before the Bank’s annual meeting.

2.	You may revoke your proxy by written notice delivered at any time prior to the vote on the Reorganization. Bank shareholders should deliver this notice to the Corporate Secretary.

3.	You may attend the annual meeting virtually and vote online. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q-16:	WHAT ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION TO BANK SHAREHOLDERS?

A:

The Reorganization is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the holders of Bank common stock generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Bank common stock solely for shares of Holding Company common stock in the Reorganization.

This tax treatment may not apply to all Bank shareholders. It is a condition to the closing of the Reorganization that the Holding Company receives the opinion of its counsel, Stevens & Lee, substantially to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in that opinion (including factual representations contained in certificates of officers of the Holding Company and the Bank), the Reorganization will be treated as a reorganization within the meaning of Section 368(a) of the Code. The condition is waivable, and in such case, the Holding Company and the Bank will undertake to recirculate and resolicit if the condition is waived by either party and the change in the tax consequences is material.

The Holding Company and the Bank urge you to consult your tax advisor for a full understanding of the tax consequences of the Reorganization to you. Tax matters are very complicated and, in many cases, tax consequences of the Reorganization will depend on your particular facts and circumstances. See “Matter No. 2—Proposal to Approve and Adopt the Plan—Federal Income Tax Consequences of the Reorganization,” beginning at page 26.

Q-17:	WHAT HAPPENS IF MY STOCK CERTIFICATES ARE HELD IN “STREET NAME” BY MY BROKER, BANK, OR OTHER NOMINEE?

A:

Your broker, bank, or other nominee will not vote your shares unless you provide instructions to your broker, bank, or other nominee on how to vote. You should fill out the voter instruction form sent to you by your broker, bank, or other nominee with this document.

Q-18:	HOW ARE PROXIES BEING SOLICITED?

A:

This proxy solicitation is being made by and at the direction of the board of directors of the Bank, and we will pay all expenses relating to the solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone, by email or by other electronic means by officers, directors and employees of the Bank, who will not be compensated for such solicitation activities. In addition to the solicitation of proxies by mail, Georgeson LLC, a third party proxy solicitor, may assist the Bank in soliciting proxies from its stockholders. If so, the Bank will have to pay fees and expenses estimated to be $10,000 for these services. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Bank will reimburse those persons for their reasonable expenses. Please cast your vote by proxy immediately by mail, telephone or internet.

Q-19:	May I attend the annual meeting in person? What do I need in order to attend the meeting?

A:

You may not attend the annual meeting in person. The annual meeting will be conducted completely online via the internet. You are entitled to participate in the annual meeting only if you were a stockholder of record of the Bank as of the close of business on March 11, 2022, the record date for the annual meeting, or if you hold a valid proxy for the annual meeting.

Stockholders may attend and participate in the meeting on the Internet at meetnow.global/MUYU7F6. To participate in the annual meeting, you will need the control number included on your proxy card enclosed with this proxy statement/prospectus.

If you hold your shares through an intermediary, such as a bank or broker, you must (1) obtain a written legal proxy from such intermediary authorizing you to vote those shares online at the annual meeting and (2) register in advance using the instructions below.

We encourage you to access the meeting before the start time of 10:00 a.m., Eastern Time, on April 29, 2022. Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on April 29, 2022. Please follow the instructions as outlined in this proxy statement and your proxy card.

Q-20:	How do I register to attend the Annual Meeting virtually on the Internet?

A:

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must (1) obtain a written legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares online at the annual meeting and (2) register in advance to attend the annual meeting virtually on the Internet. To register to attend the annual meeting online by webcast you must submit your written legal proxy reflecting your Bank holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 28, 2022.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

•	By email—Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail – Please enclose an image of your legal proxy addressed to:

Computershare

The Bank of Princeton Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q-21:	How may I vote my shares at the virtual annual meeting?

A:

If you hold shares of the Bank’s common stock as the stockholder of record, you have the right to vote those shares at the annual meeting. Please follow the instructions on your proxy card and at meetnow.global/MUYU7F6 in order to vote your shares during the meeting. Stockholders of record will need a control number to access the meeting. The control number can be found on your proxy card.

If you are a beneficial owner and hold shares of the Bank’s common stock in street name, you cannot vote the shares you beneficially own through the online voting platform unless you have a written legal proxy from your bank, brokerage firm or other nominee to do so. If you obtain a written legal proxy, please follow the instructions above under “How do I register to attend the Annual Meeting virtually on the Internet?” in order to vote your shares during the meeting.

We encourage you to access the meeting before the start time of 10:00 a.m., Eastern Time, on April 29, 2022. Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on April 29, 2022.

Even if you plan to attend the virtual annual meeting, you should submit a proxy card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the virtual annual meeting.

Q-22:	How do I vote shares held directly in my name without attending the annual meeting?

A:

If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, even if you plan to attend the virtual annual meeting, you may vote your shares in one of the other following ways:

By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

By Telephone. If you choose to vote by telephone, call toll-free 1-800-652-VOTE (8683). Please note telephone votes must be cast prior to 11:59 P.M. EDT on April 28, 2022.

By Internet. If you choose to vote by internet, log onto www.investorvote.com/BPRN. Please note internet votes must be cast prior to 11:59 P.M. EDT on April 28, 2022.

Q-23:	Where can I find the voting results of the annual meeting?

The Bank will report the voting results by filing a current report on Form 8-K with the FDIC within four business days after the date of the annual meeting. The address of the website where such filing can be found is https://efr.fdic.gov/fcxweb/efr/index.html. If the final voting results are not known when the Bank files its report, it will amend the initial report to disclose the final voting results within four business days after those results become known.

Q-24:	WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS DOCUMENT?

A:	If you have questions about your annual meeting of shareholders or if you need additional copies of this document, you should contact:

Daniel O’Donnell

Executive Vice President, General Counsel and Chief Operating Officer

The Bank of Princeton

183 Bayard Lane

Princeton, New Jersey 08540

(609) 454-0129

dodonnell@thebankofprinceton.com

SUMMARY

This summary highlights selected information from this document. It does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents referred to in this document before you decide how to vote. Together these documents will give you a more complete description of the proposed transaction. Page references are included in this summary to direct you to more thorough descriptions of the topics provided elsewhere in these materials.

The Annual Meeting of Shareholders

Bank annual meeting of shareholders to be held virtually on April 29, 2022 (see page 17).

Bank will hold its annual meeting of shareholders virtually over the Internet on April 29, 2022, at 10:00 a.m., local time. In person attendance by stockholders at the annual meeting is prohibited.

Bank record date set at March 11, 2022; one vote per share of Bank common stock (see page 17).

If you owned shares of Bank common stock at the close of business on March 11, 2022, you are entitled to notice of, and to vote at, the annual meeting of shareholders. You will have one vote at the annual meeting for each share of Bank common stock you owned on March 11, 2022. On March 11, 2022, there were [•] shares of Bank common stock outstanding.

The Companies (see page 36)

The Bank. The Bank of Princeton is a New Jersey state-chartered commercial bank headquartered in Princeton, Mercer County, New Jersey. The Bank was incorporated on March 5, 2007 and commenced operations on April 23, 2007. At December 31, 2021, we had total assets, loans, deposits and shareholders’ equity of $1.69 billion, $1.34 billion, $1.45 billion and $216.6 million, respectively.

The Holding Company. Princeton Bancorp, Inc. was incorporated in 2022 by the Bank under Pennsylvania law for the purpose of becoming a bank holding company and the sole stockholder of the Bank. Upon completion of the Reorganization described in this Proxy Statement, the Holding Company will be a bank holding company registered under the Bank Holding Company Act of 1956, and the Bank will continue its current business and operations as a New Jersey chartered commercial bank.

The principal executive offices of the Holding Company and the Bank are located at 183 Bayard Lane, Princeton, New Jersey 08540, and their telephone number is (609) 921-17000.

Reason for the Reorganization	The Bank’s Board of Directors believes that the Reorganization will make it easier to raise capital through, among other things, the ability of the Holding Company, as a “small bank holding company” under the regulations of the Federal Reserve, to issue instruments that do not qualify as Tier 1 capital under the Federal Reserve’s regulations, the proceeds of which can be contributed to the Bank as Tier 1 capital.

The holding company structure will also assist with the formation or acquisition of other financial institutions and providers of other financial services, such as insurance agency, money management,

financial planning, commercial and consumer finance and equipment leasing. If that occurs, the Holding Company would become a more diversified bank holding company, owning a number of separate banks and businesses providing banking, insurance and other financial services. However, the Bank has no specific plans to offer any of these financial services or to make any acquisitions, and no assurance can be given that any such financial services will be offered or acquisitions completed in the near future.

The holding company structure also provides more flexibility in terms of corporate organization and governance, because the holding company is subject to the Pennsylvania Business Corporation Law of 1988 (the “Pennsylvania Business Corporation Law”) and the laws pertaining to bank holding companies, rather than the more restrictive and somewhat antiquated laws pertaining to New Jersey-chartered banks.

Description of Reorganization	The Holding Company will become a holding company of the Bank pursuant to the Agreement and Plan of Reorganization and Merger, otherwise known as the Plan, described in this Proxy Statement/Prospectus. Under the Plan: (i) an interim bank will be organized as a wholly owned subsidiary of the Holding Company, (ii) the Bank will be merged into the interim bank with the Bank being the survivor, and (iii) upon such merger the outstanding shares of common stock of the Bank will be exchanged, by operation of law, for common stock of the Holding Company on a one-for-one basis. The stockholders of the Bank will, after approval of the Reorganization by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the New Jersey Department of Banking and Insurance, become the shareholders of the Holding Company upon the effective date of the Reorganization. The Holding Company will be a bank holding company with respect to the Bank and registered as such with the Federal Reserve Board. See “Matter No. 2—Proposal to Approve and Adopt the Plan — Description of Reorganization.”

Tax Consequences of the Reorganization	The Reorganization is conditioned upon receipt of an opinion of counsel to the effect, among other things, that the Reorganization will qualify as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by the Holding Company or the Bank with respect to the Reorganization, or by the stockholders of the Bank who exchange their Bank stock for stock of the Holding Company. See “Matter No. 2—Proposal to Approve and Adopt the Plan — Federal Income Tax Consequences of the Reorganization.”

Accounting Treatment	The Reorganization will be accounted for as a reorganization under common control and the assets, liabilities and stockholders’ equity of the Bank immediately prior to the Reorganization will be carried forward on either separate or consolidated financial statements of the Bank and the Holding Company after the Reorganization at the amounts carried on their respective books at the effective date of the reorganization. Therefore, the consolidated capitalization, assets, liabilities, income and other financial data of the Holding Company immediately following the Reorganization will be substantially the same as those of the Bank immediately prior to the Reorganization, and, after the Reorganization, will be shown in the Holding Company’s consolidated financial statements at the Bank’s historical recorded values.

Comparison of Shareholder Rights	Certain differences exist between the rights of the shareholders of the Holding Company, a Pennsylvania business corporation, and the present rights of the shareholders of the Bank, a New Jersey state-chartered bank. See “Comparison of Shareholders’ Rights.”

Market for the Holding Company Common Stock	The Bank anticipates that the common stock of the Holding Company, like the common stock of the Bank, will be traded on the “NASDAQ Global Select Market” under a to-be-determined ticker symbol. Generally, see “Proposal to Approve and Adopt the Plan — Description of the Reorganization” and “Market for Common Stock.”

Management of the Holding Company	The directors of the Holding Company are, and upon completion of the Reorganization will be, the directors of the Bank, and the officers of the Holding Company will be the persons indicated under “Formation of Holding Company — Management of the Holding Company.” The Holding Company’s directors will serve until the annual meeting of shareholders of the Holding Company in 2023, and until their successors are elected and qualify.

Restrictions on Cash Dividends	Initially, the only source of funds for payment of cash dividends by the Holding Company will be dividends paid to the Holding Company by the Bank. The Bank is subject to restrictions on the cash dividends it can pay to the Holding Company. See “Description of the Holding Company’s Capital Stock — Common Stock.”

Regulation of Bank and the Holding Company	Under the Bank Holding Company Act of 1956, the Holding Company will be subject to regulation by the Federal Reserve Board as a bank holding company. Prior to and after the Reorganization, the Bank will continue to be regulated by the New Jersey Department of Banking and Insurance and the FDIC. See “Proposal to Approve and Adopt the Plan — Supervision and Regulation.”

Regulatory Approval	Completion of the Reorganization is conditioned upon, among other things, obtaining the prior approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation and the New Jersey Department of Banking and Insurance. Applications will be made for the necessary approvals. Management of the Bank knows of no reason why such approvals would not be granted. See “Proposal to Approve and Adopt the Plan — Conditions, Amendment and Termination.”

Stockholder Vote Required for Approval	Approval and adoption of the Plan (Matter No. 2) will require the affirmative vote of shareholders of the Bank entitled to cast at least two-thirds of the votes which all shareholders of the Bank are entitled to cast on such proposal.

Because the Plan must be approved by the holders of at least two-thirds of the outstanding shares of common stock of the Bank, an abstention or a failure to vote, online at the meeting or by proxy, is, in effect, a vote against the approval of the Plan.

Other Information Concerning the Meeting

Other Matters to Be Acted Upon	Stockholders also will be asked (a) to elect eight directors of the Bank, (b) to approve, on an advisory basis, our named executive officer compensation, (c) to ratify the appointment of Wolf & Company, P.C. as the Bank’s independent auditors for the 2022 fiscal year, and (d) to approve a proposal to adjourn or postpone the annual meeting of shareholders, if more time is needed, to allow the Bank to solicit additional votes in favor of the Plan.

Election of Directors	The eight directors who are being elected will serve as the directors of the Bank, whether or not the Reorganization is approved at the annual meeting or ultimately completed. See “Election of Directors.” For information with respect to the directors of the Holding Company, see “Proposal to Approve and Adopt the Plan — Management of the Holding Company and the Bank after the Reorganization.”

Advisory Vote On Named Executive Officer Compensation	We are asking our stockholders for a non-binding vote on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. The current frequency of our stockholder advisory votes on executive compensation is every year.

Ratification of Independent Auditors	The Board of Directors of the Bank has designated Wolf & Company, P.C. as the Bank’s independent auditors for the year ended December 31, 2022, subject to ratification by stockholders. See “Matter No. 3—Ratification of Appointment of Independent Auditors.”

Authorization Proposal	At the annual meeting, holders of Bank common stock will be asked to approve a proposal to adjourn or postpone the annual meeting of shareholders, if more time is needed, to allow the Bank to solicit additional votes in favor of the Plan, which we refer to as the Authorization Proposal. If approved, the Authorization Proposal will give the Bank’s Board of Directors discretion to vote upon any other matters that may properly be brought before the annual meeting and any adjournment or postponement thereof, including a motion to adjourn the annual meeting in order to solicit additional proxies if there are insufficient votes at the time of the annual meeting to constitute a quorum or approve the Plan.

Bank Shareholder Vote Required for Other Matters

The eight nominees for director receiving the highest number of votes cast at the annual meeting will be elected as directors. Votes withheld from a nominee have no legal effect.

The affirmative vote of a majority of the votes cast at the annual meeting, assuming a quorum is present, is required to approve our named executive officer compensation, ratify the audit committee’s appointment of Wolf & Company, P.C. as independent auditors of the Bank for the year ending

December 31, 2022 and to approve the Authorization Proposal.

Annual Meeting of Stockholders	The annual meeting will be held virtually over the Internet on Friday, April 29, 2022, at 10:00 a.m.

Voting Record Date	Stockholders of record at the close of business on March 11, 2022 are entitled to notice of and to vote at the annual meeting.

Dissenters’ Rights	Under New Jersey law, stockholders of the Bank are entitled to dissenters’ rights in connection with the stockholders’ adoption of the Plan. Stockholders who dissent from the stockholders’ adoption of the Plan and follow certain procedures would be entitled to receive payment in cash for the value of their shares of Bank common stock instead of shares of Holding Company common stock if and when the Reorganization is consummated. Under New Jersey law, the value to which a dissenting stockholder would be entitled to receive is the amount which would be paid upon such shares if the business and assets of the Bank were liquidated on the effective date of the Reorganization. However, if any shareholder exercises his or her dissenters’ rights and does not withdraw such exercise thereafter, the Bank may not consummate the Reorganization, in which case the Plan would be terminated and such shareholder will not receive any payment for its shares. For a description of these procedures, see “Matter No. 2 —Proposal to Approve and Adopt the Plan — Bank Shareholders Have Dissenters’ Rights in the Reorganization.”

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Caution About Forward-Looking Information,” on page 19, Bank stockholders should carefully consider the matters described below to determine whether to approve and adopt the Plan.

The Bank will incur significant transaction and Reorganization-related costs in connection with the Reorganization.

Whether or not the Reorganization is consummated, the Bank will incur expenses, such as legal, accounting, printing and mailing costs and fees, in pursuing the Reorganization, that will have an adverse effect on the Bank’s results of operations for the periods during which they are incurred. The completion of the Reorganization depends on the satisfaction of specified conditions and the receipt of regulatory approvals. The Bank cannot guarantee that these conditions will be met. If the Reorganization is not completed, these expenses would be incurred and the Bank would not realize the expected benefits from the Reorganization.

The Reorganization is subject to the receipt of consents and approvals from governmental authorities that may delay the date of completion of the Reorganization or impose conditions that could adversely affect the value of the Bank’s securities.

Completion of the Reorganization is conditioned upon the receipt of certain governmental consents and approvals, including consents and approvals required by the Federal Reserve, the FDIC, and the New Jersey Department of Banking and Insurance. Failure to obtain these consents would prevent consummation of the Reorganization. Even if the approvals are obtained, the effort involved may delay consummation of the Reorganization. Governmental authorities could also impose conditions in connection with the Reorganization that may adversely affect the combined company’s operations after the Reorganization.

The Reorganization may distract the Bank’s management teams from their other responsibilities.

The Reorganization could cause the management of the Bank to focus their time and energies on matters related to the Reorganization that otherwise would be directed to the Bank’s business and operations. Any such distraction on the part of management, if significant, could affect management’s ability to service existing business and develop new business and adversely affect the Bank’s business and earnings following the Reorganization.

After the Reorganization is complete, Bank shareholders will become Holding Company shareholders and will have different rights than their current rights.

Upon completion of the Reorganization, Bank stockholders will become Holding Company shareholders. Bank is a bank incorporated in New Jersey and governed by the New Jersey Department of Banking and Insurance Act of 1948, and the Holding Company is a business corporation and bank holding company incorporated in the Commonwealth of Pennsylvania but governed by the Pennsylvania Business Corporation Law. Differences in New Jersey law versus Pennsylvania law, as well as the Bank’s certificate of incorporation and bylaws and the Holding Company’s articles of incorporation and bylaws will result in changes to the rights of Bank stockholders who become Holding Company shareholders. For more information, see “Comparison of Shareholders’ Rights,” beginning on page 40 of this document. Shareholders of Bank may conclude that their current rights as a stockholder of the Bank are more advantageous than the rights they may have as a Holding Company shareholder.

The Holding Company’s ability to pay dividends depends primarily on receiving dividends from the Bank, which is subject to regulatory limits and the Bank’s performance.

The Holding Company is a bank holding company and banking operations are conducted by its subsidiary, the Bank. The Holding Company’s ability to pay dividends depends on its receipt of dividends from the Bank.

Dividend payments from the Bank are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by the various banking regulatory agencies. The ability of the Bank to pay dividends is also subject to its profitability, financial condition, capital expenditures, and other cash flow requirements. There is no assurance that the Bank will be able to pay dividends in the future or that the Holding Company will generate adequate cash flow from the Bank to pay dividends in the future. The Holding Company’s failure to pay dividends on its common stock could have a material adverse effect on the market price of its common stock.

The Holding Company will have a different regulator than the Bank, and this additional layer of regulation, together with any future legislative or regulatory changes, may have an adverse effect on the Holding Company’s and the Bank’s operations.

The banking industry is highly regulated and supervised under both federal and state laws and regulations that are intended primarily for the protection of depositors, customers, the public, the banking system as a whole or the FDIC Deposit Insurance Fund, not for the protection of our stockholders and creditors. The Holding Company will be subject to regulation and supervision by the Federal Reserve Board, and the Bank is subject to regulation and supervision by the FDIC and the New Jersey Department of Banking and Insurance. Compliance with these laws and regulations can be difficult and costly, and changes to laws and regulations can impose additional compliance costs. The laws and regulations applicable to the Bank govern a variety of matters, including permissible types, amounts and terms of loans and investments it may make, the maximum interest rate that may be charged, the amount of reserves it must hold against deposits it takes, the types of deposits it may accept and the rates it may pay on such deposits, maintenance of adequate capital and liquidity, changes in control of the Holding Company and the Bank, transactions between the Holding Company and the Bank, handling of nonpublic information, restrictions on dividends and establishment of new offices. The Holding Company and the Bank must obtain approval from our regulators before engaging in certain activities, and there is risk that such approvals may not be granted, either in a timely manner or at all. These requirements may constrain the Holding Company’s and the Bank’s operations, and the adoption of new laws and changes to or repeal of existing laws may have a further impact on the Holding Company’s and the Bank’s business, financial condition and results of operations. Also, the burden imposed by those federal and state regulations may place banks in general, including the Bank in particular, at a competitive disadvantage compared to its non-bank competitors. The Holding Company’s failure to comply with any applicable laws or regulations, or regulatory policies and interpretations of such laws and regulations, could result in sanctions by regulatory agencies, civil money penalties or damage to our reputation, all of which could have a material adverse effect on our business, financial condition and results of operations.

Bank holding companies and financial institutions are extensively regulated and currently face an uncertain regulatory environment. Applicable laws, regulations, interpretations, enforcement policies and accounting principles have been subject to significant changes in recent years, and may be subject to significant future changes. Future changes may have a material adverse effect on our business, financial condition and results of operations.

Federal and state regulatory agencies may adopt changes to their regulations or change the manner in which existing regulations are applied. We cannot predict the substance or effect of pending or future legislation or regulation or the application of laws and regulations to us. Compliance with current and potential regulation, as well as regulatory scrutiny, may significantly increase our costs, impede the efficiency of our internal business processes, require the Bank to increase its regulatory capital, and limit its ability to pursue business opportunities in an efficient manner by requiring it to expend significant time, effort and resources to ensure compliance and respond to any regulatory inquiries or investigations.

In addition, regulators may elect to alter standards or the interpretation of the standards used to measure regulatory compliance or to determine the adequacy of liquidity, risk management or other operational practices for financial service companies in a manner that impacts the Holding Company’s or the Bank’s ability to implement its strategy and could affect the Holding Company and the Bank in substantial and unpredictable ways, and could have a material adverse effect on the Holding Company’s and the Bank’ business, financial condition and results of operations. Furthermore, the regulatory agencies have extremely broad discretion in their interpretation of laws and regulations and their assessment of the quality of our loan portfolio, securities portfolio and other assets. If any regulatory agency’s assessment of the quality of our assets, operations, lending practices, investment practices, capital structure or other aspects of our business differs from the our assessment, we may be required to take additional charges or undertake, or refrain from taking, actions that could have a material adverse effect on our business, financial condition and results of operations.

New lines of business or new products and services may subject the Holding Company and the Bank to additional risks.

One of the Bank’s reasons for the Reorganization is to assist with the formation or acquisition of other lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, the Holding Company and the Bank may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business and/or a new product or service. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business and new products or services could have a material adverse effect on our business, financial condition, and results of operations.

CAUTION ABOUT FORWARD-LOOKING INFORMATION

This proxy statement/prospectus contains forward-looking statements. These forward-looking statements may include: management plans relating to the Reorganization; the expected timing of the completion of the Reorganization; the ability to complete the Reorganization; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ ‘‘could,’’ ‘‘should,’’ ‘‘will,’’ ‘‘would,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘aim,’’ ‘‘intend,’’ ‘‘plan,’’ “projects,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to:

•	those included under the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page [•];

•	the possibility that expected benefits of the Reorganization may not materialize in the timeframe expected or at all, or may be more costly to achieve;

•	that the Reorganization may not be timely completed, if at all;

•	that prior to the completion of the Reorganization or thereafter, the Bank’s business may not perform as expected;

•	that required regulatory, shareholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all;

•	reputational risks and the reaction of the Bank’s stockholders, customers, employees and other constituents to the Reorganization;

•	the diversion of management time as result of matters related to the Reorganization;

•	the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•

geopolitical conditions, including acts or threats of terrorism, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	the occurrence of significant natural disasters, including earthquakes;

•

our management of risks inherent in our respective real estate loan portfolios, and the risk of a prolonged downturn in the real estate market, which could impair the value of our collateral and our ability to sell collateral upon any foreclosure;

•	changes in consumer spending and savings habits;

•	technological and social media changes;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve, inflation, interest rate, market and monetary fluctuations;

•

changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or our subsidiary bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products;

•

the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•

the impact of changes in laws, regulations and policies affecting the real estate industry and residential housing market, including changes in laws affecting immigration, rent control, taxation and zoning;

•

the effect of changes in accounting policies and practices, as may be adopted from time to time by bank regulatory agencies, the Financial Accounting Standards Board or other accounting standards setting bodies;

•	the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•	the willingness of users to substitute competitors’ products and services for our products and services;

•	changes in the level of our nonperforming assets and charge-offs;

•	our involvement from time to time in legal proceedings and examination and remedial actions by regulators; and

•	potential exposure to fraud, negligence, computer theft and cyber-crime.

The foregoing factors should not be considered exhaustive and should be read together with other cautionary statements that are included in this proxy statement/prospectus. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this proxy statement/prospectus. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us.

THE BANK’S ANNUAL MEETING OF STOCKHOLDERS

General

The Bank’s annual meeting of stockholders will be held virtually over the Internet on April 29, 2022, at 10:00 a.m. At the annual meeting you will be asked to consider and vote upon, among other things, a proposal to approve and adopt the Plan.

Record Date and Shares Outstanding and Entitled to Vote

The record date for the annual meeting of stockholders is March 11, 2022. On the record date, there were [•] shares of Bank common stock issued and outstanding. Only stockholders of record at the close of business on the Bank record date will be entitled to receive notice of and to vote at the annual meeting.

Matters to be Considered at the Annual Meeting

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of the Bank for use at the Bank’s annual meeting of stockholders to be held Friday, April 29, 2022, or any adjournment thereof. Shareholders at the annual meeting will:

•

elect eight directors of the Bank each to serve until the 2023 annual meeting of stockholders, and until a majority of the directors elected at such meeting shall have qualified (“Matter No. 1”). See Matter No. 1 – “Election of Directors”;

•

vote upon the proposal to approval and adoption of the Agreement and Plan of Reorganization and Merger (the “Plan”) set forth as Exhibit A to this proxy statement/prospectus, which provides for a reorganization (the “Reorganization”) pursuant to which the Bank will become a wholly owned subsidiary of Princeton Bancorp, Inc. (the “Holding Company”), a newly formed Pennsylvania business corporation, and the stockholders of the Bank will become the shareholders of the Holding Company (“Matter No. 2”). See “Matter No. 2 — Proposal to Approve and Adopt the Plan — Description of the Reorganization”;

•	vote, on an advisory basis, to approve our named executive officer compensation (“Matter No. 3”). See “Matter No. 3 — Advisory Vote To Approve Our Named Executive Officer Compensation”;

•

vote on the proposal to ratify the appointment by the audit committee of the Bank’s board of directors of Wolf & Company, P.C. as the Bank’s independent auditors for the fiscal year ending December 31, 2022 (“Matter No. 4”). See “Matter No. 4 — Ratification of Appointment of Independent Auditors”; and

•

vote upon the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event that there is not sufficient votes at the time of the annual meeting to approve the proposal to approve and adopt the Plan (the “Authorization Proposal”) (“Matter No. 5”). See “Matter No. 5 — Authorization Proposal”.

Quorum

The holders of a majority of the shares of Bank common stock outstanding and entitled to vote as of the record date must be present at the Bank annual meeting, either virtually or by proxy, for a quorum to be present. A quorum must be present in order to transact business at the annual meeting.

Votes Required

Elect Directors. The eight directors receiving the most affirmative votes will be elected to the Board.

Approve and Adopt the Plan. In accordance with New Jersey law, the approval and adoption of the Plan requires the affirmative vote of stockholders of the Bank entitled to cast at least two-thirds of the votes which all stockholders of the Bank are entitled to cast on such proposal.

Advisory Vote on Executive Compensation. The affirmative vote of a majority of the shares represented at the annual meeting, provided that a quorum is present, is required to approve, on an advisory basis, the compensation of the Bank’s named executive officers.

Ratification of Auditors. The affirmative vote of a majority of the shares represented, virtually or by proxy, at the annual meeting, is required to ratify the appointment of Wolf & Company, P.C. as the Bank’s independent auditors.

Authorization Proposal. The affirmative vote of a majority of the shares represented, virtually or by proxy, at the annual meeting is required to approve the Authorization Proposal.

Each holder of shares of Bank common stock outstanding on the record date will be entitled to one vote for each share held of record.

Voting

The Bank board of directors is soliciting proxies to request that you allow your shares of Bank common stock to be represented at the annual meeting by the persons named on the enclosed Bank proxy card. All shares of Bank common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by Bank’s board of directors.

The Bank board of directors recommends that you vote:

•	“FOR” the election, as directors, of the Board of Directors’ nominees for directors of the Bank;

•	“FOR” the proposal to approve and adopt the Plan;

•	“FOR” the proposal to approve our named executive officer compensation;

•	“FOR” the ratification of the appointment of Wolf & Company, P.C. as the independent auditors of the Bank for the fiscal year ending December 31, 2022;

•	“FOR” the Authorization Proposal.

If any matters incident to the conduct of the annual meeting and not described in this proxy statement/prospectus are properly presented at the annual meeting, the persons named on the proxy card will use their judgment to determine how to vote your shares.

If you hold your shares in street name, it is critical that you instruct your bank or broker how to vote. If you hold your shares in street name and you do not instruct your bank or broker how to vote, your bank or broker will not be permitted to vote your shares to elect directors or on the Plan, and may elect not to vote your shares on other matters. A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals.

Broker non-votes are considered “present,” and as a result, will have the same effect as a vote against the Plan.

If you return a valid proxy or attend the annual meeting virtually, the Bank will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting.

Abstentions are considered to be present and, as a result, will have the same effect as a vote against the Plan.

Revocation of Proxies

Any Bank stockholder may revoke a proxy at any time before or at the annual meeting in one or more of the following ways:

•	Delivering a written notice of revocation bearing a later date than the proxy at any time prior to the vote at the annual meeting of stockholders to the Corporate Secretary of the Bank;

•	Submitting a later-dated proxy prior to the vote at the annual meeting of stockholders; or

•	Attending the annual meeting of stockholders virtually and voting online after giving written notice to the Corporate Secretary of the Bank.

A shareholder should send any written notice of revocation or subsequent proxy to:

The Bank of Princeton

Attention: Corporate Secretary

183 Bayard Lane

Princeton, New Jersey 08540

You also may hand deliver the notice of revocation or subsequent proxy to the Corporate Secretary before the taking of the vote at the annual meeting of shareholders. Virtual attendance at the annual meeting of stockholders will not by itself constitute a revocation or proxy.

Solicitation of Proxies

The Bank will bear the cost of the solicitation of proxies from its stockholders, as well as the cost of printing and mailing this proxy statement/prospectus. In addition to solicitation by mail, the directors, officers, and employees of the Bank may solicit proxies from Bank shareholders by telephone, electronically, or in person without compensation other than reimbursement for their actual expenses. The Bank also will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. The Bank will reimburse those custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in connection with forwarding solicitation materials.

MATTER NO. 1

ELECTION OF DIRECTORS

The board of directors is elected by the stockholders to represent their interest in the Bank. Our board of directors works closely with executive management and oversees the development and execution of our business strategy.

Board Composition

The Bank is managed by our board of directors. The New Jersey Department of Banking and Insurance Act of 1948 and our certificate of incorporation provide that the number of directors constituting the entire board will not be less than 5 nor more than 25, and further provide that the exact number will be fixed from time to time by our Bylaws. Our Bylaws provide that the number of directors constituting the entire board of directors will be fixed from time to time by resolution of a majority of the full board of directors, or by resolution of the stockholders at any meeting at which directors are to be elected. The board of directors has fixed the number of directors constituting the entire board of directors at eight.

Nomination Process

The board of directors has nominated the eight director candidates identified in this proxy statement, and it is intended that the proxies solicited by the board of directors will be voted “FOR” the election of each of the board of directors’ director nominees (unless the stockholder otherwise directs). If, for any reason, any board of directors’ director nominee becomes unavailable for election or service on the board of directors, the proxy solicited by the board of directors will be voted for such substituted director nominee as is selected by the board of directors. The board of directors has no reason to believe that any of the director nominees are not available or will not serve if elected.

Director Nominees

Each director nominee has been nominated to serve until the 2023 annual meeting of stockholders, and until a majority of the directors elected at such meeting shall have qualified. Each nominee is an incumbent director of the Bank. The names of our directors and certain information about them are set forth below.

Richard J. Gillespie, Chairman. Richard J. Gillespie is the retired Founder and President of Gillespie, Inc. Started in 1973, the agency grew to become one of the 75 largest advertising agencies in the United States with annual billings in excess of $200 million. The agency was acquired by McCann-Erickson in 1998 and Mr. Gillespie served on both the North American and Worldwide Boards of the firm’s direct marketing division before retiring in 2005. Highly experienced in financial services marketing, Mr. Gillespie has worked with many major banks and financial services companies including Capital One, The Bank of New York, Household and MBNA, to name a few. He was elected to the New Jersey Advertising Hall of Fame. He has served as Vice Chairman of MediGuide America since 2006. He has also served as President of RG Development, a real estate development firm with interests in New Jersey, since 2006. Richard Gillespie is 77 years old and has served on our board of directors since 2007. Mr. Gillespie is qualified to serve as a director due to his previous board experience, his familiarity with the financial services industry and his business ties to our market.

Stephen Distler, Vice Chairman. Stephen Distler spent 25 years in the financial services industry. From 1984 to 2002 he worked at Warburg Pincus, LLC, one of the world’s pre-eminent private equity investment firms, principally serving as Managing Director and Treasurer. He is an active venture investor and a member of the board of directors of Teachers Support Network, Inc., a for-profit education company. Since 2008, he has been co-owner of Elements, a restaurant in Princeton, NJ. Stephen Distler is 68 years old and has served on our board of directors since 2007. Mr. Distler is qualified to serve as a director due to the broad experience garnered during a lengthy career in the financial services industry, his business evaluation and development skills and his ties to the local business community.

Ross Wishnick, Vice Chairman. Ross Wishnick was a homebuilder for 25 years specializing in the development of active adult communities. He was a senior executive with Crestwood Village, Inc. (1978-1997), a New Jersey developer and one of the pioneers in that segment of the homebuilding industry. In addition, Mr. Wishnick was a founding director of First Washington State Bank headquartered in Windsor, New Jersey, and served as such from 1988 to 2005. He helped grow the bank from one branch to fifteen branches and from $3 million in assets to $500 million in assets. He served on the loan, personnel and technology committees during his tenure. For the past twelve years, Mr. Wishnick has been a member of and now chairs the Princeton Human Services Commission (2009-present), which provides services to youths and seniors in general assistance and advocacy for this segment of the local population. As part of this Commission, Mr. Wishnick took the lead on founding Send Hunger Packing Princeton (2013-present), which provides supplemental weekend food packages for students receiving free and reduced lunches. Mr. Wishnick is also a member of the advisory board of the Princeton Education Foundation (PEF) (2010-present). PEF supports excellence in Princeton Regional Schools by contributing raised funds for capital improvements, educational programs and teacher support. Mr. Wishnick is also a member and treasurer of the Princeton Democratic Municipal Committee (PDMC) (2008-present) which is an elected position representing District 2. Ross Wishnick is 70 years old, has served on our board of directors since 2007 and currently serves as Vice Chairman. Mr. Wishnick is qualified to serve as a director due to his commercial real estate development skills, his previous bank director experience and his ties to the local community.

Judith A. Giacin. Judith A. Giacin has been a member of the Certified Public Accounting firm Horvath & Giacin, P.C. since its founding in 1989. She has been a Certified Public Accountant for over 36 years helping clients to achieve both personal and corporate financial goals. She is currently a member of the New Jersey Society of Certified Accountants Peer Review Executive Committee and a member of the American Institute of Certified Public Accountants. Ms. Giacin earned her Masters of Business Administration (MBA) from Rutgers University. Judith A. Giacin is 75 years old and has served on our board of directors since 2007. Ms. Giacin is qualified to serve as a director due to her expertise and skills as a Certified Public Accountant, her familiarity with our operations, her business ties to our market and her involvement in local community activities. The board of directors has determined that Ms. Giacin is an “audit committee financial expert,” as defined in the regulations of the SEC.

Robert N. Ridolfi, Esq. Robert N. Ridolfi is the managing member of the law firm Robert N. Ridolfi, LLC, specializing in land use and real estate law. Since 1974, he has been both a licensed attorney in the State of New Jersey and a member of U.S. District Court, District of New Jersey. He is a 1970 graduate of Princeton University and a 1974 graduate of the University of Denver’s College of Law. Since 1974, Mr. Ridolfi has been a member of both the New Jersey Bar Association and the Mercer County Bar Association, where for several years he served as Chairman of the Real Estate Section. In 2014, he was appointed a member of the Mercer County Judicial and Prosecutorial Due Diligence Committee. Mr. Ridolfi is currently a member of the Board of Trustees of the Princeton Symphony Orchestra and has served as the attorney for the Mercer County Planning Board since 2007. Mr. Ridolfi has also been a Life Governor of the Board of Trustees for the Princeton Charter Club since 2002. He has had significant experience in complex residential and commercial financing transactions. Throughout his career, Mr. Ridolfi has been active in numerous communities as well as charitable and educational organizations in the Hopewell area. Robert N. Ridolfi is 74 years old and has served on our board of directors since 2007. Mr. Ridolfi is qualified to serve as a director due to his skills in the area of real estate law, his familiarity with our operations and his deep ties to the local community.

Stephen K. Shueh. Since 1997, Stephen K. Shueh has been a Managing Partner of Roundview Capital, a money management firm for high net worth families and institutions. He is also a Partner in Interlock Capital. Mr. Shueh received an A.B. with honors from Princeton University, and earned an M.B.A. from The Wharton School of the University of Pennsylvania where he was the recipient of the Dean’s Award. He helped create, and currently serves on, the investment committee to manage capital for Grounds for Sculpture, which was founded in 1992 by artist and philanthropist John Seward Johnson II. He has chaired the Endowment Management Committee for the United Way of Greater Mercer County since 2009. He has been active with the Princeton YMCA since 2003, and served as Chairman of the Joint Trustees of the Princeton YMCA/YWCA in 2015. Mr. Shueh has served as President of his graduating class at Princeton University since 2002. He was on the board of the Nassau Hockey League from 2013 - 2016, the Montgomery Basketball Association since 2014, and the Montgomery Township Education Foundation since 2013. In 2016, he joined the Montgomery Township Recreation Committee to help manage the township’s significant investments in its parks and recreational facilities. He currently serves as Chairman of the Recreation Committee. He also serves on the board of directors for the various funds managed by Lightbox Ventures. Lightbox is an early-stage venture firm in India. The firm was founded in 2014 when Lightbox raised a fund to acquire Indian investments made by venture firms Kleiner Perkins Caufield & Byers (KPCB) and Ram Shriram’s Sherpalo Ventures. Stephen Shueh is 46 years old and has served on our board of directors since 2008. Mr. Shueh is qualified to serve as a director due to his business development skills, his familiarity with our operations, and his ties to our market.

Edward J. Dietzler. Edward Dietzler currently serves as the Bank’s president and chief executive officer. Mr. Dietzler joined the Bank in September 2009 as Senior Vice President of Corporate Development and was promoted to Executive Vice President and Chief Operations Officer in March 2011. He became Acting President in January 2012 and was promoted to President of the Bank in May 2012. In June 2012, Mr. Dietzler was appointed to the board of directors of the Bank. In January 2018, he was named chief executive officer of the Bank. Prior to coming to the Bank, he was the Managing Director at Bear Stearns Bank and Trust in Princeton, NJ from November 2007 through August 2008. While at Bear Stearns he was responsible for all aspects of banking and mortgage operations. From May 2003 through October 2007, he was with Yardville National Bank as First Senior Vice President of Capital Markets, where he oversaw the balance sheet and capital management. Prior to that, Mr. Dietzler was with GMAC Mortgage as the Director of Risk Management from December 1997 through May 2003 and was responsible for derivative trading and balance sheet management. Mr. Dietzler is 57 years old. Mr. Dietzler is a graduate of Widener University where he earned a Master’s degree in Business Administration. Throughout his career, Mr. Dietzler has been active in numerous community, charitable and educational organizations in the local area. Mr. Dietzler is qualified to serve as a director due to his role as the president of the Bank, his business development skills, his familiarity with our operations and his ties to our market. Under the Banking Act, the president of the Bank is required to be a director.

Martin Tuchman. Martin Tuchman has served as the Chairman and Chief Executive Officer of The Tuchman Group, a firm with holdings in real estate, banking and international shipping, since 2007. He has served on Board of Directors of Fortress Transportation and Infrastructure, LLC, a NYSE listed company, since May 2015. Mr. Tuchman served as Vice Chairman of First Choice Bank in Lawrenceville, New Jersey from December 2008 to April 2015, and served as Chairman of First Choice Bank from April 2015 to December 2016. He served on the Board of Directors of Yardville National Bancorp from 2000 to 2007. He served on the Board of Directors of Horizon Lines, Inc. from November 2011 to May 2015 and on the Board of Directors of SeaCube Container Leasing Ltd., from March 2011 to April 2013. Mr. Tuchman holds a Bachelor of Science degree in Mechanical Engineering from the New Jersey Institute of Technology and a M.B.A. from Seton Hall University. Mr. Tuchman is 81 years old and joined our board in September 2017. Mr. Tuchman is qualified to serve as a director due to his previous board experience, his experience as a bank director, his extensive business leadership experience and his ties to our market.

Except as described above with regard to Mr. Tuchman and Fortress Transportation and Infrastructure, LLC, no director of the Bank is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” or subject to the requirements of Section 15(d) of such act, or any company registered as an investment company under the Investment Bank Act of 1940.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE BANK, EACH TO SERVE UNTIL THE 2023 ANNUAL MEETING OF STOCKHOLDERS, AND UNTIL A MAJORITY OF THE DIRECTORS ELECTED AT SUCH MEETING SHALL HAVE QUALIFIED.

MATTER NO. 2

PROPOSAL TO APPROVE AND ADOPT THE PLAN

The Board of Directors of the Bank has unanimously approved, subject to receipt of necessary approvals, the acquisition by Princeton Bancorp, Inc., a Pennsylvania corporation formed by the Bank, which we refer to as the “Holding Company” in this proxy statement/prospectus, of all of the outstanding capital stock of the Bank, pursuant to the Agreement and Plan of Reorganization and Merger dated February 23, 2022 (the “Plan”) by and among the Bank, the Holding Company, and Interim The Bank of Princeton, which we refer to as “Interim Bank”. We refer to the foregoing transaction as the “Reorganization” in this proxy statement/prospectus. A copy of the Plan is attached as Exhibit “A” to this proxy statement/prospectus. The following discussion is qualified in its entirety by reference to the Plan.

The Reorganization will be accomplished pursuant to the merger of the Interim Bank with and into the Bank, with the Bank surviving under its current name “The Bank of Princeton.” Pursuant to this merger, the shareholders of the Bank will become the shareholders of the Holding Company by operation of law, and the

Bank will be a wholly owned subsidiary of the Holding Company. The existing business and operations of the Bank will continue after the Reorganization. The consolidated capitalization, assets, liabilities and financial statements of the Holding Company immediately following the Reorganization, will be substantially the same as those of the Bank immediately prior to the Reorganization. After the Reorganization, the deposits of the Bank will continue to be insured by the FDIC to the maximum amount permitted by law.

THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE BANK ADOPT THE PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE BANK IS REQUIRED TO ADOPT THE PLAN. ALL PROXIES WILL BE VOTED “FOR” ADOPTION OF THE PLAN, EXCEPT FOR ANY PROXY SPECIFICALLY MARKED TO THE CONTRARY BY A STOCKHOLDER. ABSTENTIONS AND BROKER NON-VOTES WILL CONSTITUTE A VOTE “AGAINST” ADOPTION OF THE PLAN.

Reasons for the Reorganization

Capital. The Federal banking regulators have adopted risk-based capital guidelines for banks and bank holding companies. The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. At least half of the total capital is to be comprised of common stock, retained earnings, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of qualifying cumulative perpetual preferred stock, less goodwill and certain other intangibles (“Tier 1 Capital”). The remainder may consist of other preferred stock, certain other instruments and a portion of the loan loss allowance (“Tier 2 Capital”). “Total Capital” is the sum of Tier I Capital and Tier 2 Capital.

In addition, the Federal banking regulators have established minimum leverage ratio guidelines for banks and bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average total assets of 3% for banks that meet certain specified criteria, including having the highest regulatory rating. All other banks and bank holding companies generally are required to maintain a leverage ratio of at least 3% plus an additional cushion of 100 to 200 basis points. At December 31, 2021, the Bank’s leverage ratio was 12.06%.

Our minimum capital to risk-adjusted assets requirements are a common equity Tier 1 Capital ratio of 4.5% (6.5% for the Bank to be considered “well capitalized”), a Tier 1 Capital ratio of 6.0%, (6.0% for the Company to be “well capitalized” and 8.0% for the Bank to be considered “well capitalized”); and a total capital ratio of 8.0% (10.0% for the Bank to be considered “well capitalized”). In addition, in order to avoid limitations on capital distributions (including dividend payments and certain discretionary bonus payments to executive officers), a banking organization must hold a capital conservation buffer comprised of common equity Tier 1 Capital above its minimum risk-based capital requirements in an amount greater than 2.5% of total risk-weighted assets. The Company’s and the Bank’s capital ratios at December 31, 2021 are set forth below.

	Bank’s Actual Ratio	Required Ratio For Capital Adequacy Purposes	Ratio To Be Well Capitalized Under Prompt Corrective Action Provisions
As of December 31, 2021
Total capital
(to Risk Weighted Assets)	15.10%	8.00%	10.00%
Tier I Capital
(to Risk Weighted Assets)	13.97%	6.00%	8.00%
Common equity tier 1 capital
(to Risk Weighted Assets)	13.97%	4.50%	6.50%
Tier I Capital
(to Average Assets)	12.06%	4.00%	5.00%

Therefore, in order to continue to grow at the rate we desire, and to better protect ourselves from losses in the future, the Bank may require more capital. The Reorganization provides us with a greater ability to raise Tier

1 capital through, among other things, the ability of the Holding Company, as a “small bank holding company” under the regulations of the Federal Reserve, to issue instruments that do not qualify as capital under the Federal Reserve’s regulations, such as debt instruments, and to contribute the proceeds to the Bank as Tier 1 capital.

Growth. At some point in the future, management of the Bank may be interested in growing through the acquisition of another bank, credit union or other financial institution, or the formation or acquisition of other providers of financial services, such as insurance agency, money management, financial planning, commercial and consumer finance and equipment leasing financial institutions. The Board of Directors of the Bank believes that a holding company structure will provide greater flexibility in structuring such acquisitions and in conducting operations thereafter because it permits the ownership of separate subsidiaries with independent management. Depending on the manner in which an acquisition is structured, and certain other factors, such an acquisition may or may not require approval of the Holding Company’s shareholders. No such acquisitions are planned presently.

Holding Company Operations. Upon completion of the Reorganization, the Holding Company will be a bank holding company. Present regulations of the New Jersey Department of Banking and Insurance and the FDIC limit the type of businesses in which the Bank may engage. Establishing the Holding Company as a bank holding company will permit diversification of operations free of these restrictions. See “Supervision and Regulation.”

The Bank’s Board of Directors believes that a system of independent management, within a holding company structure, results in an organization able to enjoy the advantages that make small to medium size banks and other providers of financial services located in the Bank’s geographical market area successful. Community banks and other small to mid-sized providers of financial services operate with maximum flexibility, with management close to the local market and, therefore, can be especially responsive to the needs of customers of a particular community. The Bank’s Board believes that customers are attracted by the highly personalized services these companies are able to perform most effectively. Because of economies of scale, the holding company structure should permit any subsidiaries formed or acquired by the Holding Company to have access to highly trained personnel and specialized programs, in areas such as asset and liability management, marketing, human resources, and data processing, designed to reduce risk, increase market penetration, and promote a higher level and quality of earnings. The Bank’s Board believes that a system of independent management of separate subsidiaries, combined with the support capabilities of a larger institution, will afford the Holding Company and any subsidiaries it may form or acquire in the future the advantages of both large and small institutions. The Bank’s Board recognizes that there is a risk that the holding company will not realize the anticipated economies of scale so as to be able to provide the intended level of support services, and that there is also a risk in operating separate subsidiaries with independent management, in that an imprudent decision made by one subsidiary could adversely affect the combined organization. Nevertheless, the Bank’s Board believes that these risks can be adequately controlled and that the benefits to be derived from the holding company structure are substantial and significantly outweighs the risks.

The holding company structure also provides more flexibility in terms of corporate organization and capital formation, since the structure of the Holding Company will be subject to the Pennsylvania Business Corporation Law and the laws and regulations pertaining to bank holding companies, and not to the more stringent and limiting laws pertaining to banks.

Description of the Reorganization

The Bank has caused the Holding Company, a Pennsylvania business corporation, to be formed and organized. The Holding Company will cause Interim Bank, a New Jersey-chartered bank, to be organized (subject to the approval of the New Jersey Department of Banking and Insurance). The Holding Company will be the sole stockholder of Interim Bank. Contingent upon regulatory approvals, the Reorganization will be accomplished as follows:

(1) The Interim Bank will merge with and into the Bank, with the Bank as the surviving corporation.

(2) The Bank, as the survivor, will retain, among other things, its certificate of incorporation and bylaws, and the assets and liabilities of the Bank, including its deposit accounts and loans.

(3) The stockholders of the Bank will become the shareholders of the Holding Company. Each share of Bank common stock will become a share of the Holding Company common stock. Each certificate evidencing shares of Bank common stock immediately prior to the Reorganization will evidence ownership of the same number of shares of the Holding Company common stock at the effective date of the Reorganization.

(4) The shares of common stock of Interim Bank held by the Holding Company at the effective date will automatically by operation of law be converted into and become such number of shares as shall be equal to the number of shares of Bank common stock issued and outstanding immediately prior to the effective date, which will be the only issued and outstanding shares of common stock of the Bank after the Reorganization.

(5) Interim Bank will cease to exist as a legal entity.

(6) The Bank will be a wholly-owned subsidiary of the Holding Company, and the Bank will continue to carry on the business and activities it conducted immediately prior to the Reorganization. The name “The Bank of Princeton” will continue to be utilized.

Business of the Holding Company

Upon completion of the Reorganization, the Holding Company will own all of the stock of the Bank, and the Bank will be the Holding Company’s operating bank subsidiary. The Holding Company will be a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956. See “Supervision and Regulation.”

Management of the Holding Company and the Bank after the Reorganization

Directors. The following table sets forth the name and the year the term of office expires for each director of the Holding Company.

Name	Term of Office Expires
Edward Dietzler	2023
Stephen Distler	2023
Judith Giacin	2023
Richard Gillespie	2023
Robert N. Ridolfi	2023
Stephen Shueh	2023
Martin Tuchman	2023
Ross Wishnick	2023

For additional information concerning the initial directors of the Holding Company, see “Matter No. 1 — Election of Directors” herein.

The Articles of Incorporation of the Holding Company provide that directors shall serve for terms of one year. Adoption of Plan by the holders of the Bank’s common stock will, in effect, confirm the election of such persons as directors of the Holding Company until the annual meeting of Holding Company shareholders to be held in 2023, without further action and without changes in terms.

Officers. The officers of the Holding Company are, and upon completion of the Reorganization will continue to be, the following persons:

Name	Age	Positions
Edward Dietzler	57	President, Chief Executive Officer, and Chief Financial Officer
Daniel O’Donnell	59	Executive Vice President, Chief Operating Officer and Assistant Secretary
George S. Rapp	69	Executive Vice President and Chief Financial Officer
Jeffrey T. Hanuscin	57	Senior Vice President, Treasurer and Chief Accounting Officer
Robert N. Ridolfi	74	Secretary

It is expected that until the Holding Company becomes actively involved in additional businesses, no compensation will be paid to the directors and officers of the Holding Company in their capacities as such. However, the Holding Company may determine that such separate compensation is appropriate in the future.

At the present time, the Holding Company does not intend to employ any persons other than its management, who will continue as employees of the Bank. If the Holding Company acquires other businesses, it may at such time hire additional employees.

Conditions, Amendment and Termination

The Plan contains a number of conditions which must be met before the Reorganization will be completed, including, among others, (1) the approval of the Plan by the requisite vote of the holders of common stock of the Bank, (2) the receipt of an opinion of counsel that the Reorganization will be treated as a nontaxable transaction under the Internal Revenue Code of 1986 (the “Code”), (3) the approval of the Federal Reserve of the Holding Company as a bank holding company; (4) the approval of the formation of Interim Bank and the Reorganization by the New Jersey Department of Banking and Insurance, (5) the approval of the Reorganization by the Federal Deposit Insurance Corporation, (6) the receipt of all approvals from any other governmental agencies or other third parties, which may be required for the lawful consummation of the Reorganization; and (7) the registration of the shares of the Holding Company Stock to be issued to Bank stockholders in connection with the Merger with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933. Further, to the extent required, the Holding Company is required to have complied with all applicable state securities or “Blue Sky” laws relating to the issuance of Holding Company stock. No such other governmental or third party approvals are currently anticipated to be required.

The Board of Directors of the Bank may cause the Plan to be amended or terminated if the Board determines that such termination or amendment would be advisable. Only amendments of a nonmaterial nature may be effected by the Board of Directors subsequent to the mailing of this Proxy Statement to you. Such amendment or termination may occur at any time prior to the consummation of the Reorganization, whether before or after shareholder approval of the Plan.

Federal Income Tax Consequences of the Reorganization

The Plan provides that completion of the transaction is conditioned upon the receipt of an opinion of counsel (or a tax advisor) to the effect, among other things, that (1) the Reorganization will qualify as a “reorganization” under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and no gain or loss will be recognized by the stockholders of the Bank who receive shares of the Holding Company common stock in exchange for Bank common stock surrendered in the Reorganization, (2) the aggregate basis of the shares of the Holding Company common stock received by stockholders of the Bank in the Reorganization will be the same as the aggregate basis of the shares of Bank common stock surrendered in exchange therefor, (3) the holding period of the shares of the Holding Company common stock received by the stockholders of the Bank in the Reorganization will include the period during which they held their Bank common stock, provided the shares of Bank common stock are held as a capital asset on the effective date of the Reorganization, and (4) no gain or loss will be recognized by the Holding Company on the merger of Interim Bank with and into the Bank in the Reorganization. If this condition is waived by the parties to the Plan, the Bank will, prior to the consummation of the Reorganization, (i) amend this Proxy Statement to disclose such waiver, (ii) distribute such amended Proxy Statement to its stockholders, and (iii) resolicit stockholder approval of the Plan.

This discussion of tax consequences only relates to certain federal income tax matters. It does not address the tax consequences of the Reorganization to Bank stockholders who are subject to special tax treatment (including, for example, foreign persons, financial institutions, dealers in securities, insurance companies, tax-exempt organizations, persons who hold shares of Bank common stock in qualified retirement programs, and persons who hold shares of Bank common stock as part of a hedge, straddle, conversion or constructive sale transaction). Further, it does not address state, local or foreign tax consequences of the Reorganization.

Bank stockholders should note that any tax opinion delivered in connection with the Reorganization is not binding on the Internal Revenue Service or the courts. No assurance can be given that, if such opinion were contested, a court would agree with each of the specific opinions expressed in the opinion letter. Rather, the specific opinions in the opinion letter represent counsel’s best legal judgment as to the likely outcome of the issues addressed if such issues were litigated and all appeals exhausted.

Each stockholder of the Bank should consult his or her own tax counsel as to specific federal and state tax consequences of the transaction.

Financial Accounting Treatment

The Reorganization will be accounted for as a reorganization under common control and the assets, liabilities and stockholders’ equity of the Bank immediately prior to the Reorganization will be carried forward on either separate or consolidated financial statements of the Bank and the Holding Company after the Reorganization at the amounts carried on their respective books at the effective date of the reorganization. Therefore, the consolidated capitalization, assets, liabilities, income and other financial data of the Holding Company immediately following the Reorganization will be substantially the same as those of the Bank immediately prior to the Reorganization, and, after the Reorganization, will be shown in the Holding Company’s consolidated financial statements at the Bank’s historical recorded values. Because the Reorganization will not result in a change in such financial statements, this proxy statement/prospectus does not include financial statements of the Holding Company.

Limitation of Liability and Indemnification of Directors and Officers

The Bylaws of the Holding Company provide for (1) indemnification of directors, officers, employees and agents of the Holding Company and its subsidiaries and (2) the elimination of a director’s liability for monetary damages, in each case to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also provides for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his or her office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Treatment of Stock Certificates

After the effective date of the Reorganization (the “Effective Date”), the former holders of Bank common stock will be entitled to exchange their stock certificates for new certificates evidencing the same number of shares of the Holding Company common stock. The conversion of Bank common stock into the right to receive the Holding Company common stock will occur automatically at the Effective Date. As soon as practicable after the Effective Date, Computershare, the transfer agent for the Bank, in the capacity of exchange agent (the “Exchange Agent”), will send a transmittal form to each Bank stockholder. The transmittal form will contain instructions with respect to the surrender of certificates representing Bank common stock to be exchanged for the Holding Company common stock.

Bank stockholders should not forward bank stock certificates to the Exchange Agent until they have received transmittal forms. Bank stockholders should not return stock certificates with the enclosed proxy card.

Until so exchanged, the Bank’s stock certificates will, for all purposes, represent the same number of shares of the Holding Company common stock as the number of shares of Bank common stock previously represented, and the holders of such certificates will have all of the rights of holders of the Holding Company common stock. The Holding Company may withhold cash dividends, if and when declared, on common stock not so exchanged until such time as it is exchanged. Instructions with respect to the exchange of stock certificates will be sent to all holders of record on the Effective Date of shares of Bank common stock as soon as practicable after the consummation of the Reorganization. Computershare, which serves as the transfer agent and registrar for the Bank’s common stock, will act in the same capacity for the Holding Company’s common stock.

Effect on Employee Benefit Plans, Equity Incentive or Stock Purchase Plans, and Dividend Reinvestment Plan

Upon completion of the Reorganization, all employee benefit plans, equity incentive plans, stock purchase plans and the dividend reinvestment plan of the Bank will remain plans of the Surviving Bank and will be unchanged by the Reorganization, except that any plan which refers to the common stock of the Bank will, following completion of the Reorganization, be deemed to refer instead to common stock of the Holding Company. In the future, the Holding Company may adopt such employee benefit plans in order to cover any employees and directors of the Holding Company who are not also employees of the Bank. If the Holding Company acquires other bank subsidiaries, such employee benefit plans may be extended to cover the employees of such institutions.

Effective Date

The Effective Date of the Reorganization and the merger shall be the date specified in the Reorganization approval to be issued by the New Jersey Department of Banking and Insurance. Management currently anticipates that the Effective Date will occur in the third quarter of 2022.

Supervision and Regulation

Overview

The Holding Company will operate within a system of banking laws and regulations intended to protect bank customers and depositors, and these laws and regulations govern the permissible operations and management, activities, reserves, loans and investments of the Holding Company.

The Holding Company will be a bank holding company under the Federal Bank Holding Company Act of 1956, and is subject to the supervision of the Board of Governors of the Federal Reserve System. In general, that act limits the business of bank holding companies to banking, managing or controlling banks, and performing certain servicing activities for subsidiaries and, as a result of the Gramm-Leach-Bliley Act amendments, permits bank holding companies that are also financial holding companies to engage in any activity, or acquire and retain the shares of any company engaged in any activity, that is either (1) financial in nature or incidental to such financial activity or (2) complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally. In order for a bank holding company to engage in the broader range of activities that are permitted for bank holding companies that are also financial holding companies, upon satisfaction of certain regulatory criteria, the bank holding company must file a declaration with the Federal Reserve that it elects to be a “financial holding company.” The Holding Company has not applied to become a financial holding company. The Holding Company is also subject to other federal laws and regulations as well as the corporate laws and regulations of Pennsylvania, the state of its incorporation.

As a bank holding company, the Holding Company, with certain exceptions, is prohibited from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company which is not a bank and from engaging in any business other than that of banking, managing and controlling banks or furnishing services to subsidiary banks. Prior approval of the Federal Reserve is required for the acquisition by the Holding Company of more than five percent of the voting stock of any other bank. Satisfactory capital ratios, Federal Community Reinvestment Act ratings and anti-money laundering policies are generally prerequisites to obtaining federal regulatory approval to make acquisitions.

The Bank is a commercial bank chartered under the laws of the State of New Jersey and is subject to the New Jersey Department of Banking and Insurance Act of 1948 (the “Banking Act”). As such, it is subject to regulation, supervision and examination by the New Jersey Department of Banking and Insurance and by the FDIC. Each of these agencies regulates aspects of activities conducted by the Bank and the Holding Company, as discussed below. The Bank is not a member of the Federal Reserve Bank of Philadelphia.

The following descriptions summarize some of the key laws and regulations to which the Bank is subject, and to which the Company is subject as a registered bank holding company. These descriptions are not intended to be complete and are qualified in their entirety by reference to the full text of the statutes and regulations. Future changes in these laws and regulations, or in the interpretation and application thereof by their administering agencies, cannot be predicted, but could have a material effect on the business and results of the Holding Company and the Bank.

Dividend Restrictions

The primary source of cash to pay dividends to the Holding Company’s shareholders and to meet the Company’s obligations is dividends paid to the Holding Company by the Bank. Dividend payments by the Bank to the Holding Company are subject to the laws of the State of New Jersey, the New Jersey Banking Act, the Federal Deposit Insurance Act (“FDIA”) and the regulation of the New Jersey Department of Banking and Insurance and of the Federal Reserve. Under the New Jersey Banking Act, a bank may declare and pay cash dividends only if, after payment of the dividend, the capital stock of the bank will be unimpaired and either the bank will have a surplus of not less than 50% of its capital stock or the payment of the dividend will not reduce the bank’s surplus. The FDIC prohibits payment of cash dividends if, as a result, the institution would be undercapitalized, or the institution is in default with respect to any assessment due to the FDIC. In addition to these explicit limitations, the federal regulatory agencies are authorized to prohibit a banking subsidiary or bank holding company from engaging in unsafe or unsound banking practices. Depending upon the circumstances, the agencies could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

Under Pennsylvania law, the Holding Company may not pay a dividend, if, after giving effect thereto, it would be unable to pay its debts as they become due in the usual course of business and, after giving effect to the dividend, the total assets of the Holding Company would be less than the sum of its total liabilities plus the amount that would be needed, if the Holding Company were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose rights are superior to those receiving the dividend.

It is the policy of the Federal Reserve that bank holding companies should pay cash dividends on common stock only out of income available from the immediately preceding year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividend that undermines the bank holding company’s ability to serve as a source of strength to its banking subsidiary. A bank holding company may not pay dividends when it is insolvent.

In 2021, the Bank paid $4.4 million in cash dividends to common shareholders.

Transactions with Affiliates

Banking laws and regulations impose certain restrictions on the ability of bank holding companies to borrow from and engage in other transactions with their subsidiary banks. Generally, these restrictions require that any extensions of credit must be secured (at levels of 100% and more) by designated amounts of specified collateral and be limited to (i) 10% of the bank’s capital stock and surplus per non-bank affiliated borrower, and (ii) 20% of the bank’s capital stock and surplus aggregated as to all non-bank affiliated borrowers. In addition, certain transactions with affiliates must be on terms and conditions, including credit standards, at least as favorable to the institution as those prevailing for arms-length transactions.

Deposit Insurance

All U.S. banks are required to have their deposits insured by the FDIC. The maximum amount of deposit insurance per depositor is $250,000. The FDIC charges premiums or “assessments” to pay for the deposit insurance provided. These assessments are based on the average total assets of a bank minus the bank’s average tangible equity.

Deposit insurance assessments have been “risk based,” in that the riskier a bank’s perceived business activities, the higher deposit insurance rate it has to pay. All banks are assigned to one of four “risk categories” by the FDIC, pursuant to their capital levels and examination results. The assignment to a particular risk category is made by the FDIC each quarter based on the most recent information available. Then, the FDIC applies certain adjustments to each bank based on its specific asset attributes to determine a final assessment ratio. As discussed above, these assessments are based on assets, not deposits, and the assessment rates will range from 2.5 basis points to 45 basis points.

The Dodd-Frank Act authorizes the FDIC to establish a “designated reserve ratio” (which the FDIC has now set at 2.0%), and to reduce or eliminate assessments if the designated reserve ratio is met. If the deposit fund reserve ratio is 2.5% or more, the FDIC is authorized, but not required, to return assessments to banks.

Capital Adequacy

The Federal banking regulators have adopted risk-based capital guidelines for banks and bank holding companies. The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. At least half of the total capital is to be comprised of common stock, retained earnings, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of qualifying cumulative perpetual preferred stock, less goodwill and certain other intangibles (“Tier 1 Capital”). The remainder may consist of other preferred stock, certain other instruments and a portion of the loan loss allowance (“Tier 2 Capital”). “Total Capital” is the sum of Tier 1 Capital and Tier 2 Capital.

In addition, the Federal banking regulators have established minimum leverage ratio guidelines for banks and bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average total assets of 3% for banks that meet certain specified criteria, including having the highest regulatory rating. All other banks and bank holding companies generally are required to maintain a leverage ratio of at least 3% plus an additional cushion of 100 to 200 basis points.

Our minimum capital to risk-adjusted assets requirements are a common equity Tier 1 Capital ratio of 4.5% (6.5% for the Bank to be considered “well capitalized”), a Tier 1 Capital ratio of 6.0%, (6.0% for the Company to be “well capitalized” and 8.0% for the Bank to be considered “well capitalized”); and a total capital ratio of 8.0% (10.0% for the Bank to be considered “well capitalized”).

The Bank’s capital ratios at December 31, 2021 are set forth above under “Reasons for the Reorganization.”

In order to avoid limitations on capital distributions (including dividend payments and certain discretionary bonus payments to executive officers), a banking organization must hold a capital conservation buffer comprised of common equity Tier 1 Capital above its minimum risk-based capital requirements in an amount greater than 2.5% of total risk-weighted assets.

As of December 31, 2021, the Bank is “well-capitalized” and has a capital conservation buffer greater than 2.5%.

Prompt Corrective Action

The Federal Deposit Insurance Act (“FDIA”) requires federal banking regulators to take prompt corrective action with respect to depository institutions that do not meet minimum capital requirements. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have an adverse material effect on the Company’s financial condition. Under the FDIA’s Prompt Corrective Action Regulations, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.

The Prompt Corrective Action Regulations define specific capital categories based on an institution’s capital ratios. The capital categories, in declining order, are “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” and “critically undercapitalized.” The FDIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the capital category by which the institution is classified. Institutions categorized as “undercapitalized” or worse may be subject to requirements to file a capital plan with their primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on asset growth and executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the regulatory agencies, including requirements to raise additional capital, sell assets or sell the entire institution. Once an institution becomes “critically undercapitalized,” it generally must be placed in receivership or conservatorship within 90 days.

The appropriate federal banking agency may, under certain circumstances, reclassify a well-capitalized insured depository institution as adequately capitalized. The appropriate agency is also permitted to require an adequately capitalized or undercapitalized institution to comply with the supervisory provisions as if the institution were in the next lower category (but not to treat a significantly undercapitalized institution as critically undercapitalized) based on supervisory information other than an institution’s capital levels.

Unsafe and Unsound Practices

Notwithstanding its Prompt Corrective Action Regulations category dictated by risk-based capital ratios, the FDIA permits the appropriate bank regulatory agency to reclassify an institution if it determines, after notice and a hearing, that the condition of the institution is unsafe or unsound, or if it deems the institution to be engaging in an unsafe or unsound practice. Also, if a federal regulatory agency with jurisdiction over a depository institution believes that the depository institution will engage, is engaging, or has engaged in an unsafe or unsound practice, the regulator may require that the bank cease and desist from such practice, following notice and a hearing on the matter.

The USA PATRIOT Act

The USA PATRIOT Act of 2001 is a comprehensive anti-terrorism law. Title III of the USA PATRIOT Act imposes significant anti-money-laundering compliance and due diligence obligations on financial institutions, imposes crimes and penalties and expands the extra-territorial jurisdiction of the United States. The Treasury has issued a number of implementing regulations which apply various requirements of the USA PATRIOT Act to financial institutions such as the Bank. Those regulations impose new obligations on financial institutions to maintain appropriate policies, procedures and controls to detect, prevent and report money laundering and terrorist financing.

Failure of a financial institution to comply with the USA PATRIOT Act’s requirements could have serious legal consequences for the institution and adversely affect its reputation. The Company and the Bank adopted policies, procedures and controls designed to address compliance with the requirements of the USA PATRIOT Act under the existing regulations and will continue to revise and update its policies, procedures and controls to reflect changes required by the USA PATRIOT Act and by Treasury regulations.

Community Reinvestment Act

The Community Reinvestment Act (“CRA”) requires that banks meet the credit needs of all of their assessment area, as established for these purposes in accordance with applicable regulations based principally on the location of branch offices, including those of low-income areas and borrowers. The CRA also requires that the FDIC assess all financial institutions that it regulates to determine whether these institutions are meeting the credit needs of the community they serve. Under the CRA, institutions are assigned a rating of “outstanding,” “satisfactory,” “needs to improve” or “unsatisfactory.”

Our record in meeting the requirements of the CRA is made publicly available and is taken into consideration in connection with any applications with federal regulators to engage in certain activities, including approval of a branch or other deposit facility, mergers and acquisitions, office relocations, or expansions into non-banking activities. As of December 31, 2021, we maintained a “satisfactory” CRA rating.

The federal banking regulators in 2019 announced extensive proposed changes to the regulations under CRA, but no final rules have yet been adopted.

Consumer Privacy

The Gramm-Leach-Bliley Act’s financial privacy provisions generally prohibit financial institutions, including the Bank, from disclosing or sharing nonpublic personal financial information to third parties for marketing or other purposes not related to transactions, unless customers have an opportunity to “opt out” of authorizing such disclosure, and have not elected to do so. It has never been the policy of the Bank, to release such information except as may be required by law.

Loans to One Borrower

New Jersey banking law limits the total loans and extensions of credit by a bank to one borrower at one time to 15% of the capital funds of the bank, or up to 25% of the capital funds of the bank if the additional 10% is fully secured by collateral having a market value (as determined by reliable and continuously available price quotations) at least equal to the amount of the loans and extensions of credit over the 15% limit.

Concentration and Risk Guidance

The federal banking regulatory agencies promulgated joint interagency guidance regarding material direct and indirect asset and funding concentrations. The guidance defines a concentration as any of the following: (i) asset concentrations of 25% or more of Total Capital (loan related) or Tier 1 Capital (non-loan related) by individual borrower, small interrelated group of individuals, single repayment source or individual project; (ii) asset concentrations of 100% or more of Total Capital (loan related) or Tier 1 Capital (non-loan related) by industry, product line, type of collateral, or short-term obligations of one financial institution or affiliated group; (iii) funding concentrations from a single source representing 10% or more of Total Assets; or (iv) potentially volatile funding sources that when combined represent 25% or more of Total Assets (these sources may include brokered, large, high-rate, uninsured, internet listing service deposits, Federal funds purchased or other potentially volatile deposits or borrowings). If a concentration is present, management must employ heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment and monitoring through market analysis and stress testing, third party review and increasing capital requirements. The Bank adheres to the practices recommended in this guidance.

Overall Impact of New Legislation and Regulations

Various legislative initiatives are from time to time introduced in Congress and in the New Jersey State Legislature. It cannot be predicted whether or to what extent the business and condition of the Holding Company or the Bank will be affected by new legislation or regulations, and legislation or regulations as yet to be proposed or enacted. Given that the financial industry remains under stress and severe scrutiny, and given that the U.S. economy has not yet fully recovered to pre-crisis levels of activity, we fully suspect that there will be significant legislation and regulatory actions that will materially affect the banking industry generally and our bank specifically for the foreseeable future.

Bank Stockholders Have Dissenters’ Rights in the Reorganization

Under New Jersey law, stockholders of the Bank have the right to dissent from the Reorganization and to receive payment in cash for the value of their shares of Bank common stock instead of shares of Holding Company stock. Bank stockholders electing to do so must comply with the statutory provisions relating to dissenters’ rights in order to perfect their dissenters’ rights. A copy of the applicable statutory provisions are attached as Annex D of this document.

However, if any stockholder exercises its dissenters’ rights and does not withdraw such exercise thereafter, the Bank may not consummate the Reorganization, and may terminate the Plan, in which case such stockholder would not receive any payment for his or her shares.

Ensuring perfection of dissenters’ rights can be complicated. The procedural rules are specific and must be followed precisely. A Bank stockholder’s failure to comply with these procedural rules may result in his or her becoming ineligible to pursue dissenters’ rights.

The following is intended as a brief summary of the material provisions of the New Jersey banking law procedures that a Bank stockholder must follow in order to dissent from the Reorganization and obtain payment of the value of his or her shares of Bank common stock instead of the shares of Holding Company common stock. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the statutory provisions relating to dissenters’ rights, the full text of which appears in Annex D of this proxy statement/prospectus. Liberty is notifying each of the holders of record of its capital stock as of March 11, 2022 that dissenters’ rights are available and intends that this proxy statement and prospectus constitutes this notice.

If you are a Bank stockholder and you wish to exercise your dissenters’ rights, you must satisfy the following:

You must serve a written notice of dissent: You must serve a written notice of dissent from the Plan at the principal office of the Bank no later than the third day prior to the annual meeting of stockholders. Delivery of the notice of dissent may be made by registered mail or in person by you or your agent.

You must not vote for approval of the merger agreement: You must not vote for approval of the Plan. If you vote, by proxy or virtually at the annual meeting, in favor of the Plan, this will terminate your dissenters’ rights.

You must make a written demand for dissenters’ rights: You must deliver a written demand for dissenters’ rights to the principal office of the Bank within 30 days after the filing of the Plan with the New Jersey Department of Banking and Insurance following the annual meeting of stockholders where the Plan is approved by the stockholders. This written demand for dissenters’ rights must be separate from your proxy card. A vote against the Plan alone will not constitute a demand for dissenters’ rights.

Delivery of the demand for payment may be made by registered mail or in person by you or your agent. If you are a Bank stockholder who elects to exercise dissenters’ rights, you may mail or deliver a written demand to:

The Bank of Princeton

183 Bayard Lane

Princeton, New Jersey 08540

Attention: Corporate Secretary

The written demand for payment should state that the stockholder is demanding payment of the value of the stockholder’s shares and may specify the stockholder’s name, mailing address and the number of shares of common stock owned. The Bank may within ten days of receipt of the demand for dissenters’ rights offer to pay the stockholder an amount for his shares that in the opinion of the Bank does not exceed the amount which would be paid if Bank liquidated as of the effective date of the Reorganization. The Bank intends that any such payment would be in cash.

If a stockholder fails to accept the offer from the Bank or if no offer is made, the stockholder must within three weeks after the receipt of the offer from the Bank or within three weeks after the demand was made if no offer was made by the Bank, initiate an action in New Jersey Superior Court. Neither the Bank nor the Holding Company has an obligation to file this action, and if you do not file this action within the above time frame, you will lose your dissenters’ rights.

The court will appoint a board of three appraisers to determine the value of the shares of all stockholders who are party to the action. In determining such value, the appraisers may take into account all relevant factors, including hearing evidence from the parties and upon such determination will file a report in the Superior Court where the determination of any two of the appraisers will control. Either party may appeal the ruling to the Superior Court within ten days of the filing of the appraisers’ report and the Superior Court will issue a final ruling. The Bank will then pay the dissenting stockholders the judicially determined value of the Bank shares, which the Bank intends to pay in cash, plus a judicially determined interest rate. The Bank will be responsible for paying the fees of the appraisers.

Stockholders considering seeking dissenters’ rights for their shares should note that the value of their shares determined under New Jersey banking law could be more, the same, or less than the value of the shares of Holding Company common stock they would receive pursuant to the Plan if they did not seek appraisal of their shares.

IF YOU FAIL TO STRICTLY COMPLY WITH THE PROCEDURES DESCRIBED ABOVE YOU WILL LOSE YOUR DISSENTERS’ RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR DISSENTERS’ RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO DO SO.

DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

General

The authorized capital of the Holding Company consists of 15,000,000 shares of common stock, with no par value. Except as described below, each share of the Holding Company common stock will have the same relative rights as, and will be identical in all respects with, each other share of the Holding Company common stock.

Common Stock

Voting Rights. The holders of the common stock will possess exclusive voting rights in the Holding Company. Each holder of shares of common stock will be entitled to one vote for each share held on matters upon which stockholders have the right to vote. Shareholders will not be entitled to cumulate their votes for the election of directors.

Dividends. Under the Pennsylvania Business Corporation Law, the Holding Company may only pay dividends if solvent and if payment of such dividend would not render the Holding Company insolvent. Funds for dividend distribution must initially come from dividends paid to the Holding Company by the Bank, so that the restrictions on the Bank’s ability to pay dividends are indirectly applicable to the Holding Company. The Bank’s ability to pay dividends is restricted by certain regulations. See “Supervision and Regulation — Dividend Restrictions.”

The Holding Company presently intends to continue the Bank’s policy of paying dividends if, as and when declared by the Holding Company board of directors. In 2021, the Bank paid $4.4 million in cash dividends to common shareholders. Its most recent quarterly cash dividend was declared on January 26, 2022 in the amount of $0.25 per share payable on February 28, 2022 to shareholders of record at the close of business on February 11, 2022.

Preemptive Rights; Redemption. Holders of the Holding Company common stock will not be entitled to preemptive rights with respect to any shares of the Holding Company that may be issued. The common stock will not be subject to redemption. Upon receipt by the Holding Company of the full specified purchase price therefor, the common stock will be fully paid and nonassessable.

Liquidation. In the event of any liquidation, dissolution, or winding up of the Holding Company, after payment of all debts and liabilities of the Holding Company, the holders of the Holding Company common stock would be entitled to receive all assets of the Holding Company available for distribution in cash or in kind.

Transfer. The shares of the Holding Company common will be freely transferable after the Reorganization, except for shares held by affiliates of the Holding Company.

INFORMATION ABOUT THE BANK AND THE HOLDING COMPANY

General Information

The Holding Company is a Pennsylvania chartered corporation, and when the Reorganization is completed it will be a bank holding company registered with and supervised by the Federal Reserve Board. It will also hold all of the issued and outstanding shares of common stock of the Bank. The Holding Company was incorporated on April 23, 2022 under the Pennsylvania Business Corporation Law for the purpose of becoming a bank holding company for the Bank. Initially, the Holding Company will have no other direct subsidiaries. The Bank has five subsidiaries: Bayard Lane, LLC; Bayard Properties, LLC; 112 Fifth Avenue, LLC; TBOP Delaware Investment Company; and TBOP REIT, Inc. The Holding Company’s business will consist primarily of managing and supervising the Bank and its principal source of income will be revenues generated by the Bank. The principal executive office of the Holding Company is located at 183 Bayard Lane, Princeton, New Jersey.

The Bank, a community oriented commercial bank, was established in New Jersey in 2007. The Bank is a full service bank providing personal and business lending and deposit services. The Bank has 19 branches in New Jersey, including two in Princeton and others in Bordentown, Browns Mills, Chesterfield, Cream Ridge, Deptford, Hamilton, Lakewood, Lambertville, Lawrenceville, Monroe, Montgomery, New Brunswick, Pennington, Piscataway, Princeton Junction, Quakerbridge and Sicklerville. There are also four branches in the Philadelphia, Pennsylvania area. The Bank’s main office is located at 183 Bayard Lane, Princeton, New Jersey.

Market Area and Competition

We have substantial competition in originating commercial and consumer loans in our market area. This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Many of our competitors enjoy advantages over us, including greater financial resources and higher lending limits, a wider geographic presence, more accessible branch office locations, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. Among other things, this competition could reduce our interest income and net income by decreasing the number and size of loans that we originate and the interest rates we may charge on these loans.

In attracting business and consumer deposits, we face substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of our competitors enjoy advantages over us, including greater financial resources, more aggressive marketing campaigns, better brand recognition and more branch locations. These competitors may offer higher interest rates on deposits, which could decrease the deposits that we attract, or require us to increase the rates we pay to retain existing deposits or attract new deposits. Deposit competition could adversely affect our net interest income and net income, and our ability to generate the funds we require for our lending or other operations. As a result, we may need to seek other sources of funds that may be more expensive to obtain and could increase our cost of funds.

Products and Services

The Bank is a full service community bank, and offers an array of deposit products, loan services, and other services to its customers, filling both retail and commercial needs. Our loan portfolio consists of variable-rate and fixed-rate loans with a significant concentration in commercial real estate lending. While most loans and other credit facilities are appropriately collateralized, major emphasis is placed upon the financial condition of the borrower and the borrower’s cash flow versus debt service requirements.

Our deposit services are generally comprised of a traditional range of deposit products, including checking accounts, savings accounts, attorney trust accounts, money market accounts, and certificates of deposit. We offer our customers access to automated teller machines and other services which increase customer convenience and encourage continued and additional banking relationships.

Properties

We conduct our operations from our headquarters and branch located at 183 Bayard Lane, Princeton, New Jersey, an operations center at 403 Wall Street, Princeton, New Jersey, and from 24 other branch locations in New Jersey and Pennsylvania. The following table sets forth certain information regarding the Bank’s properties as of December 31, 2021:

Location	Leased or Owned	Date of Lease Expiration[1]

Corporate Headquarters and Branch 183 Bayard Lane Princeton, NJ	Leased	October 31, 2023

Operations Center 403 Wall Street Princeton, NJ	Leased	February 28, 2026

Hamilton Branch 339 Route 33 Hamilton, NJ	Leased	October 30, 2025

Pennington Branch 2 Route 31 Pennington, NJ	Leased	April 30, 2022

Montgomery Branch 1185 Route 206 North Princeton, NJ	Leased	April 30, 2025

Monroe Branch 1 Rossmoor Drive Monroe Township, NJ	Leased	July 31, 2030

Lambertville Branch 10-12 Bridge Street Lambertville, NJ	Owned	N/A

Lawrenceville Branch 2999 Princeton Pike Lawrenceville, NJ	Leased	October 30, 2025

Nassau Street Branch 194 Nassau Street Princeton, NJ	Leased	November 30, 2026

New Brunswick Branch 1 Spring Street, Suite 102 New Brunswick, NJ	Leased	March 31, 2022

Cream Ridge Branch 403 Rt 539 Cream Ridge, NJ	Leased	October 28, 2023

Chesterfield Branch 305 Bordentown-Chesterfield Road Chesterfield, NJ	Owned	N/A

Location	Leased or Owned	Date of Lease Expiration[1]

Bordentown Branch 335 Farnsworth Avenue Bordentown, NJ	Owned	N/A

Browns Mills Branch 101 Pemberton Browns Mills Road Browns Mills, NJ	Owned	N/A

Deptford Branch 1893 Hurffville Road Deptford, NJ	Owned	N/A

Sicklerville Branch 483 Cross Key Road Sicklerville, NJ	Leased	February 1, 2026

Princeton Junction Branch 11 Cranbury Road Princeton Junction, NJ	Leased	September 1, 2022

Quakerbridge Branch 3745 Quakerbridge Road Hamilton, NJ	Leased	April 1, 2024

Lakewood Branch 12 American Avenue, 7B Lakewood, NJ	Leased	August 20, 2025

Piscataway Branch 1642 Stelton Road, Suite 410 Piscataway, NJ	Leased	March 31, 2027

North Wales Branch 1222 Welsh Road North Wales, PA	Leased	September 30, 2026

Cheltenham Branch 470 West Cheltenham Avenue Philadelphia, PA	Leased	January 25, 2026

Chinatown Branch 921 Arch Street Philadelphia, PA	Leased	September 30, 2022

Chestnut Street Branch 1839 Chestnut Street Philadelphia, PA	Leased	February 28, 2027

The expiration date is based on the next upcoming maturity date and does not take into consideration any renewal/extensions dates.

Employees

As of December 31, 2021, the Bank had approximately 181 full-time equivalent employees.

Market Price and Dividend Information

As of March 11, 2022, there were [•] shares of Bank common stock outstanding which were held by approximately [•] holders of record. The number of stockholders does not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms, and others.

The Bank’s common stock trades on the “NASDAQ Global Select Market” under the ticker symbol “BPRN.” The following table shows the quarterly high and low closing prices of our common stock traded on NASDAQ.

	High		Low		Dividend Declared
2022
First Quarter(through March [•], 2022)	$	[•]	$	[•]	$0.25
2021
Fourth Quarter		$30.89		$28.71	$0.25
Third Quarter		$30.74		$27.90	$0.18
Second Quarter		$31.25		$25.58	$0.18
First Quarter		$30.00		$21.26	$0.18
2020
Fourth Quarter		$26.44		$18.12	$0.12
Third Quarter		$20.45		$17.40	$0.10
Second Quarter		$24.70		$17.51	$0.10
First Quarter		$32.25		$19.07	$0.10

There can be no assurance that future earnings will be sufficient to allow the Holding Company to maintain or increase the amount of the cash dividend. Under Pennsylvania law, the Holding Company may only pay dividends if solvent and if payment of such dividend would not render the Holding Company insolvent. A substantial source of the Holding Company’s income from which it can pay dividends is the receipt of dividends from the Bank. The Bank’s ability to pay dividends is limited by certain regulations. See “Supervision and Regulation — Dividend Restrictions.”

COMPARISON OF SHAREHOLDER RIGHTS

The following is an outline of some of the differences between your current rights as a shareholder of the Bank and the rights you will have as a shareholder of the Holding Company.

This table is qualified in its entirety by the more detailed information appearing elsewhere herein and by the content of the Holding Company’s Articles of Incorporation and Bylaws attached as Annexes “B” and “C” hereto, respectively.

	The Bank	The Holding Company
Number of Directors	Five to 25 in number, as determined by the Board of Directors	Three to 25 in number, as determined by the Board of Directors

Voting: Other Matters	One vote for each share owned of record. Except as provided below, corporate actions generally require the approval of a majority of the votes cast	One vote for each share owned of record. Except as provided below, corporate actions generally require the approval of the holders of a majority of the shares represented at any meeting at which a quorum is present.

Shareholder Action: Liquidation or Dissolution	Requires an affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast on the matter	A majority of the votes cast by shareholders is required.

Shareholder Action: Amendment of Articles	Requires an affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast on the matter.	Requires affirmative vote of majority of the votes cast, except amendments of the provisions (i) eliminating cumulative voting for directors, (ii) prohibiting shareholder action without a meeting, (iii) prohibiting shareholders from calling special meetings, (iv) stating that no shareholder shall have preemptive rights, and (vii) regarding the amendment of the articles require the affirmative vote of at least two-thirds of outstanding shares.

Shareholder Action: Merger or Consolidation	An affirmative vote of at least two-thirds of the outstanding shares.	Affirmative vote of a majority of votes cast; no shareholder approval is required for a merger in which (a) a Pennsylvania corporation with articles of incorporation identical to the Holding Company’ is the survivor, (b) each share of the Holding Company stock is to continue or be converted into an identical share of the survivor, and (c) the

	The Bank	The Holding Company
Holding Company shareholders hold a majority of the outstanding voting shares of the survivor.

Amendment of Bylaws	Requires an affirmative vote of majority of directors, or at an annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the capital stock of the bank entitled to vote at such meeting.	Requires an affirmative vote of majority of directors, or an affirmative vote of shareholders owning 66-2/3% of outstanding shares.

Dissenters Rights	Yes	Yes, with numerous exceptions including if shareholder approval of merger is not required or if the Holding Company shares are listed on a national securities exchange, or held of record by more than 2,000 shareholders. If exceptions apply, shareholders will not have dissenters rights.

Right of Shareholders to Call Shareholders’ Meeting	Special meetings of the stockholders may be called by the board of directors, the chairman, the president, or by the holders of not less than 50% of all outstanding shares of the common stock of the Bank. Notice of a special meeting must be provided by mail not less than 10 nor more than 60 days before the date of the meeting.	Special meetings of the shareholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the Holding Company would have if there were no vacancies on the board of directors

Shareholder Derivative or Non-Derivative Against Director for Director Misconduct	Derivative and non-derivative actions permitted, and directors of the Bank will not be personally liable to the Bank or stockholders for their breach of any duty owed to the Bank or stockholders, except for a breach relating to an act or omission (i) in violation of the duty of loyalty to the bank or stockholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such officer or director of an improper personal benefit.	Only derivative action is permitted, and a director is not personally liable for monetary damages unless the act or omission constitutes recklessness, self-dealing or willful misconduct

Indemnification of directors, officers, and employees	The Bank has the power to indemnify a corporate agent against expenses incurred in connection with any proceeding	Yes; except that a director cannot be indemnified if his act or omission constitutes recklessness or willful misconduct. In addition,

	The Bank	The Holding Company

involving such person in their capacity as a corporate agent, if (i) in a proceeding other than by or in the right of the Bank, such person acted in a good faith, reasonable manner and, in a criminal proceeding, had no reason to believe their conduct was unlawful, or (ii) in a proceeding by or in the right of the Bank, if such person acted in a good faith, reasonable manner and is not adjudged to be liable for negligence or misconduct, unless and to the extent the presiding court determines indemnification would be proper.

The Bank must indemnify a corporate agent against expenses incurred to the extent that the corporate agent is successful on the merits or otherwise in defending such a proceeding.

a director cannot be indemnified in connection with any action or proceeding initiated by a federal banking agency.

Mandatory Tender Offer by a 25% Shareholder	No restrictions, except that the acquisition of 25% interest triggers change in control regulations of the FDIC and the PADOB that may result in the acquisition of such an interest being reversed.	Yes – Under the Pennsylvania Business Corporation Act, a shareholder acquiring shares with 25% more of the voting power of the Holding Company is required to offer to purchase all shares of stock owned by other shareholders in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation.

Shareholder nominations and proposals before Annual Meeting of Shareholders	Nominations for candidates for election as director and proposals of business to be brought before an annual meeting may be made by any stockholder who is a stockholder of record on the record date for the meeting and is entitled to vote at the meeting. To make a nomination or proposal, a stockholder must deliver a notice,	Nominations for candidates for election as director and proposals must be filed by shareholder in writing with the Holding Company’ Secretary (i) at least 90 days before the date of the meeting, in the case of nominations, and (ii) not less than 90 but not more than 150 days before meeting; but if less than 21

	The Bank	The Holding Company
	meeting the requirements of the Bank’s bylaws, (i) not less than 90 days before the date of the meeting, in the case of nominations, and (ii) not less than 90 and not more than 150 days before the date of the meeting, in the case of business proposals.	days’ notice of meeting is given, nominations and proposals may be so filed no later than seven days after notice of meeting is mailed.

Vacancies and Newly Created Directorships	Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors between annual meetings may be filled by appointment by the board of directors for a term of office continuing only until the next election of directors by the stockholders, provided that, between annual meetings, the board of directors may not increase the size of the board by more than two directors.	A majority of the remaining directors shall have the exclusive power to fill any vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred.

Removal of Directors	Directors may be removed from office only by operation of law under the New Jersey Banking Act if a director ceases to be the owner of qualifying shares, within thirty days after his election or appointment he or she fails to subscribe the required oath of office, or if he or she defaults for thirty days in payment of an undisputed obligation to the bank.	Shareholders of the Holding Company may remove from office the entire board of directors or any individual director only for cause (as defined in the articles). Such removal shall be made by the vote of shareholders cast in favor of the resolution for the removal of such director for cause constituting at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors. The Board of Directors may remove a director only for cause (as defined in the bylaws).

MATTER NO. 3

ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are asking our stockholders for a non-binding vote on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. The current frequency of our stockholder advisory votes on executive compensation is every year. The next shareholder advisory vote will occur in 2023.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

In deciding how to vote on this proposal, the Board urges you to consider the following factors:

•

Our executive compensation program is designed to attract and retain executive officers by offering a competitive salary, the potential for short-term and long-term incentive compensation awards (cash and stock), tax-qualified and non-qualified retirement benefits and health and welfare benefits.

•

The Bank’s Compensation Committee has designed compensation packages for the Bank’s senior executives to be competitive with the compensation offered by those peers with whom we compete for management talent.

•

The Bank’s compensation practices have not and do not include the abusive and short-term practices that have been prevalent at some large financial institutions. The Bank’s compensation program does not encourage excessive and unnecessary risks that would threaten the value of the Bank.

Stockholders are urged to read the “Board of Directors and Committees–Compensation Processes and Procedures” and “Executive Officers and Compensation–Executive Compensation” sections of this proxy statement/prospectus for greater detail about our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation program as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Bank’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

MATTER NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Background

The audit committee of the Board of Directors has appointed Wolf & Company, P.C. as independent auditors of the Bank for the year ending December 31, 2022, and has further directed that the appointment of such auditors be submitted for ratification by the stockholders at the annual meeting.

The Bank is seeking shareholder ratification of the audit committee’s selection of the Bank’s independent auditors even though the Bank is not legally required to do so. If the Bank’s shareholders ratify the audit committee’s selection, the audit committee nonetheless may, in their discretion, retain another independent auditing firm at any time during the year if the audit committee feels that such change would be in the best interest of the Bank. Alternatively, in the event that this proposal is not approved by the Bank’s stockholders, the audit committee may re-evaluate its decision.

We expect that a representative of Wolf & Company, P.C. will attend the annual meeting. If so, he or she will be extended an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

Change in Accountants

Effective June 21, 2021, the Board of Directors of the Bank dismissed BDO USA, LLP (“BDO”) as the Bank’s independent registered public accounting firm. The dismissal of BDO was reviewed and recommended by the Audit Committee of the Board of Directors of the Bank. On June 22, 2021, the Bank, after review and recommendation of the Bank’s Audit Committee, appointed Wolf & Company, P.C. as the Bank’s new independent registered public accounting firm for and with respect to the year ending December 31, 2021. The reports of BDO on the consolidated financial statements of the Bank as of and for the fiscal years ended December 31, 2020 and December 31, 2019 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2020 and December 31, 2019, and through June 21, 2021, there were no (i) disagreements between the Bank and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure within the meaning of Item 304(a)(1)(iv) of SEC Regulation S-K, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in BDO’s reports for the audited consolidated financial statements for such years, or (ii) reportable events, as defined in Item 304(a)(1)(v). During the fiscal years ended December 31, 2020 and December 31, 2019, and through June 21, 2021, neither the Bank nor anyone acting on behalf of the Bank consulted Wolf & Company, P.C. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Bank’s financial statements, nor did Wolf & Company, P.C. provide a written report or oral advice to the Bank that Wolf & Company, P.C. concluded was an important factor considered by the Bank in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit and All Other Fees

The following table presents fees for professional services rendered by Wolf & Company, P.C. and BDO for the audit of the Bank’s annual financial statements for the fiscal year ended December 31, 2021 and the fiscal year ended December 31, 2020, respectively.

	2021	2020
Audit fees [1]	$210,000	$257,864
Audit-related fees [2]	—	—
Tax fees [3]	—	—
All other fees [4]	52,400	—

Total	$262,400	$257,864

[1]

Audit Fees consist of the aggregate fees billed for professional services rendered by the auditors for the audit of the Bank’s annual financial statements and review of financial statements included in Forms 10-Q, or services that are normally provided by the Bank’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

[2]

Audit-Related Fees consist of the aggregate fees billed for assurance and related services by the auditors that are reasonably related to the performance of the audit and are not reported under “Audit Fees.” There were no audit-related fees paid during 2021 or 2020.

[3]

Tax Fees consist of the aggregate fees billed for professional services rendered by the auditors for tax compliance, tax advice, and tax planning. The services comprising the fees disclosed under this category include the preparation of state and federal tax returns as well as assisting with calculating estimated tax payments. There were no tax fees paid to either auditor during 2021 or 2020.

[4]

All Other Fees consist of the aggregate fees billed for products and services provided by the auditors, other than the services reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” These fees were paid to Wolf & Company, P.C. during 2021 for consulting fees related to Community Reinvestment Act and fair lending compliance.

No fees were billed by Wolf & Company, P.C. and BDO during the Bank’s 2021 and 2020 fiscal years, respectively, for any other services rendered to the Bank other than the amounts set forth above.

Audit Committee Pre-Approval Policies and Procedures

All auditing services (which may entail providing comfort letters in connection with securities underwritings) and all non-audit services to be provided to the Bank by its auditors that are not prohibited by law must be pre-approved by the Bank’s audit committee pursuant to such processes as are determined to be advisable, before such services can commence. Pre-approval shall include blanket pre-approval of non-prohibited services for limited dollar amounts which the audit committee, in its business judgment, does not believe possess the potential for abuse or conflict. The audit committee has not granted any such blanket pre-approval as of the date of this Proxy Statement. All the services described in the table above were approved by the audit committee.

Ratification Requirements

The affirmative vote of a majority of the shares represented at the annual meeting, provided that a quorum is present, is required to ratify the audit committee’s appointment of Wolf & Company, P.C. as independent auditors of the Bank for the year ending December 31, 2022. Abstentions will constitute shares represented at the annual meeting, so they will have the same effect as a vote against the ratification of this matter.

THE BANK’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, P.C. AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2022.

MATTER NO. 5

AUTHORIZATION PROPOSAL

The Board seeks the authorization of the Bank’s stockholders to direct the vote of the proxies to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to constitute a quorum or approve the Plan. If it is necessary to adjourn the annual meeting for more than 30 days, notice of the time and place of the adjourned meeting will be given in the same manner as the original meeting. No notice of the time and place of the adjourned annual meeting is required to be given to shareholders however if the meeting is adjourned for 30 days or less, other than an announcement of such time and place at the annual meeting. Only proxies and ballots marked “FOR” this proposal will be voted for adjournment, if such vote is necessary.

The affirmative vote of the holders of a majority of the shares represented at the annual meeting, provided that a quorum is present, is required in order to approve and adopt this proposal. Abstentions will constitute shares represented at the annual meeting, so they will have the same effect as a vote against the approval of this matter.

THE BANK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

We determine the independence of the members of our board of directors and board committees by reference to the listing standards of The NASDAQ Stock Market LLC, or “NASDAQ.” Under the NASDAQ independence standards, all of our current directors and director nominees, other than Stephen Distler and Edward J. Dietzler, have been determined to be independent, and all of the members of our audit committee, compensation/HR committee, and nomination committee have been determined to be independent.

Director Attendance at Board Committee Meetings

Each of our directors takes his and her commitment to serve on the board very seriously as demonstrated by the superior attendance achieved each year. During 2021, the board held 13 meetings, the Audit Committee held six meetings, the Compensation/HR Committee held eight meetings, and the Nomination Committee held one meeting. Each current director attended at least 75% of the aggregate meetings of the Board of Directors and of the committees of which such director was a member except for Mr. Shueh.

Our board of directors believes it is important for all directors to attend the annual meeting of stockholders to show support for the Bank and to provide an opportunity to interact with stockholders directly. Although we do not have a policy with respect to director attendance at our annual meeting of stockholders—all of our directors attended the Bank’s 2021 annual meeting of stockholders either virtually or in person.

Board Leadership Structure and Role in Risk Oversight

The Bank’s board of directors is made up of eight directors, six of whom have been determined to be independent. We have chosen to keep separate the roles of chairman of the board of directors and chief executive officer. The Bank’s board is chaired by Richard J. Gillespie, an independent director. Edward J. Dietzler serves as the Bank’s Chief Executive Officer and President. We believe that keeping separate the roles of chairman and chief executive officer is an effective means by which the board of directors is able to independently manage risk oversight.

The Bank’s board of directors has designated standing audit, nomination and compensation/HR committees, as well as a loan committee, a compliance/Bank Secrecy Act committee and an asset/liability committee, or “ALCO.” Each committee of the Bank oversees risk within its area of responsibility. For example, the audit committee oversees risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters; the loan committee oversees risks relating to our lending activities; and the asset/liability committee oversees risks relating to liquidity and interest rates, and the compliance/Bank Secrecy Act committee oversees risks relating to compliance and Bank Secrecy Act activities. Our board of directors oversees all identified material risks and is responsible for risk management. Our full board engages in discussions of risk management and receives any reports on risk from executive management, other Bank officers, and from board committees, as appropriate.

Compensation As It Relates to Risk Management

The Compensation/HR committee reviews peer data, best practices in the banking industry, management recommendations and employee retention risks in its efforts to create a compensation and benefit program that balances risk and reward and is consistent with the Bank’s business strategy.

The Bank’s compensation programs are designed to ensure that employees, including the named executive officers, are not encouraged to take unnecessary risks in managing the business of the Bank. This includes:

•

Oversight of compensation programs (or components of programs) by the Compensation/HR Committee and by a broad-based group of functions within the Bank, including the Human Resources and Finance Departments;

•	Discretion provided to the Compensation/HR committee to set targets, monitor performance, and determine final incentive award payouts to the named executive officers;

•	Short-and long-term incentive programs that provide a balanced mixture of cash and equity compensation;

•	Multi-year service-based vesting conditions with respect to the grant of Restricted Stock Units (RSUs) and stock options and its supplemental executive retirement plans; and

•	An incentive pay recoupment policy (clawback) which provides for recoupment of incentive-based compensation in the event of a financial restatement.

In addition, the Compensation/HR committee periodically monitors the Bank’s short-term and long-term incentive programs throughout the year to ensure that such programs do not encourage undue risk taking and appropriately balance risk and reward.

Board’s Role in Human Capital Management

Our board believes that human capital management is an important component of our continued growth and success. Our board, through the Compensation/HR committee, has regular involvement in talent retention and development and succession planning. The board has primary responsibility for chief executive officer succession planning and monitors management’s succession plans for other key executives. Our board believes that the establishment of a strong management team is the best way to prepare for an unanticipated executive departure.

Board Committees

The board of directors maintains an audit committee, a compensation/HR committee, and a nomination committee, among other committees.

Audit Committee. The audit committee consists of Judith A. Giacin (chair), Martin Tuchman, Robert Ridolfi and Richard J. Gillespie. In addition to being independent under the NASDAQ independence standards, the Board has determined that each member of the Audit Committee is also “independent” for purposes of Section 10A(m)(3) of the Exchange Act, and an “outside director” within the meaning of the FDIC regulations governing audit committees. The audit committee was established for the purpose of overseeing the accounting and financial reporting processes of the Bank and audits of the financial statements of the Bank. The audit committee arranges for the Bank’s examinations through its independent registered public accounting firm and third-party internal auditor, reviews and evaluates the recommendations of the examinations, receives all reports of examination of the Bank by regulatory agencies, analyzes such reports, and reports to the Bank’s board of directors the results of its analysis of the regulatory reports. The board of directors has determined that Judith A. Giacin is an “audit committee financial expert,” as defined in the regulations of the SEC and FDIC.

Compensation/HR Committee. The Compensation/HR committee consists of Richard J. Gillespie (chair), Judith A. Giacin, Martin Tuchman and Robert N. Ridolfi, each of whom has been determined by the Board to be “independent” within the meaning of the NASDAQ independence standards. The Compensation/HR committee approves the compensation objectives for the Bank and establishes the compensation for the Chief Executive Officer and other named executive officers of the Bank. Our Chief Executive Officer makes recommendations to the Compensation/HR committee from time to time regarding the appropriate mix and level of compensation for other executives. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation/HR committee and the board of directors. The Compensation/HR committee reviews all compensation components for the Bank’s Chief Executive Officer and other named executive and senior officers. This includes base salary, short-term incentives, long-term incentives and employment agreements. In addition to reviewing competitive market values, the Compensation/HR committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation/HR

Committee with respect to the compensation of executive officers are approved by the full board of directors. In addition, the Compensation/HR committee assists the board of directors in its oversight of human capital management through succession planning and employee retention initiatives.

Nomination Committee. The nomination committee consists of Ross Wishnick (chair), Richard J. Gillespie and Robert N. Ridolfi. The nomination committee meets to discuss and nominate members to the board of directors and to review the size of the Board on an annual basis. The committee also reviews on an annual basis the criteria for director independence and determines which directors satisfy that criteria, periodically monitors and evaluates the orientation and training needs of the directors, oversees the Bank’s corporate governance practices, and periodically conducts an evaluation of the composition, competence and performance of the Board and reports the results of that evaluation to the Board.

Each of these committees is governed by a charter. Copies of the applicable committee charters are available on the Bank’s website at www.thebankofprinceton.com within the Investor Relations section.

Audit Committee Report

In accordance with SEC and FDIC regulations, the audit committee has prepared the following report. As part of its ongoing activities, the audit committee has:

•	reviewed and discussed with management the audited consolidated financial statements of the Bank at and for the years ended December 31, 2021 and 2020;

•

discussed with Wolf & Company, P.C., the Bank’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from Wolf & Company, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company, P.C.’s communications with the audit committee concerning independence, and has discussed with Wolf & Company, P.C. its independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that the Bank’s audited consolidated financial statements be included in the Bank’s annual report on Form 10-K for the year ended December 31, 2021.

Submitted by the Audit Committee: Judith A. Giacin (chair) Richard J. Gillespie Martin Tuchman Robert Ridolfi March [•], 2022

Compensation Processes and Procedures

The Compensation/HR committee is organized and conducts its business pursuant to a written charter adopted by the board of directors and a compensation philosophy. A copy of the current charter of the Compensation/HR committee is posted under the “Governance Documents” tab on the “Investor Relations” page of the Bank’s website at www.thebankofprinceton.com. At least annually, the Compensation/HR committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full board of directors for approval as necessary. The Compensation/HR committee charter requires the committee to oversee and administer the Bank’s benefit plans and policies, as well as recommend to the board of directors the remuneration for our named executive officers and directors. Each year, the Compensation/HR committee reviews and evaluates the compensation of the directors and the total compensation package for the named executive officers. The evaluation performed by the Compensation/HR committee involves gathering relevant compensation and benefit information through peer data, as well as market trends and best practices in the banking industry. The Compensation/HR committee reports the results of its evaluation, along with compensation and benefit recommendations, to the board of directors, which makes the final determination on all compensation decisions regarding the directors and the named executive officers. The Compensation/HR committee also reviews with Bank management the aggregate salary and bonus budget for non-executive employees.

During 2021, the Compensation/HR committee utilized the compensation assessment prepared in November 2021 by Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to assist the committee in evaluating the competitiveness and effectiveness of the Bank’s executive compensation program. The compensation assessment provided market base salary ranges, annual cash incentives, target long-term incentive/equity grant award values and target total compensation guidelines. Neither Pearl Meyer nor any of its affiliates performed any other services for the Bank other than the compensation assessment.

In 2021, the Compensation/HR committee continued to structure the Bank’s executive compensation program based on the following objectives set forth in the Bank’s compensation philosophy:

1.

Design and implement an executive total compensation program that reflects best practices in the financial services industry, complies with the safety and soundness guidance issued by bank regulators and adapts to regulatory changes;

2.	Target executive compensation pay and benefits at levels that attract, motivate and retain the best individuals available to implement the Bank’s strategic plan;

3.	Structure incentive compensation plans and arrangements around the attainment of individual and Bank performance goals and the balance of an appropriate mix of risk and return; and

4.	Maintain double trigger employment and change in control agreements (“executive agreements”) where necessary and appropriate to insure a stable executive management team.

The Bank executed the compensation philosophy objectives in 2021 through five (5) core components:

•	Competitive base pay;

•	Performance-based cash-based short-term incentives;

•	long-term equity-based incentives (restricted stock units);

•	employment agreements; and

•	tax-qualified and non-qualifed retirement benefits.

The Compensation/HR committee reviews the Bank’s compensation philosophy on an annual basis.

All incentive-based compensation awarded under the 2021 executive compensation program is subject to the Bank’s recoupment policy. The employment agreements for the named executive officers are designed to follow best practices in the community banking industry and are reviewed annually with the Compensation/HR committee. All employment agreements maintained by the Bank are double trigger and do not contain gross-up provisions for taxes.

See “Executive Compensation – Summary Compensation Table” for the cash and equity based compensation paid or awarded to our named executive officers in 2021. Also see “Executive Compensation – Employment and Other Agreements, for a description of the employment and other agreements entered into with the Bank’s named executive officers.

The board of directors believes our executive compensation program, policies and procedures appropriately addresses our objectives in connection with compensation and benefits for our named executive officers. The

Compensation/HR committee monitors our executive compensation program on a regular basis and reviews the various compensation components at least annually, to ensure that our compensation philosophy objectives are met.

Nominations and Stockholder Communications

Nomination Process

The board of directors established a nomination committee that makes reports and recommendations to the board from time to time, but no less frequently than annually, regarding the size of the board and board nominees.

While the Bank does not have a formal diversity policy for membership on the board, the Bank currently has two “diverse” directors as defined in the board diversity rules adopted by Nasdaq, Ms. Giacin and Mr. Shueh. When a vacancy occurs on the board, the nomination committee and the full board will seek directors who represent a mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. The nomination committee will consider, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for board membership.

The board of directors will consider director candidates recommended by stockholders. Any stockholder who wishes to recommend a director candidate for consideration may send notice to The Bank of Princeton, 183 Bayard Lane, Princeton, New Jersey, 08540, Attention: Daniel O’Donnell, Executive Vice President, General Counsel and Chief Operating Officer. The notice should contain the information described in the section of this proxy statement titled “Stockholder Proposals for 2023 Annual Meeting.” The board of directors shall give director candidates recommended by stockholders the same consideration as director candidates recommended by other sources.

Minimum Qualifications

Under the Banking Act and our Bylaws, each director of The Bank of Princeton must own in good faith and hold in his or her own name (e.g. not jointly) at least 100 unpledged shares of capital stock of the Bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 11, 2022, the record date for the annual meeting, certain information concerning the ownership of our shares of common stock by (i) each person who is known by us to beneficially own more than five percent of the issued and outstanding shares, (ii) each of our directors and nominees, (iii) each named executive officer identified below in the section captioned “Executive Compensation,” and (iv) all directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned [1]	Percentage of Ownership [2]
5% Shareholders:

Martin Tuchman[3] 4422 Route 27, Building A Kingston, NJ 08528	603,180	9.3%

EJF Capital, LLC[4] 2107 Wilson Blvd. Suite 410 Arlington, VA 22201-3042	424,694	6.5%

Andrew M. Chon 230 Arreton Road Princeton, NJ 08540	371,208	5.7%
Directors, Nominees and Named Executive Officers:
Martin Tuchman[3]	603,180	9.3%
Stephen Distler [5]	207,914	3.2%
Robert N. Ridolfi [6]	117,213	1.8%
Ross Wishnick [7]	93,293	1.4%
Richard Gillespie [8]	100,998	1.5%
Stephen Shueh[9]	126,048	1.9%
Judith Giacin [10]	*	*
Edward Dietzler[11]	*	*
Daniel O’Donnell[12]	*	*
Stephanie Adkins[13]	*	*

All directors and executive officers as a group (12 persons) [14]	[•]	[•] %

*	Less than one percent (1%).
[1]

Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power. Shares beneficially owned include options to purchase shares, which are currently exercisable or which will be exercisable within 60 days of March 11, 2022.

[2]

Based on shares issued and outstanding as of March 11, 2022. Percentage calculations presume that the identified individuals or group exercises all of his, her or their respective options and that no other holders of options exercise their options.

[3]	Mr. Tuchman serves as a director of the Bank. His shares include 566,973 shares held by the Martin Tuchman Revocable Trust for which Mr. Tuchman serves as trustee.
[4]	Based on the Form 13F-HR filed by EJF Capital, LLC with the SEC on February 11, 2022.
[5]	Includes options to purchase 40,950 shares.
[6]	Includes options to purchase 26,500 shares.

[7]	Includes 32,500 shares with respect to which Mr. Wishnick shares voting and investment power, and options to purchase 26,500 shares.
[8]	Includes 19,761 shares with respect to which Mr. Gillespie shares voting and investment power, 6,250 shares owned by his spouse and options to purchase 17,000 shares.
[9]	Includes 79,610 shares managed by Roundview Capital LLC with respect to which Mr. Shueh holds voting and investment power, and options to purchase 26,500 shares.
[10]	Includes options to purchase 26,500 shares.
[11]	Includes options to purchase 53,900 shares.
[12]	Includes options to purchase 52,750 shares
[13]	Includes options to purchase 31,500 shares.
[14]	Includes options to purchase [•] shares.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The names of our executive officers and certain information about them are set forth below. Biographical information for Edward J. Dietzler, President and Chief Executive Officer, is included in the “Election of Directors” section above. Additional information regarding the compensation of certain of our executive officers, referred to as our “named executive officers,” is included under “Executive Compensation” following the officer biographies below.

Daniel J. O’Donnell, Esq., Executive Vice President, General Counsel and Chief Operating Officer. Mr. O’Donnell has over 20 years of experience in the financial services industry. Before joining The Bank of Princeton in February 2014, Mr. O’Donnell managed the Compliance Department at Cenlar FSB from September 2012 to January 2014 in his role as Assistant General Counsel. Prior to that, Mr. O’Donnell served from July 2009 to August 2012 as Chief Legal and Compliance Officer at First Bank, a community bank located in Hamilton Township, NJ. Prior to that, Mr. O’Donnell served from January 2001 to June 2008 as the Chief Legal Officer and Secretary of Yardville National Bank, a community bank located in Hamilton Township, NJ, where he oversaw the Legal, Compliance and Risk Departments of that bank. Mr. O’Donnell is actively involved in a number of community and charitable organizations in Mercer County, NJ, and serves on the boards of the 200 Club of Mercer County, and the Friendly Sons & Daughters of St. Patrick of Mercer County. Mr. O’Donnell received a Bachelor’s of Business Administration in Accounting degree from the University of Notre Dame and a Juris Doctorate degree from St. John’s University School of Law. Mr. O’Donnell is 59 years of age.

Stephanie Adkins, Executive Vice President and Chief Lending Officer. Ms. Adkins joined The Bank of Princeton in February 2009 as Vice President, Commercial Lender with 30 years of banking experience. She was promoted to her current position as Executive Vice President and Chief Lending Officer in February 2018. She is formerly of Peapack-Gladstone Bank, where she was also a Vice President, Commercial Lender. Ms. Adkins is a graduate of Douglass College at Rutgers University, where she earned a BA in Economics. Ms. Adkins is 65 years of age.

George S. Rapp, Executive Vice President and Chief Financial Officer. Mr. Rapp was appointed as the Bank’s Executive Vice President and Chief Financial Officer in March 2017. From February 2013 to May 2016, Mr. Rapp served as Vice President and Chief Financial Officer of Shore Bancshares, Inc. in Easton, Maryland, a bank holding company and a reporting company under the Securities Exchange Act of 1934. From 2010 to 2012, Mr. Rapp served as the Chief Financial Officer and one of the four executive founders of World Currency USA in Marlton, New Jersey, a provider of foreign currency exchange services to financial institutions, where he was responsible for the financial operations, including raising capital to fund the start-up operation. From 2005 to 2010, he served as the Chief Financial Officer of Harleysville National Corporation, a regional banking corporation in Harleysville, Pennsylvania, where he managed all financial functions including controller, treasury and shareholder relations. Between 1980 and 2005, Mr. Rapp held a variety of roles with various financial institutions, including as Chief Financial Officer, Senior Vice President & Chief Accounting Officer, Chief Operations Officer and Controller. Mr. Rapp is 69 years of age.

Christopher Tonkovich, Executive Vice President and Chief Credit Officer. Mr. Tonkovich joined the Bank in 2012 as Senior Vice President and Credit and Workout Director. He became Executive Vice President and Chief Credit Officer on February 25, 2019. He has over 30 plus years’ experience in the banking industry which included managing teams of commercial lenders, workout staff, and leasing divisions and serving as liaison to internal and external audit groups. His prior experience includes Summit Bank, where he was formally credit trained and went on to lead a commercial lending group. He also spent 17 years at Santander Bank where he managed the workout, leasing and aviation groups. He received degrees in finance and economics from Mount Saint Mary’s University in 1986. He is a current member of Robert Morris Association and Turnaround Management Association. Mr. Tonkovich is 60 years of age.

Executive Compensation

Salary and other compensation types for our principal executive officer and our two most highly compensated executive officers other than our principal executive officer are presented in the table and narrative that follows. These executive officers are sometimes referred to as our “named executive officers.” Summary compensation information for the years ended December 31, 2021 and 2020 is presented in the table on the following page.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)[1]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[2]	All other compensation ($)[3]	Total ($)
Edward J. Dietzler, President	2021	475,000	230,886	132,995	202,066	23,272	1,064,219
and Chief Executive Officer	2020	425,325	140,275	96,097	—	21,768	683,465

Daniel O’Donnell, Executive	2021	420,000	204,151	104,986	132,009	16,403	877,549
Vice President, General Counsel and Chief Operating Officer	2020	380,000	125,334	46,241	—	15,932	567,507

Stephanie Adkins, Executive	2021	245,000	103,892	41,981	—	15,381	406,254
Vice President and Chief Lending Officer	2020	228,000	73,549	29,976	—	14,088	345,613

[1]

This column reflects the total grant date fair value for all restricted stock unit awards granted during the fiscal years ended December 31, 2021 and 2020, as applicable. The assumptions used in the calculation of these amounts are described in the Notes to our consolidated financial statements, which are included in the annual report accompanying this proxy statement.

[2]	Represents the Year 1 pension expense based on the actuarial present value of the accumulated benefit (25% vesting) under the SERP at June 30, 2021.
[3]

Compensation in this column includes the economic benefit accruing to each named executive officers under life insurance policies on his or her life, any automobile allowance, the Bank’s matching contribution to accounts under its tax-deferred defined contribution retirement plan, cell phone allowances, and/or club membership dues.

Employment and Other Agreements

Employment Agreements

The Bank maintains an employment agreement with Mr. Dietzler, Mr. O’Donnell and Ms. Adkins (each, an “Agreement”). Each Agreement provides the officer with an annual base salary, subject to discretionary increases by the Bank, and entitles him or her to participate in any officer benefit, incentive compensation plans and arrangements available to officers and executive officers of the Bank. The current base salaries for Messrs. Dietzler and O’Donnell and Ms. Adkins are $525,000, $460,000 and $265,000, respectively.

Under each Agreement, the officer’s employment may be terminated for specified events of Cause (as defined in the Agreement), in which case the parties’ obligations under the Agreement will cease. If the officer’s employment is terminated without Cause or if the officer terminates his or her employment for Good Reason (as defined in the Agreement) and there has not been a Change in Control, the Bank will pay the officer a cash severance payment. Under the terms of the Dietzler and O’Donnell employment agreements, the cash severance payment would be equal to the sum of two times: (i) the officer’s then base salary and (ii) the officer’s three year average of his highest annual bonus paid (cash or stock) during the term of the Agreement. Under terms of the employment agreement with Ms. Adkins, the cash severance payment would be equal to one times her base salary.

Under the Agreement, if within twenty-four months of a Change in Control the Bank or its successor terminates an officer’s employment for reasons other than Cause, or the officer terminates his or her employment for Good Reason, the Bank (or its successor) will pay Messrs. Dietzler and O’Donnell, a lump sum cash severance payment equal to the sum of three times: (i) the officer’s then base salary and (ii) the officer’s three year average of his highest annual bonus paid (cash or stock) during the term of the Agreement and Ms. Adkins will receive a Change in Control lump sum cash severance payment equal to two times her base salary. In addition to the cash payment, the Bank or its successor will provide the officer and his or her eligible dependents, at no cost to him, with continued health and medical benefits for eighteen months following termination of employment.

If during the term of the Agreement, the officer voluntarily terminates his or her employment without Good Reason, retires or dies, the obligations of the parties under the Agreement will cease, unless the officer dies or becomes disabled after providing notice of termination for Good Reason, in which case, the officer, or his or her estate, as the case may be, will be entitled to the amounts described above.

During his or her employment and for a period of six months after a termination of employment, each Agreement prohibits the officer from competing with the Bank, soliciting the Bank’s customers and borrowers, and soliciting or endeavor to entice away from the Bank certain types of Bank employees within any county in which the Bank has a branch or loan production office. The Dieztler and O’Donnell employment agreement provides for the reduction of any Change in Control payments to the officer to the extent necessary so that he will not receive “excess parachute payments” under Section 280G of the Internal Revenue Code, which would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, but only if, by reason of such reduction, the “net after-tax benefit” (as defined in the Agreement) to the officer will exceed the net after-tax benefit if such reduction were not made. Ms. Adkins’ employment agreement provides that the payments and benefits she will receive in the event of a Change in Control will be reduced to $1.00 less the value of three times her base amount as determined under Section 280G of the Internal Revenue Code (to the extent necessary to avoid excess parachute payments).

Supplemental Executive Retirement Plans

The Bank implemented a defined benefit supplemental executive retirement plan (the “SERP”) on July 30, 2021 for the benefit of Mr. Dietzler and Mr. O’Donnell. The Board believes that Mr. Dietzler and Mr. O’Donnell are critical to the successful execution of the Bank’s strategic plan, and therefore the Bank implemented the SERP to both incentivize and retain these executives.

The SERP provides these executives with supplemental retirement income payable in the form of a life annuity. Upon separation of service upon the attainment of age 65, the minimum annual SERP benefit for Messrs. Dietzler and O’Donnell is $126,704 and $69,935, respectively. SERP benefits vest ratably over a four year period commencing in 2021. The executives will also fully vest in their SERP benefits in the event of a “Change in Control” (as defined in the SERP) of the Bank. In the event an executive experiences a separation from service for “Cause” (as defined in the SERP), the executive will forfeit his entire SERP benefit, regardless of vesting. In the event an executive has a separation from service prior to full vesting for reasons other than Cause or a Change in Control, the executive will receive a benefit equal to the vested portion of his account balance in the SERP, which is the amount accrued by the Bank under generally accepted accounting principles as of such date (the “Account Balance”.) Vested benefits are distributed upon: (i) the executive’s death; or (ii) the later of the executive’s attainment of age 65 (normal retirement age) or separation from service. In the event an executive dies while in active service with the Bank, his beneficiary will receive a lump sum payment equal to the his Account Balance in the SERP at the time of death. In the event an executive dies while in pay status but before receiving 180 monthly payments, his beneficiary will receive the remaining Account Balance. If an executive has already received 180 monthly payments at the time of his death, his beneficiary will not be entitled to a death benefit. The SERP also provides that in connection with a Change in Control, a rabbi trust will be formed and the annuity placed in the trust.

Stock Option Plans

The Bank maintains the 2007 Stock Option Plan (the “2007 Plan”), pursuant to which it has granted stock options to its employees and directors. The shares subject to or related to options under the 2007 Plan are authorized and unissued shares of our common stock. No further stock options may be granted under the 2007 Plan. All options granted under the 2007 have an exercise price that is equal to the fair market value of our common stock on the date of grant. All such options have a 10-year term. Options have either vested or will vest and be exercisable at such time or times and subject to such terms and conditions as determined by our board of directors. Generally, these options vested or will vest over a vesting period of equal percentages each year over an initial term no shorter than two years.

In order to continue its long-term incentive program, the Bank also maintains the 2012 Equity Incentive Plan (the “2012 Plan”), which permits the Bank to grant stock options to employees, directors, consultants, and other individuals who provide services to us. The shares subject to or related to options under the 2012 Plan are authorized and unissued shares of our common stock. The maximum number of shares that may be issued upon the exercise of options granted under the 2012 Plan is 543,013, all of which may be issued as incentive stock options, within the meaning of the Internal Revenue Code, or as nonqualified stock options. No incentive stock options may be granted under the 2012 Plan after April 30, 2023. Options may not be granted with an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. Options may not be granted with a term longer than 10 years. Any incentive stock option granted to an employee who, at the time such option is granted, owns more than 10% of the voting power of all classes of our shares, may not have a term of more than five years and will have an exercise price per share of not less than 110% of Fair Market Value of a share on the date of the grant. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by our board of directors. Generally, options will vest over a vesting period of equal percentages each year over an initial term no shorter than two years.

The Bank adopted and shareholders approved the 2018 Equity Incentive Plan (“2018 Plan”) to expand the types of equity based awards that may be granted to employees, directors, consultants, and other service providers. The 2018 Plan permits the board of directors to grant stock options, restricted stock awards and restricted stock units (“RSUs”). The shares subject to or related to options, restricted stock awards and restricted stock units under the 2018 Plan are authorized and unissued shares of our common stock. The maximum number of shares that may be issued upon the exercise of options or the grant of restricted stock awards or RSUs under the 2018 Plan is 328,910. If and to the extent awards granted under the 2018 Plan terminate, expire, cancel or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the 2018 Equity Plan. In connection with the Bank’s implementation of a long-term incentive program, the named executive officers received RSU grants in 2020 and 2021. The RSUs vest ratably over a three year period. In addition, the Bank’s short-term incentive plan (Management Incentive Plan), provides the Compensation/HR committee with the discretion to pay annual bonuses in cash or stock. In 2020, the Chief Executive Officer received 50% of his annual bonus in the form of an RSU that cliff vests in 2022.

The 2018 Plan gives the Compensation/HR committee and the board of directors the authority to determine the vesting schedule and other conditions of any equity-based award granted under the 2018 Plan.

All outstanding options under the 2007 Plan, 2012 Plan and the 2018 Plan, and all outstanding restricted stock awards and RSUs under the 2018 Plan, will become fully vested and exercisable upon a change in control of the Bank.

See Note 15 – Stock-Based Compensation to our consolidated financial statements, which is included in the annual report accompanying this proxy statement, for additional information regarding our share-based awards, including the approach and assumptions used to value these awards.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2021, with respect to our equity compensation plans.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under compensation plans
Equity Compensation Plans approved by security holders	432,981	$18.91	341,959

Equity Compensation Plans not approved by security holders:	—	—	—

Total	432,981	$18.91	341,959

Outstanding Stock Option and Other Equity Awards at Fiscal Year End

The following table provides certain information with respect to the named executive officers in the Summary Compensation Table set forth above concerning stock options and restricted stock awards which were outstanding on December 31, 2021. No other equity awards to executive officers were outstanding on December 31, 2021.

Outstanding equity awards at December 31, 2021

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)[15]
Edward Dietzler	24,000	[1]	—	$13.75	7/18/2022	2,589	[12]	75,935
	1,400	[2]	—	$14.03	2/18/2024	6,206	[13]	182,022
	2,600	[3]	—	$16.29	12/17/2024
	6,400	[4]	—	$17.13	3/24/2025
	7,500	[5]	—	$32.00	2/15/2027
	12,000	[6]	3,000	$32.69	5/30/2028
Daniel O’Donnell	15,000	[7]	—	$14.03	3/19/2024	989	[14]	29,007
	3,250	[3]	—	$16.29	12/17/2024	4,899	[13]	143,688
	5,000	[4]	—	$17.13	3/24/2025
	10,000	[8]	—	$22.00	4/10/2026
	7,500	[5]	—	$32.00	3/15/2027
	12,000	[6]	3,000	$32.69	5/30/2028
Stephanie Adkins	5,000	[11]	—	$13.25	7/24/2023	641	[14]	18,801
	2,000	[2]	—	$14.03	2/18/2024	1,959	[13]	57,457
	4,000	[4]	—	$17.13	3/24/2025
	10,000	[9]	—	$18.17	7/15/2025
	4,000	[8]	—	$22.00	4/10/2026
	2,500	[5]	—	$32.00	3/15/2027
	4,000	[6]	1,000	$32.69	5/30/2028

[1]	Options granted on 7/18/2012.
[2]	Options granted on 2/18/2014.
[3]	Options granted on 12/17/2014.
[4]	Options granted on 3/24/2015.
[5]	Options granted on 3/15/2017
[6]	Options granted on 5/30/2018 and vest 20% on date of grant and 20% on each grant date anniversary through 2022.
[7]	Options granted on 3/19/2014.
[8]	Options granted on 4/10/2016.
[9]	Options granted on 7/15/2015.
[10]	Options granted on 3/16/2011.
[11]	Options granted on 7/24/2013.
[12]	Consists of restricted stock units awarded granted on 1/22/2020 under the 2018 Plan, 2,094 of which vest on 1/22/2022 and 495 of which vest on 1/22/2023.
[13]	Consists of restricted stock units awarded granted on 1/27/2021 under the 2018 Plan, that vest in 1/3 installments over a three year period.
[14]	Consists of restricted stock units awarded granted on 1/22/2020 under the 2018 Plan, that vest in 1/2 installments on 1/22/2022 and 1/22/2023.
[15]	The market value of the units is determined by multiplying the closing market price of the Bank’s common stock at December 31, 2021 (which was $29.33 per share) by the number of units of stock.

Employee Stock Ownership Plan

Effective January 1, 2021, the Bank adopted an employee stock ownership plan (“ESOP”) in order to enhance the Bank’s employee retirement program. Under the ESOP, all employees of the Bank who have attained age 21 and completed 1,000 hours of service during a six-month period following their date of hire become a participant in the ESOP on the first day of the month following their satisfaction of the plan’s eligibility requirements. The ESOP provides that each plan year, the Bank, at its discretion, may contribute cash to the ESOP Trust for the purpose of purchasing Bank stock, or make a direct contribution of Bank stock to the ESOP Trust. The Bank stock is then allocated to the accounts of active participants based on each active participant’s plan compensation as a percentage of total plan compensation as of December 31 of each plan year. The Board of Directors of the Bank, in its sole discretion, determines the amount of any discretionary contributions that may be made and may elect to leverage our ESOP. For the 2021 Plan Year, the Board of Directors authorized a discretionary contribution to the ESOP equal to 3% of total participant plan compensation. The benefits allocated to participant ESOP accounts vest at a rate of 25% for each year of service in which a participant performs 1,000 hours of service; however, employees who became ESOP participants effective January 1, 2021 are automatically 25% vested in their ESOP account. ESOP account balances become fully vested upon death, attainment of normal retirement age, termination of the ESOP or a change in control. All participants are entitled to direct the ESOP Trustee how to vote the shares of Bank stock allocated to their ESOP accountants. In addition, all dividends (if any) paid on the Bank stock held in the ESOP Trust will be allocated to the participant ESOP Accounts as earnings. The named executive officers are eligible to participate in our ESOP under the same terms and conditions as all of our employees.

401(k) Plan

We maintain a 401(k) plan for our employees. Under the 401(k) plan, all employees are eligible to contribute the maximum allowed by the Internal Revenue Code. We may make discretionary matching contributions. During the years ended December 31, 2021 and 2020, matching contributions were made to certain of our named executive officers that elected to participate in our 401(k) plan. The named executive officers are eligible to participate in our 401(k) plan under the same terms and conditions as all of our employees.

2021 Compensation of Directors

The following table presents all forms of compensation awarded to our non-employee directors for the year ended December 31, 2021.

Name	Fees earned or paid in cash ($)	Stock awards ($)[1]	Restricted stock unit awards ($)[2]	All other compensation ($)	Total ($)
Stephen Distler	80,000	—	10,715	—	90,715
Judith Giacin	40,000	40,000	10,715	—	90,715
Richard Gillespie	80,000	—	10,715	—	90,715
Robert N. Ridolfi	80,000	—	10,715	—	90,715
Stephen Shueh	80,000	—	10,715	—	90,715
Martin Tuchman	—	80,000	10,715	—	90,715
Ross Wishnick	80,000	—	10,715	—	90,715

[1]	Stock awards are pursuant to the Bank’s 2018 Director Fee Plan described below. Amount represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718.
[2]

This column reflects the total grant date fair value for all restricted stock unit awards granted during the fiscal year ended December 31, 2021. The assumptions used in the calculation of these amounts are described in the Notes to our consolidated financial statements, which are included in the annual report accompanying this proxy statement.

As of December 31, 2021, each director has the following outstanding stock option and restricted stock awards:

Name	Option Awards	Restricted Stock Unit Awards[1]
Stephen Distler	40,950	500
Judith Giacin	26,500	500
Richard Gillespie	17,000	500
Robert N. Ridolfi	26,500	500
Stephen Shueh	26,500	500
Martin Tuchman	—	500
Ross Wishnick	26,500	500

[1]	Each restricted stock unit represents a contingent right to receive one share of Bank common stock which right vests after a one-year cliff vesting period on January 27, 2022.

Director compensation has been limited to retainer fees earned or paid in cash and/or common stock, and non-qualified stock option grants or restricted stock units (RSU), normally awarded once per year. Fees earned or paid in cash and option and RSU grants are discretionary and are authorized by our board of directors.

On April 24, 2018, the Bank’s stockholders approved the 2018 Director Fee Plan. Under this plan, the Bank’s non-employee directors are permitted to elect to receive up to 100% of their annual compensation in the form of Bank common stock. The actual number of shares of Bank common stock to be distributed to a participating director will be determined semi-annually in all cases by dividing the portion of the director’s annual compensation for the upcoming six-month period by the Fair Market Value of the Bank common stock as of December 1 or June 1, as applicable. The Fair Market Value, as defined by the Plan, means the closing price for a share of Bank common stock on the Nasdaq Stock Market on the most recent preceding day to December 1 or June 1, as applicable, on which there was a trade. A maximum of 150,000 shares of the Bank’s common stock may be issued under this plan. As of December 31, 2021, 22,919 shares of the Bank’s common stock have been issued under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our principal office and corporate headquarters are in a full-service banking facility located at 183 Bayard Lane, Princeton, New Jersey, containing approximately 6,100 rentable square feet on the first and second floors of the building. We lease these facilities from JAT Holdings, LLC (“JAT”), which is 100% owned by Stephen Distler. The lease is currently scheduled to expire on October 31, 2023. We have one five-year renewal option remaining, which could extend the lease term to October 31, 2028. The lease is “triple net,” and we pay all utilities (gas and electric) and maintenance, real-estate taxes, insurance and other expenses normally associated with leasehold premises. The rent is subject to annual increases based on the Consumer Price Index, not to exceed two percent per year. Prior to entering into the lease, our disinterested organizers concluded the rental amount represented fair market rent. In 2021 and 2020, we paid an annual rent and other charges of approximately $305,000 and $305,000, respectively, to JAT. The Bank’s decision to exercise its option and renew the original lease for a period of an additional five years was approved by its disinterested and independent directors.

We have loans extended to certain of our directors and their affiliates. The aggregate amount of loans to any one director and his or her affiliates at any time since January 1, 2021 was less than $5 million. These loans were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with nonaffiliated persons, were made in the ordinary course of business, do not involve more than a normal risk of collectability or other unfavorable features including the restructuring of an extension of credit, or a delinquency as to payment of interest or principal, and were approved by the Bank’s board of directors. The highest aggregate amount of all loans and lines of credit extended to the Bank’s directors, named executive officers and their affiliates as a group at any one time since January 1, 2021 was less than 20.0% of the Bank’s total equity capital accounts at all times during such period.

CODE OF CONDUCT

The Bank has adopted a code of conduct that applies to all employees of the Bank, including the Bank’s principal executive officer, principal financial officer and controller. The Bank’s Code of Conduct is designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the FDIC and in other public communications made by the registrant; (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (5) accountability for adherence to the code. The Bank’s Code of Conduct is available on our website at www.thebankofprinceton.com within the Investor Relations section.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and related regulations of the FDIC require the Bank’s officers and directors and persons who own more than ten percent of a registered class of the Bank’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the FDIC. Officers, directors and ten-percent holders are required by regulation to furnish the Bank with copies of all Section 16(a) forms they file. To the Bank’s knowledge, based solely on review of the copies of such reports furnished to the Bank and representations that no other reports were required, each of the Bank’s officers, directors, and ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her during the fiscal year ended December 31, 2021.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

The 2023 annual meeting of shareholders of the Bank, or if the Reorganization is completed, the Holding Company, will be held on or about April 27, 2023. We have made no decision as to whether we will permit shareholders to attend that meeting in person, virtually or by both means.

Any stockholder of record of the Bank or Holding Company who desires to submit a proposal to be considered for inclusion in the Bank’s or Holding Company’s proxy materials relating to its 2023 annual meeting of shareholders must submit such proposal so that we receive it on or before [•], 2022. To be considered for presentation at the 2023 annual meeting of shareholders, but not for inclusion in the proxy materials, proposals must be in writing and addressed to the Bank or the Holding Company at 183 Bayard Lane, Princeton, New Jersey 08540 (Attention: Secretary), and received not less than 90 days or more than 150 days prior to the date of the annual meeting. In either case, such proposals must meet all of the requirements set forth in our respective bylaws, and all requirements of applicable securities laws.

If the Bank changes the date of its 2023 Annual Meeting to a date more than 30 days from the anniversary of the date of its 2022 Annual Meeting, then the deadline for submission of shareholder proposals will be changed to a reasonable time before the Bank begins to print and mail its proxy materials. If the Bank changes the date of its 2023 Annual Meeting in a manner that alters the deadline, the Bank will so state under Part II, Item 5 of the first quarterly report on Form 10-Q it files with the FDIC after the date change, or will notify its shareholders by another reasonable method.

In accordance with the By-laws of the Bank and the Holding Company, any stockholder entitled to vote for the election of directors may nominate candidates for election to the board provided that the stockholder has given proper notice of the nomination, as required by the By-laws, in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Bank or the Holding Company not less than 90 days prior to such annual meeting. Stockholder nominations for a director must include: (1) the name, age, business address and residence address, if known, of the nominee, (2) the principal occupation or employment of the nominee, (3) the number of shares of the Bank’s or Holding Company’s Common Stock which are beneficially owned by the nominee, and (4) any such other information relating to the nominee as may be required under applicable law or requested by the board. The written notice should also include the name and address of the stockholder making the nomination and the number of shares of the Bank’s or Holding Company’s Common Stock which are beneficially owned by the stockholder making the nomination. If the 2023 Annual Meeting of Stockholders is held on April 27, 2023, the stockholder must give notice to the Bank or Holding Company in the manner described above by no later than January 27, 2023.

We are not required to include nominations made by our shareholders in our proxy statement. However, if any such nomination is properly made, ballots bearing the name of such nominee or nominees will be provided for use by shareholders at the annual meeting.

Shareholders may also recommend qualified persons for consideration by the Board of Directors to be included in the proxy materials as a nominee of the Board of Directors. Shareholders making a recommendation must submit the same information as that required to be included by the Bank in its proxy statement with respect to nominees of the Board of Directors. Any shareholder of the Bank who desires to submit a recommendation for consideration by the Board of Directors for inclusion in the Bank’s proxy materials as a nominee of the Board for election at the 2023 annual meeting of shareholders should be submitted in writing, addressed to the Bank or the Holding Company at 183 Bayard Lane, Princeton, New Jersey 08540 (Attention: Secretary), on or before November 15, 2022.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Individuals may communicate with the Bank’s Board of Directors by mailing the communication to The Bank of Princeton, Shareholder Communications, 183 Bayard Lane, Princeton, New Jersey 08540, to the attention of the Secretary. All shareholder communications so received will be forwarded to all members of the Bank’s Board of Directors. Communications that are intended specifically for non-management directors should be sent to the same address, to the attention of the Chairman of the audit committee.

LEGAL MATTERS

The validity of the Holding Company common stock to be issued in the Reorganization and certain other legal matters relating to the Reorganization are being passed upon for the Holding Company and the Bank by Stevens & Lee, P.C., Reading, Pennsylvania.

FINANCIAL INFORMATION/ANNUAL REPORT TO SHAREHOLDERS

No financial statement disclosure is included herein because, in accordance with the rules of the Securities and Exchange Commission, (i) the only parties to the Reorganization (other than the Bank) are the Holding Company and its wholly owned subsidiary, Interim The Bank of Princeton, neither of which has any significant assets or liabilities, (ii) the Holding Company’s only substantial asset if the Reorganization is effected will be its investment in the Bank, and (iii) the consolidated financial statements of the Holding Company immediately after the Reorganization will be substantially identical to the financial statements of the Bank immediately before the Reorganization.

A copy of the Bank’s 2021 Annual Report accompanies this proxy statement/prospectus. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the FDIC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on March 11, 2022, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Additionally, our proxy statement and annual report to stockholders are available at www.investorvote.com/BPRN. Requests should be directed to the attention of Daniel O’Donnell, Executive Vice President, General Counsel and Chief Operating Officer, The Bank of Princeton, 183 Bayard Lane, Princeton, New Jersey 08540, (609) 454-0129, email: dodonnell@thebankofprinceton.com.

Our 2021 Annual Report, which includes our audited financial statements and the reports of Wolf & Company, P.C. and BDO USA, LLP, our independent registered public accounting firms for the years ended December 31, 2021 and 2020, respectively, is an alternate annual disclosure statement, as contemplated by FDIC Regulation Part 350 – Disclosure of Financial and Other Information by FDIC-Insured State Nonmember Banks. Additional copies are available upon request. Requests may be made in writing or by telephone using the contact information above. The first copy of the annual report will be provided free of charge. The annual report has not been reviewed, or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation. No part of the Annual Report and none of the information on our website is, and none of it shall be deemed to be, a part of this proxy statement/prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Holding Company has filed a registration statement on Form S-4 with the SEC that registers the Holding Company common stock to be issued in the Reorganization. This document is a part of such registration statement and constitutes a prospectus of the Holding Company and a proxy statement of the Bank for the Bank’s annual shareholder meeting.

As allowed by SEC rules, this document does not contain all the information that you can find in the registration statement on Form S-4 filed by the Holding Company or the Annexes to such registration statement. Please refer to the registration statement for further information about the Bank and the Holding Company common stock to be issued in the Reorganization. Statements contained in this proxy statement/prospectus concerning the provisions of certain documents included in the registration statement are not necessarily complete. A complete copy of certain of these documents is filed as an exhibit to the registration statement. You may obtain copies of all or any part of the registration statement, including exhibits thereto, upon payment of the prescribed fees, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s Public Reference Room. The SEC filings made by the Holding Company are also available to the public from commercial document retrieval services and at the SEC’s Internet website at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.

The Bank files reports, proxy statements and other information with the FDIC under the Securities Exchange Act of 1934. You may obtain copies of this information by mail from the FDIC in writing at FDIC, Accounting and Securities Disclosure Section, 550 17th Street, NW, Washington, DC 20429, or by email at PublicBankReports@FDIC.gov., or from commercial document retrieval services.

The FDIC also maintains an Internet website that contains reports, proxy statements and other information about issuers, such as the Bank, who file electronically with the FDIC. The address of the site is https://efr.fdic.gov/fcxweb/efr/index.html. The reports, proxy statements and other information filed by the Bank are also available at the Bank’s website at https://thebankofprinceton.com under the tab “Investor Relations,” and then under the heading “Financial information,” and then under the heading “Public Information.” The web addresses of the SEC, FDIC and the Bank are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.

Neither the Holding Company nor the Bank has authorized anyone to give any information or make any representation about the Reorganization or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement/prospectus to you nor the issuance of Holding Company common stock in the Reorganization creates any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (“Plan”), dated as of February 23, 2022, is by and among THE BANK OF PRINCETON, a New Jersey-chartered bank with offices located at 183 Bayard Lane, Princeton, New Jersey 08540 (the “Bank”), PRINCETON BANCORP, INC., a Pennsylvania corporation (the “Holding Company”), and INTERIM BANK OF PRINCETON, a to-be-formed bank with offices located at 183 Bayard Lane, Princeton, New Jersey 08540, which will be chartered under the laws of the State of New Jersey for the sole purpose of consummating the reorganization and merger provided for herein (“Interim Bank”).

BACKGROUND

1. The Bank is a New Jersey-chartered bank, the authorized capital stock of which consists of 15,000,000 shares of common stock, par value $5.00 per share (the “Bank Common Stock”), of which at February 8, 2022, 6,598,540 shares are issued and outstanding. The Holding Company is a recently formed Pennsylvania business corporation, the authorized capital stock of which consists of 15,000,000 shares of common stock, no par value per share (the “Holding Company Common Stock”), of which at the date hereof no shares are issued and outstanding. Interim Bank will be a New Jersey-chartered bank, the authorized and issued and outstanding capital stock of which will consist of the number of shares of common stock required by the New Jersey Department of Banking and Insurance (“NJDOBI”).

2. The Board of Directors of the Bank has determined that it is in the best interests of the Bank and its stockholders for the Bank to be reorganized into a holding company form of ownership in accordance with the terms of this Plan.

3. The reorganization provided for herein is to be accomplished through the following steps: (1) the formation of Interim Bank as an interim New Jersey-chartered bank, all of the outstanding stock of which will be held by the Holding Company; and (2) the merger of Interim Bank with and into the Bank (such transaction is referred to herein as the “Merger”), with the Bank being the resulting institution (the “Surviving Bank”). Pursuant to the Merger, all of the issued and outstanding shares of Bank Common Stock will be automatically exchanged for and converted into and become, by operation of law, on a one-for-one basis, an equal number of issued and outstanding shares of Holding Company Stock.

AGREEMENT

In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, the Bank, the Holding Company and Interim Bank, intending to be legally bound hereby, agree:

ARTICLE I

MERGER

Subject to the terms and conditions of this Plan and in accordance with the applicable laws and regulations of the State of New Jersey, on the Effective Date (as that term is defined in Article V hereof): Interim Bank shall merge with and into the Bank; the separate existence of Interim Bank shall cease; and the Bank shall be the resulting institution. The name of the Surviving Bank shall be “The Bank of Princeton” and its business shall be that of a commercial bank. As of the Effective Date, the Bank will have its home office at 183 Bayard Lane, Princeton, New Jersey 08540.

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS

On and after the Effective Date, the Certificate of Incorporation of the Bank as in effect immediately prior to the Effective Date shall be the Certificate of Incorporation of the Surviving Bank, and the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Bank, and each may thereafter be amended in accordance with applicable law.

ARTICLE III

BOARD OF DIRECTORS AND OFFICERS

3.1 Board of Directors. On and after the Effective Date, until the next annual meeting of stockholders, the directors of the Surviving Bank shall consist of the following persons, provided he or she is a director of the Bank duly elected and holding office immediately prior to the Effective Date:

NAME		RESIDENCE
Stephen Distler	—	New Hope, PA

Edward Dietzler	—	Langhorne, PA

Judith Giacin	—	New Hope, PA

Richard Gillespie	—	Lambertville, NJ

Robert N. Ridolfi	—	Pennington, NJ

Stephen Shueh	—	Skillman, NJ

Martin Tuchman	—	Princeton, NJ

Ross Wishnick	—	Princeton, NJ

3.2 Officers. On and after the Effective Date, the officers of the Surviving Bank shall consist of the following persons, provided he or she is an officer of the Bank duly elected and holding such office immediately prior to the Effective Date, and any junior officers duly appointed and holding his or her office immediately prior to the Effective Date:

NAME	TITLE	RESIDENCE
Edward Dietzler	President, Chief Executive Officer, and Chief Financial Officer	Langhorne, PA

Daniel O’Donnell	Executive Vice President, Chief Operating Officer and General Counsel	Hamilton, NJ

Stephanie Adkins	Executive Vice President and Chief Lending Officer	Branchburg, NJ

George S. Rapp	Executive Vice President and Chief Financial Officer	Marlton, NJ

Christopher Tonkovich	Executive Vice President and Chief Credit Officer	Lanoka Harbor, NJ

Jeffrey T. Hanuscin	Senior Vice President and Chief Accounting Officer	Palmyra, NJ

NAME	TITLE	RESIDENCE

Matthew T. Clark	Executive Vice President and Chief Information Officer	Moorestown, NJ

Robert N. Ridolfi	Secretary	Pennington, NJ

ARTICLE IV

EXCHANGE OF SHARES

4.1 Stock of the Bank. Each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, automatically be exchanged for and converted into and become, by operation of law, the right to receive one newly issued share of Holding Company Stock in accordance with the following:

(i) The Exchange. On and after the Effective Date, each stockholder holding an outstanding certificate or certificates which prior thereto represented shares of Bank Common Stock may surrender the same to the Bank, who will serve as exchange agent for all such stockholders, and such stockholders shall be entitled upon such surrender to receive, in exchange therefor, certificates representing the number of shares of Holding Company Stock that such stockholders have the right to receive pursuant to the immediately preceding paragraph, based on the number of shares of Bank Common Stock represented by the certificate or certificates so surrendered.

(ii) Satisfaction of All Rights. All shares of Holding Company Stock for which shares of Bank Common Stock have been exchanged pursuant to this Article IV shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged shares.

(iii) Sole Rights, Etc. On and after the Effective Date, the holders of certificates formerly representing Bank Common Stock outstanding at the Effective Date shall cease to have any rights with respect to Bank Common Stock, and until their certificates are surrendered pursuant to paragraph (i) of this Section 4.1, their sole rights on and following the Effective Date with respect to such certificates shall be to receive certificates for the shares of Holding Company Stock which they have a right to receive as a result of the Merger and pursuant to this Section 4.1, or to perfect such alternative rights, if any, as they may have as dissenting stockholders.

(iv) Cancellation. On and after the Effective Date, except for the foregoing rights, the shares of Bank Common Stock outstanding immediately prior to the Effective Date shall cease to be outstanding, shall be cancelled and returned, and shall cease to exist.

(v) Dissenters’ Rights. Shareholders of the Bank shall be entitled to exercise the rights, with respect to this Plan of Merger, provided in Section 17:9A-140 of the New Jersey Department of Banking and Insurance Act of 1948, as amended (the “Banking Act”); provided however that if any stockholder exercises such rights, the parties hereto may terminate this Plan pursuant to Article IX hereof.

4.2 Holding Company Stock Outstanding Prior to the Merger. On the Effective Date, any shares of Holding Company Stock that were issued and outstanding immediately prior to the Effective Date shall be cancelled and shall not be deemed to be authorized, issued or outstanding for any purpose.

4.3 Interim Bank Common Stock. As of the Effective Date, the outstanding shares of common stock of Interim Bank owned by the Holding Company, as the sole stockholder of Interim Bank immediately prior to the Merger, shall automatically by operation of law be converted into and become such number of fully paid and non-assessable shares of the common stock of the Surviving Bank as shall be equal to the number of shares of Bank Common Stock issued and outstanding immediately prior to the Effective Date, and shall not further be exchanged for shares of Holding Company Stock so that, on and after the Effective Date, all of the issued and outstanding shares of Bank Common Stock shall be owned and held by the Holding Company.

4.4 Equity Incentive Plans. On the Effective Date, the Holding Company shall assume all of the Bank’s obligations with respect to the (i) The Bank of Princeton Amended and Restated 2007 Stock Option Plan, (ii) The Bank of Princeton Amended and Restated 2012 Equity Incentive Plan, (iii) the MoreBank 2004 Incentive Equity Compensation Plan, and (iv) The Bank of Princeton Amended and Restated Equity 2018 Equity Incentive Plan (collectively, the “Equity Plans”) and the Equity Plans shall be continued and become the equity incentive plans of the Holding Company under the name of the Holding Company. On the Effective Date, the Holding Company shall assume each unexercised option under the Equity Plans and each such unexercised option shall become an option to purchase the same number of shares (adjusting thereafter where appropriate pursuant to the anti-dilution provisions of the applicable Equity Plan, if any) of Holding Company Stock in lieu of shares of Bank Common Stock on the same terms and conditions set forth in the applicable Equity Plan and in each relevant agreement evidencing such unexercised option (including but not limited to the same option exercise price).

4.5 Other Benefit Plans. As of the Effective Date, all employee benefit plans of the Bank shall be and will remain employee benefit plans of the Surviving Bank.

4.6 Dividend Reinvestment Plan. On the Effective Date, the Holding Company shall assume all of the Bank’s obligations with respect to the Bank’s Dividend Reinvestment and Stock Purchase Plan (the “DRIP”) and the DRIP shall be continued and become the Dividend Reinvestment and Stock Purchase Plan of the Holding Company under the name of the Holding Company. On the Effective Date, the Holding Company shall amend and restate the DRIP to reflect the foregoing.

4.7 2018 Director Fee Plan. On the Effective Date, the Holding Company shall assume all of the Bank’s obligations with respect to the Bank’s 2018 Director Fee Plan (the “Director Plan”) and the Director Plan shall be continued and become the Director Plan of the Holding Company under the name of the Holding Company. On the Effective Date, the Holding Company shall amend and restate the Director Plan to reflect the foregoing.

4.8 Reservation or Issuance of Stock. As of the Effective Date, the Board of Directors of the Holding Company shall be deemed to have reserved, or authorized the issuance of, as the case may be, an amount of shares of Holding Company Stock, and such shares shall automatically be so reserved or so authorized, as the case may be, in respect of the agreements and plans within the foregoing Sections 4.4, 4.6 and 4.7, equal to the amount of shares of Bank Common Stock that the Bank had reserved or had authorized the issuance of, as the case may be, in respect of such agreements and plans immediately prior to the Effective Date.

ARTICLE V

EFFECTIVE DATE OF THE MERGER

The Merger shall be effective on the date (the “Effective Date”) the certified Plan is filed with the NJDOBI pursuant to N.J.S.A. 17:9A-137.B.

ARTICLE VI

EFFECT OF THE MERGER

6.1 Separate Existence. On the Effective Date, the separate existence of Interim Bank shall cease. As provided N.J.S.A. 17:9A-139, as of the Effective Date, the corporate existence of each merging bank shall be merged into that of the Surviving Bank, and the property and rights of each merging bank shall thereupon vest in the Surviving Bank without further act or deed, and the rights and obligations of each merging bank shall become the rights and obligations of the Surviving Bank. The Surviving Bank shall be deemed to be and shall be a continuation of the entity and identity both of the Bank and Interim Bank and the rights and obligations of the Bank and of Interim Bank shall remain unimpaired; and the Surviving Bank, upon the consummation of the Merger, shall succeed to all of such rights and obligations and the duties and liabilities connected therewith.

6.2 Deposit Accounts. All deposit accounts of the Bank prior to consummation of the Merger shall, as of the Effective Date, continue to be deposit accounts in the Surviving Bank without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms maturity, minimum required balances or withdrawal value.

ARTICLE VII

TRANSACTIONS PRIOR TO EFFECTIVE DATE

7.1 Corporate Approvals. The execution and delivery of this Plan has been duly authorized and approved by the Board of Directors of the Bank and by the Board of Directors of the Holding Company and, prior to the Effective Date, shall be duly authorized and approved by the Board of Directors of Interim Bank. Prior to the Effective Date, a certified copy of the resolutions evidencing such authorization and approval shall be given by each party hereto to the others and as of the Effective Date said authorizations and approvals shall have not been altered, amended or revoked. To the extent required by applicable laws or regulations, an annual or special meeting of the stockholders of the Bank will be held for, inter alia, the purpose of adopting and approving this Plan. In addition, the stockholders or incorporators of the Holding Company will execute a written consent adopting and approving this Plan, if required by the laws of the Commonwealth of Pennsylvania. The Holding Company, as the sole stockholder of Interim Bank, will execute such written consents or take such other actions on behalf of Interim Bank as may be required for the adoption and approval of this Plan.

7.2 Capitalization of Interim Bank. Prior to the Effective Date, Holding Company shall purchase the total number of shares of common stock of Interim Bank required by the NJDOBI, if any, at the price per share required by the NJDOBI, and shall cause Interim Bank to do all things necessary in order to obtain all necessary approvals from the NJDOBI so as to permit the Merger provided for in this Plan.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions to Performance by the Holding Company and Interim Bank. The obligations of the Holding Company and Interim Bank to effect the Merger hereunder shall be subject to the following conditions:

(a) Stockholder Approval. To the extent required by applicable law, rules or regulations, stockholders of the Bank entitled to cast at least two-thirds of the votes that all Bank stockholders are entitled to cast shall vote for the adoption of the Plan, at a meeting of the stockholders of the Bank duly called for the purpose of considering and acting upon this Plan;

(b) Registration of Shares of Holding Company Stock. The shares of the Holding Company Stock to be issued to Bank stockholders in connection with the Merger shall have been duly registered for issuance with the Securities and Exchange Commission (“SEC”) in accordance with the provisions of the Securities Act of 1933, as amended. Further, to the extent required, the Holding Company shall have complied with all applicable state securities or “Blue Sky” laws relating to the issuance of Holding Company Stock;

(c) Government Approval. Any and all approvals from the Federal Reserve Board, the NJDOBI, the Federal Deposit Insurance Corporation, and any other necessary or appropriate governmental agency required for the lawful consummation of the Merger and the issuance and delivery of the Holding Company Stock as contemplated by this Plan shall have been obtained; and

(d) Consents of Third Parties. The Bank shall have obtained all such written consents from third parties as may be required to permit it to perform this Plan in accordance with its terms, except for such consents with regard to agreements and arrangements which are not in the aggregate material to the Bank.

8.2 Conditions to Performance by the Bank. The obligations of the Bank to effect the Merger hereunder shall be subject to the following conditions:

(a) Other Conditions. The conditions specified in paragraphs (a), (b) and (c) of Section 8.1 shall have been fulfilled;

(b) Approval of the Holding Company. The Holding Company, as the sole stockholder of Interim Bank, shall have duly approved of the adoption of this Plan;

(c) Federal Tax Ruling or Opinion. The Bank shall have received an opinion from its counsel or tax advisors, in form and substance satisfactory to the Bank and based on such representations and warranties as such counsel or tax advisors shall reasonably request, that for federal income tax purposes:

(1) The Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Internal Revenue Code of 1986 (“Code”), and no gain or loss will be recognized by the Bank’s stockholders on the receipt of Holding Company Stock in exchange for their Bank Common Stock surrendered in the Merger;

(2) No gain or loss will be recognized by the Holding Company with respect to the Merger;

(3) The aggregate tax basis of Holding Company Stock received by Bank stockholders in the transaction will be the same as the aggregate basis of the Bank Common Stock surrendered in exchange therefor; and

(4) The holding period of the Holding Company Stock received by Bank stockholders in the Merger will include the period during which they held their Bank Common Stock exchanged therefor, provided that the shares of Bank Common Stock are held as a capital asset on the Effective Date.

(d) Consents of Third Parties. The Holding Company and Interim Bank shall have obtained all such written approvals, permits or consents from third parties as may be required to permit them to perform this Plan in accordance with its terms, except for such consents with regard to agreements and arrangements which are not in the aggregate material to the Holding Company or Interim Bank.

(e) Approval of Holding Company Shareholders. If required by the laws of the Commonwealth of Pennsylvania in order to consummate the Merger, the stockholders or incorporators of the Holding Company shall approve this Plan and/or the transactions contemplated hereby in accordance with such laws.

ARTICLE IX

TERMINATION

9.1 Termination. This Plan may be terminated (i) at the election of the Holding Company and Interim Bank, if any one or more of the conditions to the obligations of either herein shall not have been fulfilled and shall have become incapable of fulfillment, or (ii) at the election of the Bank, if (a) any one or more of the conditions to its obligations herein shall not have been fulfilled and shall have become incapable of fulfillment, (b) if any stockholder of the Bank duly exercises their dissenters’ rights as described in Section 4.1(iv) of this Plan, or (c) in the sole judgment of such Board, the Merger would not be in the best interests of the Bank or its employees, depositors or stockholders for any reason whatsoever. This Plan may also be terminated at any time prior to the Effective Date by mutual consent of the respective parties hereto.

9.2 No Further Liability. In the event of the termination of this Plan pursuant to any of the provisions contained in Section 9.1, the Bank shall pay all costs and expenses incurred by the parties in connection with this Plan and the transactions contemplated hereby, and no party shall have any further liability or obligation of any nature to any other party.

ARTICLE X

AMENDMENT

Subject to applicable law, this Plan may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of all of the parties hereto.

ARTICLE XI

MISCELLANEOUS

11.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan.

11.2 Notices. Any notice or other communication required or permitted under this Plan shall be given, and shall be effective, if and when delivered personally or mailed addressed to the appropriate party in care of Daniel J. O’Donnell, EVP/General Counsel & Chief Operating Officer, The Bank of Princeton, 403 Wall Street, Princeton, NJ 08540.

11.3 Execution by Interim Bank. The Bank and the Holding Company acknowledge that as of the date hereof, Interim Bank is in organization and its certificate of incorporation has not been filed with the NJDOBI and therefore does not have the legal capacity to execute this Plan. The Holding Company agrees to cause Interim Bank to execute this Plan promptly following the filing of Interim’s certificate of incorporation with the NJDOBI. The Bank and the Holding Company agree to be bound by this Plan prior to and following such execution by Interim Bank.

11.4 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan.

11.5 Counterparts. For the convenience of the parties hereto, this Plan may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

11.6 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the Bank, Holding Company and Interim Bank have caused this Agreement and Plan of Reorganization to be executed by their duly authorized officers on the date first written above.

PRINCETON BANCORP, INC., a Pennsylvania corporation		INTERIM BANK OF PRINCETON (a to-be formed interim New Jersey bank)

By	/s/ Edward J. Dietzler	By	/s/ Edward J. Dietzler
	Edward J. Dietzler		Edward J. Dietzler
	President and Chief Executive Officer		President and Chief Executive Officer

THE BANK OF PRINCETON, a New Jersey bank

By	/s/ Edward J. Dietzler
Edward J. Dietzler
President and Chief Executive Officer

Annex B

ARTICLES OF INCORPORATION

OF

PRINCETON BANCORP, INC.

FIRST. The name of the corporation (the “Corporation”) is Princeton Bancorp, Inc.

SECOND. The location and post office address of the Corporation’s registered office in this Commonwealth is c/o Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania 19603.

THIRD. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the Business Corporation Law of 1988, the Act approved December, 1988, P.L. 1444, as amended (the “Pennsylvania Business Corporation Law”).

FOURTH. The term of the Corporation’s existence is perpetual.

FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 15,000,000 shares of common stock without par value (“Common Stock”).

SIXTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

SEVENTH. Subsection 1. The management, control and government of the Corporation shall be vested in a board of directors consisting of not less than three (3) nor more than twenty-five (25) members in number, as fixed exclusively by the board of directors of the Corporation from time to time pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors. If, for any reason, a vacancy occurs on the board of directors of the Corporation, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred.

Subsection 2. The shareholders of the Corporation may remove from office the entire board of directors or any individual director only for cause (as hereinafter defined). Such removal shall be made by the vote of shareholders cast in favor of the resolution for the removal of such director for cause constituting at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors. If the board or any one or more directors is so removed for cause, new directors may be elected at the same meeting. “Cause” shall mean any one of the following: (i) there is a judicial declaration that the director is of unsound mind; (ii) the director is convicted of an offense punishable by imprisonment for a term of more than one year; (iii) the director breaches or fails to perform the statutory duties of that director’s office and the breach or failure constitutes self-dealing, willful misconduct or recklessness; or (iv) the Corporation is ordered by the Board of Governors of the Federal Reserve or its designee or the New Jersey Department of Banking and Insurance to remove the director. The shareholders shall not be permitted to remove the board, a class of the board or any one or more directors without Cause. The amendment or repeal of this subsection shall not apply to any incumbent director during the balance of the term for which the director was elected. The Board of Directors also may remove a director pursuant to the provisions set forth in the Bylaws.

EIGHTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

B-1

NINTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

TENTH. A special meeting of the shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

ELEVENTH. The authority to make, amend, alter, change or repeal the By-Laws of the Corporation is hereby expressly and solely granted to and vested in the board of directors of the Corporation, subject always to the power of the shareholders to change such action by the affirmative vote of shareholders of the Corporation entitled to cast at least sixty-six and two-thirds percent (66-2/3%) of the votes which all shareholders are entitled to cast.

TWELFTH. A director of the Corporation shall not be personally liable to the Corporation or its shareholders or creditors for monetary damages for any action taken, or any failure to take any action, except to the extent such exemption from liability or limitation thereof is not permitted under the Pennsylvania Business Corporation Law as the same exists today or may hereafter be amended as provided in the last sentence of this Article TWELFTH. Any amendment, modification, repeal or adoption of any provision inconsistent with the foregoing sentence shall be prospective only, and neither the repeal or modification of this Article TWELFTH nor the adoption of any provision inconsistent with this Article TWELFTH shall adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or adoption of such inconsistent provision. If the Pennsylvania Business Corporation Law is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Pennsylvania Business Corporation Law, as so amended.

THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in Articles SIXTH through THIRTEENTH, inclusive, of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of shareholders of the Corporation entitled to cast at least sixty-six and two-thirds percent (66-2/3%) of the votes which all shareholders of the Corporation are then entitled to cast or (b) the affirmative vote of eighty percent (80%) of the members of the board of directors of the Corporation and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of the votes which all shareholders of the Corporation are then entitled to cast.

FOURTEENTH. The name and post office address of the incorporator is Edward C. Hogan, Stevens & Lee, 111 North Sixth Street, P.O. Box 679, Reading, PA 19603-0679

IN TESTIMONY WHEREOF, the Incorporator has signed these Articles of Incorporation this 22nd day of February, 2022.

/s/ Edward C. Hogan
Edward C. Hogan,
Incorporator

B-2

Annex C

BYLAWS OF

PRINCETOAN BANCORP, INC.

ARTICLE I

SHAREHOLDERS

Section 1.01 -Annual Meeting -

(a)

General. The annual meeting of shareholders shall be held on such day each year as may be fixed from time to time by the board of directors, or, if no day be so fixed, on the third Wednesday of May of each year; provided, however, that if such day falls upon a legal holiday, then on the next business day thereafter. If the annual meeting shall not have been called and held within six (6) months after the designated time, any shareholder may call the meeting at any time thereafter. At each annual meeting of shareholders, directors shall be elected, reports of the affairs of the corporation shall be considered, and such other business as may properly come before the meeting may be transacted.

(b)

Conduct of Meetings. At every meeting of the shareholders, the Chairman of the Board or, in his absence, the officer designated by the Chairman of the Board, or, in the absence of such designation, a chairman (who shall be one of the officers or a director, if any is present) chosen by a majority of the members of the board of directors shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers and authority necessary in the chairman’s sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the corporation or in his absence, an assistant secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or assistant secretary, the chairman of the meeting may appoint another person to act as Secretary of the meeting.

Section 1.02 -Special Meetings- Special meetings of the shareholders may be called only in accordance with the articles of incorporation of the corporation.

Section 1.03 -Place of Meeting- All meetings of the shareholders shall be held at such place, within or outside the Commonwealth of Pennsylvania, as may be designated by the board of directors in the notice of meeting. In the absence of such designation, shareholders’ meetings shall be held at the offices of the Bank at 403 Wall Street, Princeton, New Jersey. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders, pose questions to the directors, make appropriate motions and comment on the business of the meeting, the meeting need not be held at a particular geographic location.

Section 1.04 -Notice of Meetings of Shareholders- Except as provided otherwise in these bylaws or required by law, written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person, to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day named for the meeting.

Section 1.05 -Contents- The notice of the meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. If the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws, there shall be included in, enclosed with, or accompanied by, the notice a copy of the proposed amendment or a summary of the changes to be made by the amendment.

Section 1.06 -Quorum- Any meeting of the shareholders duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 1.07 -Adjournments- If a meeting of the shareholders duly called cannot be organized because a quorum has not attended, the chairman of the meeting or a majority of shareholders present in person or by proxy and entitled to vote may adjourn the meeting to such time and place as they may determine.

At any meeting at which directors are to be elected and which has previously been adjourned for lack of a quorum, the shareholders present and entitled to vote, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote who attend a meeting of the shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of quorum, although less than a quorum as fixed herein, shall nonetheless constitute a quorum for the purpose of acting upon any matter stated in the notice of the meeting, provided the notice of meeting states that shareholders who attend such adjourned meeting shall nonetheless constitute a quorum for the purpose of acting upon the matter.

When a meeting of the shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting or unless notice of the business to be transacted was required by the Pennsylvania Business Corporation Law of 1988, as it may be amended, to be stated in the original notice of the meeting and such notice had not been previously provided.

Section 1.08 -Action by Shareholders- Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of the majority of the votes cast by the shareholders entitled to vote as a class on the matter, except when a different vote is required by law, or the articles of incorporation, or these bylaws.

Section 1.09 -Voting Rights of Shareholders- Unless otherwise provided in the articles of incorporation, every shareholder of the corporation shall be entitled to one vote for every share outstanding in the name of the shareholder on the books of the corporation.

Section 1.10 -Voting and Other Action by Proxy-

(a)

General. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted, or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)

Minimum Requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the corporation. An email, fax, telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1)	may be treated as properly executed; and

(2)

shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

(c)

Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the corporation.

Section 1.11 -Voting by Fiduciaries and Pledgees- Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

Section 1.12 -Voting of Joint Holders of Shares-

(a)	General. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1)

if only one or more of such persons is present in person or by proxy, all of the shares standing in the name of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2)

if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b)

Exception. If there has been filed with the Secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 1.13 -Voting by Corporations- Any corporation that is a shareholder of this corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

Section 1.14 -Determination of Record Date- The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this section. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

Section 1.15 -Voting List- The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 1.16 -Judges of Election- In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge of election.

In the event any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 1.17 -No Consent of Shareholders in Lieu of Meeting- No action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of the shareholders to consent in writing to action without a meeting is specifically denied.

Section 1.18 -Agenda for Shareholder Meetings—Matters to be placed on the agenda for consideration at annual meetings of shareholders may be proposed by the board of directors or by any shareholder entitled to vote for the election of directors. Matters to be placed on the agenda for consideration at special meetings of shareholders may be proposed only by the board of directors or by all but not less than all of the persons calling such meeting. Matters proposed for the annual meeting agenda by shareholders entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the

Secretary of the corporation not less than ninety (90) days nor more than one hundred and fifty (150) days prior to any annual meeting of shareholders; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, a shareholder’s written notice of a proposed matter shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of matters which are proposed by the board of directors shall be given by the Chairman of the Board or any other appropriate officer. Each notice given by a shareholder shall set forth a brief description of the business desired to be brought before the annual meeting. The Chairman of the meeting of shareholders may determine and declare to the meeting that a matter proposed for the agenda was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the matter shall be disregarded.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01 -General- Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors of the corporation.

Section 2.02 -Number, Qualifications, Selection and Term of Office- The board of directors of the corporation shall consist of at least three (3) and not more than twenty-five (25) directors, the exact number to be set from time to time by resolution of the board of directors. Each director shall be a natural person of full age and at least a majority of the directors shall be persons who are: (i) not employees of the corporation or of any entity controlling, controlled by or under common control with the corporation, (ii) not beneficial owners of a controlling interest in the voting stock of the corporation or of any entity controlling, controlled by or under common control with the corporation, and (iii) otherwise independent within the meaning of any applicable statute or any listing requirement of a stock exchange or over the counter market on which any security of the corporation is admitted for trading. A director having the attributes set forth in (i), (ii) and (iii) shall hereinafter be deemed an Independent Director. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 2.03 -Nominations for Directors- Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Nominations made by a shareholder entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than ninety (90) days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of nominations which are proposed by the board of directors shall be given by the Chairman of the Board or any other appropriate officer. Each notice of nominations made by a shareholder shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee. Upon receiving a notice of nomination made by a shareholder, the board of directors shall be entitled to request any other information relating to such nominee deemed relevant by the board. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.04 -Election- Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 2.05 -Vacancies -

(a)

Vacancies. Vacancies in the board of directors shall exist in the case of the happening of any of the following events: (i) the death or resignation of any director; (ii) if at any annual or special meeting the shareholders at which directors are to be elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting; (iii) an increase in the number of directors by resolution of the board of directors; (iv) the removal of a director by the affirmative vote of shareholders of the corporation in accordance with the articles of incorporation of the corporation; or (v) the removal of a director by the board of directors or a court of competent jurisdiction in accordance with these bylaws or otherwise in accordance with law.

(b)

Filling Vacancies. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

Section 2.06 -Removal and Resignation-

(a)	Removal by Shareholders. A director may be removed by shareholders only in accordance with the articles of incorporation of the corporation.

(b)

Removal by Action of the Directors. The board of directors may declare vacant the office of a director if that director: (i) has been judicially declared of unsound mind; (ii) has been convicted of an offense punishable by imprisonment for a term of more than six months; (iii) has failed to attend at least 75% of the regular meetings (within the meaning of Section 2.07) of the board of directors held during an entire calendar year, or has failed to attend three consecutive regular meetings (within the meaning of Section 2.07), (iv) if within sixty (60) days after notice of his or her election, the director does not accept such office either in writing or by attending a meeting of the board of directors and fulfilling such other requirements of qualification as these bylaws or the articles of incorporation may provide; (v) the Corporation is ordered by the Board of Governors of the Federal Reserve or its designee or the New Jersey Department of Banking and Insurance to remove the director; or (vi) is ineligible for any reason to serve as a director of the Corporation’s principal bank subsidiary.

(c)

Resignation. Any director may resign at any time from his or her position as a director upon written notice to the corporation. The resignation shall be effective upon its receipt by the corporation or at such later time as may be specified in the notice of resignation.

Section 2.07 -Regular Meetings- The board of directors of the corporation shall hold an annual meeting for the election of officers and the consideration of other proper business either as soon as practical after, and at the same place as, the annual meeting of shareholders of the corporation, or at such other day, hour and place as may be fixed by the board. The board of directors may designate by resolution the day, hour and place, within or outside the Commonwealth of Pennsylvania, of other regular meetings.

Section 2.08 -Special Meetings- Special meetings of the board of directors may be called by the Chairman of the Board, the Chief Executive Officer, or the President of the corporation or a majority of the directors then in office. The person or persons calling the special meeting may fix the day, hour and place, within or outside the Commonwealth of Pennsylvania, of the meeting.

Section 2.09 -Notice of Meetings-

(a)

General. No notice of any annual or regular meeting of the board of directors of the corporation need be given. Written notice of each special meeting of the board of directors, specifying the place, day and hour of the meeting, shall be given to each director at least 24 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board need be specified in the notice of the meeting.

(b)

Validation of Meeting Defectively Called or Noticed. The transactions of any meeting of the board of directors, however called and noticed or wherever held, are as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.10 -Quorum and Action by Directors- A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. The acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors, except where a different vote is required by law, the articles of incorporation or these bylaws. Every director shall be entitled to one vote.

Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the corporation.

Section 2.11 -Presumption of Assent- A director of the corporation who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless that director files his or her written dissent to the action with the Secretary of the meeting before its adjournment or submits the dissent in writing to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that the minutes of a meeting incorrectly omitted that director’s dissent if, promptly upon receipt of a copy of those minutes, the director notified the Secretary, in writing, of the asserted omission or inaccuracy.

Section 2.12 -Presiding Officer- All meetings of the board of directors of the corporation shall be called to order and presided over by the Chairman of the Board of Directors, or in the Chairman’s absence, by the Chief Executive Officer of the corporation or, in the absence of the Chairman and the Chief Executive Officer, by a Vice Chairman of the Board selected, or a chairman of the meeting elected, at such meeting by the board of directors. The Secretary of the corporation shall act as Secretary of the board of directors unless otherwise specified by the board of directors. In case the Secretary shall be absent from any meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.13 -Committees- The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees. Each committee is to consist of at least two (2) directors of the corporation and not less than two-thirds of the members of each committee shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or of any such entity. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee.

A committee, to the extent provided in the resolution of the board of directors creating it, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority regarding: (i) the submission to shareholders of any action requiring the approval of shareholders under the Pennsylvania Business Corporation Law of 1988, as it may be amended, (ii) the creation or filling of vacancies in the board of directors, (iii) the adoption, amendment or repeal of these bylaws, (iv) the amendment, adoption or repeal of any resolution of the board of directors that by its terms is amendable or repealable only by the board of directors, or (v) any action on matters committed by the bylaws or resolution of the board of directors to another committee of the board. Each committee of the board shall serve at the pleasure of the board.

Section 2.14 -Audit Committee - There shall be a standing committee of the board of directors to be known as the Audit Committee. The members of the Audit Committee shall consist exclusively of Independent Directors who also meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and the audit committee composition requirements of The Nasdaq Stock Market listing standards. Except as provided otherwise in the charter of the Audit Committee, the Audit Committee shall: (i) engage the independent accountants for the corporation, (ii) review with the independent accountants the scope of their examination, (iii) receive the reports of the independent accountants and meet with the representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) review the internal accounting and auditing procedures of the corporation, and (v) perform such other duties as may be deemed necessary from time to time to fulfill its obligations under applicable law and the listing requirements of any stock exchange or over the counter market on which any security of the corporation is admitted for trading..

Section 2.15—Compensation Committee- There shall be a standing committee of the board of directors to be known as the Compensation Committee. Except as provided otherwise in the charter of the Compensation Committee, the Compensation Committee shall make recommendations to the Board of Directors with respect to the compensation of the executive officers of the corporation.

Section 2.16 -Nominating/Governance Committee- There shall be a standing committee of the board of directors to be known as the Nominating/Governance Committee. The members of the Nominating/Governance Committee shall consist exclusively of Independent Directors. Except as provided otherwise in the charter of the Nominating/Governance Committee, the Nominating/Governance Committee shall nominate candidates for election as director and shall make recommendations to the Board of Directors with respect to qualifications of directors.

Section 2.17 -Executive Committee- The board of directors may have an Executive Committee. If so, it shall be the duty of the Executive Committee to give consideration to matters of policy and general interest to the board of directors or members and, after full hearing, sufficient investigation and consideration, to make recommendations to the board of directors setting forth its findings and recommendations, as well as to perform any and all other duties as may from time to time be assigned by the board of directors. During the interval between the meetings of the board of directors, the Executive Committee shall have and may exercise all the powers of the board of directors in the management of the business and affairs of the corporation, including but not limited to the power to authorize the seal of the corporation to be affixed to all papers which may require it, in such manner as the Executive Committee shall deem best for the interest of the corporation in all cases in which specific directions shall not have been given by the board of directors.

Section 2.18 -Personal Liability of Directors- A director of the Corporation shall not be personally liable to the Corporation or its shareholders or creditors for monetary damages for any action taken, or any failure to take any action, except to the extent such exemption from liability or limitation thereof is not permitted under the Pennsylvania Business Corporation Law as the same exists on the date these Bylaws are adopted or may hereafter be amended as provided in the last sentence of this Section 2.18. Any amendment, modification, repeal or adoption of any provision inconsistent with the foregoing sentence shall be prospective only, and neither the repeal or modification of this Section 2.18 nor the adoption of any provision inconsistent with this Section 2.18 shall adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or adoption of such inconsistent provision. If the Pennsylvania Business Corporation Law is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Pennsylvania Business Corporation Law, as so amended.

Section 2.19 -Attendance- Any person who shall be elected to the board of directors shall be required to attend all regular meetings thereof and all meetings of the board committees of which he or she is a member. Failure of any director to attend at least 75% of the regular meetings of the board of directors held during an entire calendar year, or failure of any director to attend three consecutive regular meetings, shall allow the Board to exercise its rights under Section 2.06(b) hereof. Also, any member of any board committee who shall fail to attend at least 75% of the meetings of any committee of which he or she is a member held during an entire calendar year shall automatically be deemed to have surrendered his or her committee membership and such membership shall be considered terminated as of the end of that calendar year unless the board of directors excuses the absence.

Section 2.20 -Chairman of the Board- The Chairman of the Board shall be elected annually by the Board at its first meeting following the annual meeting of stockholders. He or she shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board. He or she shall have the responsibilities, authority and duties provided by the other provisions of these Bylaws and shall have such other powers and perform such other duties as may, from time to time, be assigned to him or her by the Board, or may devolve upon him or her by statute or governmental regulation. There shall not be any requirement or implication that a director who serves as Chairman be or is an employee of the corporation.

Section 2.21 -Vice Chairman of the Board- Any Vice Chairman of the Board shall be elected annually by the Board at its first meeting following the annual meeting of stockholders. He or she shall be chosen from among the Directors. Except as otherwise provided herein, in the absence of the Chairman, a Vice Chairman, if any, selected by the Board if more than one, shall preside at all meetings of the Board. He or she shall have the responsibilities, authority and duties provided by the other provisions of these Bylaws and shall have such other powers and perform such other duties as may, from time to time, be assigned to him or her by the Board.

ARTICLE III

OFFICERS

Section 3.01 -Officers and Qualifications- The corporation shall have a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Chief Accounting Officer and a Treasurer, each of whom shall be elected or appointed by the board of directors. The board may also elect a Chief Operating Officer, one or more vice presidents (including, without limitation, executive vice presidents and senior vice presidents), and such other officers and assistant officers as the board deems necessary or advisable. All officers shall be natural persons of full age. Any two or more offices may be held by the same person. It shall not be necessary for officers to be directors of the corporation. Officers of the corporation shall have such authority and perform such duties in the management of the corporation as is provided by or under these bylaws or in the absence of controlling provisions in these bylaws as is determined by or under resolutions or orders of the board of directors.

Section 3.02 -Election—Term and Vacancies- The officers and assistant officers of the corporation shall be elected by the board of directors at the annual meeting of the board or from time to time as the board shall determine, and each officer shall hold office for one (1) year and until his or her successor has been duly elected and qualified or until that officer’s earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the board of directors and, if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 3.03 -Subordinate Officers, Committees and Agents- The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 3.04 -Removal; Resignation and Bonding-

(a)

Removal. Any officer or agent of the corporation may be removed by the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

(b)

Resignation. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon its receipt by the corporation or at such later time as may be specified in the notice of resignation.

(c)	Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

Section 3.05 -Chief Executive Officer- The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the board of directors at which he or she is present. Subject to the control of the board of directors of the corporation and, within the scope of their authority, any committees thereof, the Chief Executive Officer shall (a) have general and active management of all the business, property and affairs of the corporation, (b) see that all orders and resolutions of the board of directors and its committees are carried into effect, (c) appoint and remove subordinate officers and agents, other than those appointed or elected by the board of directors, as the business of the corporation may require, (d) have custody of the corporate seal, or entrust the same to the Secretary, (e) act as the duly authorized representative of the board in all matters, except where the board has formally designated some other person or group to act, (f) sign, execute and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation, and (g) in general perform all the usual duties incident to the office of Chief Executive Officer and such other duties as may be assigned to such person by the board of directors.

Section 3.06 -President- The President shall perform the duties of Chief Executive Officer either when he has been chosen as Chief Executive Officer or when the Chief Executive Officer is absent or unable to perform the duties of his office. The President shall have such other powers and perform such other duties as from time to time as may be prescribed by him by the board of directors or prescribed by the bylaws.

Section 3.07 -Executive Vice Presidents, Senior Vice Presidents and Vice Presidents- Each executive vice president, senior vice president and vice president, if any, shall perform such duties as may be assigned to him or her by the board of directors or the Chief Executive Officer. One vice president shall be designated by the board of directors to perform the duties of the Chief Executive Officer, in the event of the absence or disability of the Chief Executive Officer.

Section 3.08 -Secretary- The Secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the board of directors, and any committees of the board of directors in one or more books kept for that purpose, (b) have custody of the corporate records, stock books and stock ledgers of the corporation, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the Secretary by the shareholder, (d) see that all notices are duly given in accordance with law, the articles of incorporation, and these bylaws, and (e) in general perform all the usual duties as may be assigned to him or her by the board of directors or the Chief Executive Officer.

Section 3.09 -Assistant Secretary- The Assistant Secretary, if any, or Assistant Secretaries if more than one, shall perform the duties of the Secretary in his or her absence and shall perform other duties as the board of directors, the Chief Executive Officer or the Secretary may from time to time designate.

Section 3.10 -Chief Financial Officer- The Chief Financial Officer shall have general supervision of the fiscal affairs of the corporation. The Chief Financial Officer shall, with the assistance of the Chief Executive Officer and managerial staff of the corporation: (a) see that a full and accurate accounting of all financial transactions is made; (b) invest and reinvest the capital funds of the corporation in such manner as may be directed by the board of directors, unless that function shall have been delegated to a nominee or agent; (c) deposit or cause to be deposited in the name and to the credit of the corporation, in such depositories as the board of directors shall designate, all monies and other valuable effects of the corporation not otherwise employed; (d) prepare any financial reports that may be requested from time to time by the board of directors; (e) cooperate in the conduct of any annual audit of the corporation’s financial records by certified public accountants duly appointed by the board of directors; and (f) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to him or her by the board of directors or the Chief Executive Officer.

Section 3.11 -Treasurer- The Treasurer shall have such other powers and perform such other duties as from time to time as may be prescribed by him by the board of directors or prescribed by the bylaws.

Section 3.12 -Chief Accounting Officer- The chief accounting officer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The chief accounting officer may also be the chief financial officer. If the chief accounting officer is not also the chief financial officer, he or she shall provide assistance to the chief financial officer and act whenever the chief financial officer shall be unavailable.

Section 3.13 -Officer Salaries- The salaries of each of the executive officers elected by the board of directors shall be fixed from time to time by the compensation committee of the board of directors and the salaries of all other officers of the corporation shall be fixed from time to time by the Chief Executive Officer or such other person as may be designated from time to time by the Chief Executive Officer or the compensation committee of the board of directors.

No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

ARTICLE IV

SHARE CERTIFICATES AND TRANSFERS

Section 4.01 -Share Certificates- The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book entry system maintained by the transfer agent or registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the board of directors and shall state: (i) that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, (ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, that the share certificate represents.

The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

Section 4.02 -Issuance- The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be signed on behalf of the corporation by the President or a vice president and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; but where a certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this section shall be subject to any inconsistent or contrary agreement at the time between the corporation and any transfer agent or registrar.

Section 4.03 -Transfer of Shares- Transfer of shares shall be made on the books of the corporation, and if such shares are evidenced by a certificate, upon surrender of the certificates therefor, endorsed by the person named in the certificate or by his attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

Section 4.04 -Lost, Destroyed, Mutilated or Stolen Certificates- If the registered owner of a share certificate claims that the security has been lost, destroyed, mutilated or wrongfully taken, another may be issued in lieu thereof in a manner and upon such terms as the board of directors may authorize and shall be issued in place of the original security, in accordance with law, if the owner: (a) so requests before the corporation has notice that the security has been acquired by a bona fide purchaser; (b) files with the corporation, if requested by the corporation, a sufficient indemnity bond; and (c) satisfies any other reasonable requirements imposed by the corporation.

ARTICLE V

NOTICE, WAIVERS, AND MEETINGS

Section 5.01 -Manner of Giving Notice- Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988, as it may hereafter be amended, or by the articles of incorporation or these bylaws, it may be given to the person either personally or by sending a copy of it (i) by first class or express mail, postage prepaid, or by courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by him to the corporation for the purpose of notice (Notice pursuant to clause (i) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person.); or (ii) by facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him to the corporation for the purpose of notice (Notice pursuant to this subparagraph shall be deemed to have been given to the person entitled thereto when sent.).

A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Pennsylvania Business Corporation Law of 1988, the articles of incorporation or these bylaws.

Section 5.02 -Waiver of Notice- Whenever any written notice is required to be given by statute or the articles of incorporation or these bylaws, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in it, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 5.03 -Modification of Proposal- Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Pennsylvania Business Corporation Law of

1988, as it may be amended, or the articles of incorporation or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 5.04 -Use of Conference Telephone and Similar Equipment- One or more persons may participate in a meeting of the directors, or of any committee of directors, by means of computer, conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

Section 6.01 -Indemnification -

(a)

Indemnification of Directors and Officers. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(b)

Indemnification of Others. The corporation may, at its discretion, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the corporation), by reason of the fact that such person is or was an employee or agent of the Corporation who is not entitled to rights under Section 6.01(a) hereof, or such person is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(c)

Advancing Expenses. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

(d)

Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons’ official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

(e)	Insurance; Other Security. The corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature

(which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article VI or otherwise, to or for the benefit of any person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 6.02 -Contract Rights; Amendment or Repeal- All rights under this Article VI shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 6.03 -Reliance on Provisions- Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article VI.

Section 6.04 -Interpretation- The provisions of this Article VI are intended to constitute bylaws authorized by 15 Pa. C.S. Section 1746.

ARTICLE VII

MISCELLANEOUS

Section 7.01 -Registered Office- The registered office of the corporation, required by law to be maintained in the Commonwealth of Pennsylvania, may be, but need not be, the principal place of business of the corporation. The address of the registered office may be changed from time to time by the board of directors of the corporation.

Section 7.02 -Other Offices- The corporation may have additional offices and business in such places, within or outside the Commonwealth of Pennsylvania, as the board of directors of the corporation may designate or as the business of the corporation may require.

Section 7.03 -Corporate Seal- The corporation may have a corporate seal, which shall have inscribed on it the name of the corporation, the year of organization, and the words “Corporate Seal —Pennsylvania” or such inscription as the board of directors of the corporation may determine. The seal may be used by causing it or a facsimile of it to be impressed or affixed, or in any manner reproduced.

Section 7.04 -Fiscal Year- The fiscal year of the corporation shall be the calendar year.

Section 7.05 -Checks- All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors or, any person authorized by resolution of the board of directors may from time to time designate.

Section 7.06 -Contracts- Except as otherwise provided in the Pennsylvania Business Corporation Law of 1988, as it may be amended, in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chief Executive Officer, the President or a vice president and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 7.07 -Amendment of Bylaws- These bylaws may be amended, altered, changed or repealed as provided in the articles of incorporation. Any change in the bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

Section 7.08 -Severability- If any provision of these bylaws or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of these bylaws and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be deemed to be applicable to the greatest extent permitted by law.

Annex D

Dissenters’ Rights Provisions

New Jersey Revised Statutes

Title 17 - CORPORATIONS AND INSTITUTIONS FOR FINANCE AND INSURANCE

Sections 17:9A-140- 17:-145

17:9A-140. Rights of dissenting stockholders; settlement by agreement

A. A stockholder who

(1) is entitled to vote at the meeting of stockholders prescribed by section 137; and who

(2) serves a written notice of dissent from the merger agreement, in the manner, at the place, and within the time prescribed in subsections B and C of this section; and who

(3) does not vote to approve the merger agreement at the meeting prescribed by section 137, or at any adjournment thereof,

may, within thirty days after the filing of the agreement in the department as provided by section 137, serve a demand upon the receiving bank at its principal office, for the payment to him of the value of his shares of stock. The receiving bank may, within ten days after the receipt of such demand, offer to pay the stockholder a sum for his shares, which, in the opinion of the board of directors of the receiving bank, does not exceed the amount which would be paid upon such shares if the business and assets of the bank whose stock such stockholder holds were liquidated on the day of the filing of the agreement pursuant to section 137.

B. Service of the notice of dissent prescribed by paragraph (2) of subsection A of this section shall be made at the principal office of the bank whose stock is held by the dissenting stockholder, and shall be made not later than the third day prior to the day fixed for the meeting of the stockholders of such bank pursuant to section 137.

C. Service of the notice of dissent and of the demand for payment prescribed by this section may be made by registered mail or personally by the dissenting stockholder or his agent.

L.1948, c. 67, p. 285, s. 140. Amended by L.1950, c. 153, p. 335, s. 2.

17:9A-141. Appointment of appraisers

If a stockholder fails to accept the sum offered for his shares pursuant to section one hundred forty, he may, within three weeks after the receipt by him of the bank’s offer of payment, or, if no offer is made by the bank, within three weeks after the date upon which his demand was served upon the bank as specified in section one hundred forty, institute an action in the Superior Court for the appointment of a board of three appraisers to determine the value of his shares of stock as of the day of the filing of the merger agreement pursuant to section one hundred thirty-seven. The court may proceed in the action in a summary manner or otherwise. Any other stockholder who has the right to institute a similar action may intervene. The court shall, in respect to any one bank, appoint a single board of three appraisers to determine the value of the shares of all stockholders of such bank who are parties to such action.

L.1948, c. 67, p. 286, s. 141. Amended by L.1953, c. 17, p. 169, s. 24.

17:9A-142. Duties of appraisers; report; objections; compensation; vacancies

A. The appraisers shall be sworn to the faithful discharge of their duties. They shall meet at such place or places, and shall give such notice of their meetings as the court may prescribe. The bank and each stockholder who is a party to the action instituted pursuant to section one hundred forty-one, may be represented by attorneys in the proceedings before such appraisers, and may present such evidence to them as shall be material to the issue. The determination of any two of the appraisers shall control. Upon the conclusion of their deliberations, the appraisers shall file in the Superior Court a report and appraisal of the value of the shares of stock, and shall mail a copy thereof to the bank and to each stockholder who is a party to said action.

B. The bank and each stockholder who is a party to said action shall have ten days after the filing of the report and appraisal within which to object thereto in the Superior Court. In the absence of any objections, the report and appraisal shall be binding upon the bank and upon such stockholders, and the bank shall pay each such stockholder the value of his shares, as reported by the appraisers, with interest from the date of the filing of the merger agreement pursuant to section one hundred thirty-seven, at such rate, not in excess of the legal rate, as shall be fixed by the appraisers. If objections are made, the court shall make such order or judgment thereon as shall be just.

C. The Superior Court shall fix the compensation of the appraisers, which shall be paid by the bank, and shall be vested with full jurisdiction over all matters arising out of an action instituted pursuant to section one hundred forty-one. In the case of a vacancy in the board of appraisers, the Superior Court shall, on its own motion, or upon motion of a stockholder, or of the receiving bank, fill such vacancy.

L.1948, c. 67, p. 286, s. 142. Amended by L.1953, c. 17, p. 169, s. 25.

17:9A-143. Assignment of stock to bank

Upon payment by the bank of the value of shares of stock pursuant to this article, the holder thereof shall assign such shares to the bank.

L.1948, c. 67, p. 287, s. 143.

17:9A-144. Effect of stockholder’s failure to act

A stockholder who fails to act pursuant to sections 140 or 141 shall be forever barred from bringing any action to enforce his right to be paid the value of his shares in lieu of continuing his status as a stockholder in the receiving bank.

L.1948, c. 67, p. 287, s. 144.

17:9A-145. Obligation of bank to pay stockholder

An offer by the bank and an acceptance thereof by the stockholder pursuant to section 140 and the determination of value upon proceedings brought pursuant to sections 141 and 142 shall constitute a debt of the receiving bank for the recovery of which an action will lie.

L.1948, c. 67, p. 288, s. 145.

Item 20. Indemnification of Directors and Officers.

Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, provides, in general, that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL provides, in general, that a corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification will be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

Article VI of the By-Laws of Princeton Bancorp, Inc. provide for (1) indemnification of directors, officers, employees and agents of Bancorp and its subsidiaries and (2) the elimination of a director’s liability for monetary damages, in each case to the fullest extent permitted by Pennsylvania law.

The directors and officers Laws of Princeton Bancorp, Inc. on and after the effective date of the Reorganization will be insured against certain liabilities for their actions, as such, by an insurance policy obtained by Princeton Bancorp, Inc.

The foregoing is only a general summary of certain aspects of Pennsylvania law and Princeton Bancorp, Inc.’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. The description of the bylaws is qualified in its entirety by reference to the detailed provisions of Article VI of the bylaws of Princeton Bancorp, Inc.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following is a list of Exhibits to this Registration Statement.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of February 23, 2022, between Princeton Bancorp, Inc., The Bank of Princeton and Interim Bank of Princeton	Included as Annex A of the Proxy Statement/Prospectus contained in this Registration Statement. The registrant agrees to provide to the Securities and Exchange Commission, upon request, a copy of the schedules to this Agreement.

Exhibit No.	Description

3.1(i)	Articles of Incorporation	Included as Annex B of the Proxy Statement/Prospectus contained in this Registration Statement.

3.1(ii)	Bylaws	Included as Annex C of the Proxy Statement/Prospectus contained in this Registration Statement.

4.1	Form of Common Stock Certificate	Filed herewith

5.1	Opinion of Stevens & Lee, P.C.as to the legality of the securities to be registered	Filed herewith

8.1	Opinion of Stevens & Lee, P.C.as to the tax consequences of the merger	To be filed by amendment

10.1	The Bank of Princeton Amended and Restated 2007 Stock Option Plan	Filed herewith

10.2	The Bank of Princeton Amended and Restated 2012 Equity Incentive Plan	Filed herewith

10.3	MoreBank 2004 Incentive Equity Compensation Plan	Filed herewith

10.4	The Bank of Princeton Amended and Restated Equity 2018 Equity Incentive Plan, as amended	Filed herewith

10.5	Employment Agreement between the Bank and Edward J. Dietzler dated as of December 6, 2018	Filed herewith

10.6	Amendment to Employment Agreement between the Bank and Edward J. Dietzler dated as of December 18, 2019	Filed herewith

10.7	Employment Agreement between the Bank and Daniel J. O’Donnell dated as of December 6, 2018	Filed herewith

10.8	Amendment to Employment Agreement between the Bank and Daniel J. O’Donnell dated December 18, 2019	Filed herewith

10.9	Employment Agreement between the Bank and George S. Rapp dated as of January 25, 2019	Filed herewith

10.10	Employment Agreement between the Bank and Stephanie Adkins dated January 25, 2019	Filed herewith

10.11	Employment Agreement between the Bank and Christopher Tonkovich dated February 25, 2019	Filed herewith

10.12	The Bank of Princeton 2018 Director Fee Plan	Filed herewith

10.13	2020 Management Incentive Plan	Filed herewith

10.14	Dividend Reinvestment and Stock Purchase Plan	Filed herewith

Exhibit No.	Description

10.15	Defined Benefit Supplemental Executive Retirement Plan	Filed herewith

21.1	Subsidiaries	Filed herewith

23.1	Consent of Stevens & Lee, P.C.	Included in Exhibit 5.1 and Exhibit 8.1 to this Registration Statement

24.1	Power of Attorney	Included on the signature page of this Registration Statement

99.1	Form of Proxy Card for Annual Meeting of Stockholders of The Bank of Princeton	Filed herewith

107.1	Filing Fee Table	Filed herewith

(d) Financial statement schedules: Not applicable.

(e) Reports, opinion or appraisals: Not applicable

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act (the “Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1934, each filing of the registrant’s annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called by the other items of the applicable form.

(d) The undersigned hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Princeton Bancorp, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Princeton, State of New Jersey, on March 4, 2022.

PRINCETON BANCORP, INC.

By:	/s/ Edward J. Dietzler
	Name:	Edward J. Dietzler
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. O’Donnell, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Stephen Distler	Director	February 23, 2022
Stephen Distler

/s/ Edward Dietzler	Director, President and Chief Executive Officer	March 4, 2022
Edward Dietzler	(Principal Executive Officer)

/s/ Judith Giacin	Director	February 23, 2022
Judith Giacin

/s/ Richard Gillespie	Director, Chairman of the Board	February 23, 2022
Richard Gillespie

/s/ Jeffrey T. Hanuscin	Senior Vice President, Treasurer and Chief	March 3, 2022
Jeffrey T. Hanuscin	Accounting Officer (Principal Accounting Officer)

/s/ George S. Rapp	Executive Vice President and Chief Financial Officer	March 4, 2022
George S. Rapp	(Principal Financial Officer)

/s/ Robert N. Ridolfi	Director	February 23, 2022
Robert N. Ridolfi

	Director	February 23, 2022
Stephen Shueh

	Director	February 23, 2022
Martin Tuchman

/s/ Ross Wishnick	Director	February 23, 2022
Ross Wishnick